                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
                                   __________

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant   X
Filed by a Party other than the Registrant
Check the appropriate box:
X  Preliminary Proxy Statement             Confidential, For Use of
   Definitive Proxy Statement                Commission Only (as permitted by
   Definitive Additional Materials           Rule 14a-6(e)(2))
   Soliciting Material Pursuant to
     Rule 14a-11-(c) or Rule 14a-12


                       BURGER KING LIMITED PARTNERSHIP II
                (Name of Registrant as Specified in its Charter)

                    BK II PROPERTIES, INC., GENERAL PARTNER
              (Name of Person(s) Filing Proxy Statement, if other
                              than the Registrant)

Payment of Filing Fee:
   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
   $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)
X  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:
                           Limited Partnership Units

2) Aggregate number of securities to which transaction applies:
                                     15,000

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                 $17,225,000.00

4) Proposed maximum aggregate value of transaction:
                                 $17,225,000.00

5) Total fee paid:
                                   $3,445.00

   Fee paid previously with preliminary materials:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:



                       BURGER KING LIMITED PARTNERSHIP II
                            3 World Financial Center
                                   29th Floor
                           New York, New York  10285
                                 (800) 223-3464

                                PROXY STATEMENT

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This Proxy Statement is being mailed on or about March __, 1996 to holders of limited partnership interests (the "Units") in Burger King Limited Partnership II, a New York limited partnership (the "Partnership"), for the purpose, among other things, of describing the proposed terms under which the Partnership has agreed to sell 17 of the Partnership's Burger King restaurants owned in fee simple (the "Owned Properties") and to assign all of its rights in 11 of the Partnership's Burger King restaurants subject to ground leases (the "Leased Properties)(the Owned Properties and the Leased Properties are referred to herein collectively as the "Properties" or, individually, as a "Property") to U.S. Restaurant Properties Operating L.P., a Delaware limited partnership (the "Buyer"), pursuant to an Agreement of Purchase and Sale, dated as of October 11, 1995, as amended as of January 9, 1996, between the Partnership and the Buyer (the "Purchase Agreement"). A copy of the Purchase Agreement is attached hereto as Appendix A and all references herein to the terms of the Purchase Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, subject to the satisfaction of certain conditions, the Buyer agreed to acquire the Properties for consideration in the amount of $17,025,000 in cash (the "Purchase Price"), subject to adjustments and prorations for base and percentage rents as well as certain other charges payable in respect of the Leased Properties and adjustments in respect of certain closing costs (the "Proposed Sale"). See "Terms of the Proposed Sale -- Adjustments and Prorations; Closing Expenses." In addition, the Purchase Price may be reduced upon the exclusion of any Property pursuant to the terms of the Purchase Agreement as a result of the commencement of eminent domain proceedings in respect of all or substantially all of such Property. If the Buyer objects to any exceptions set out in the title reports to be delivered to the Buyer prior to the Closing that materially impair marketability of title, the Partnership may elect to remedy such exceptions and defer the Closing in respect of the Properties for a reasonable period following the Closing Date, such period not to exceed 90 days. If the Partnership does not elect to cure any material exceptions to which the Buyer has objected, the Buyer may either proceed to Closing and take title to the Properties subject to the noted exceptions or terminate the Purchase Agreement. See "Terms of the Proposed Sale -- Title Exceptions." The Purchase Price is also subject to an increase of $200,000 to an aggregate of $17,225,000 if the Partnership

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elects to include a restaurant located in Marietta, Georgia (the "Marietta
Property") in the Proposed Sale. BK II Properties Inc., the general partner of the Partnership (the "General Partner"), is pursuing parties that may have an interest in purchasing the Marietta Property for a price in excess of $200,000. If the General Partner is unsuccessful in locating a potential purchaser, the Partnership would, in all likelihood, include the Marietta Property in the Proposed Sale.

Pursuant to Section 8.3 of the Agreement of Limited Partnership dated as of August 23, 1982, as amended as of October 19, 1982 (the "Partnership Agreement"), the holders of Units of the Partnership (the "Unitholders") have the right to vote (assuming certain conditions described in the Partnership Agreement are met) only upon certain matters and Unitholders voting a majority in interest may, without the concurrence of the General Partner, cause, among other things, the disapproval of any sale of all or substantially all of the assets of the Partnership in a single sale. The sale of the Properties to the Buyer pursuant to the Purchase Agreement (the "Proposed Sale") would constitute a sale of all or substantially all of the Partnership's assets. Accordingly, Unitholders have the right to disapprove the Proposed Sale. A copy of the Partnership Agreement is attached hereto as Appendix B.

In order to effect a vote to disapprove the Proposed Sale, Unitholders holding 10% or more in interest of the outstanding Units must submit written requests for a meeting of the Unitholders pursuant to Section 15.1 of the Partnership Agreement. While the General Partner may call a meeting of the Unitholders for any purpose, the General Partner believes that the Proposed Sale is in the best interest of the Unitholders and has, therefore, determined not to call a meeting for the purpose of considering the disapproval of the Proposed Sale. Therefore, if any Unitholder desires to request a meeting of the Unitholders in order to vote to disapprove the Proposed Sale, such Unitholder should complete and execute the letter enclosed herein entitled "Request for Meeting" (the "Request") and mail the Request to the address provided below no later than March __, 1996.

                Burger King Limited Partnership II
                c/o Service Data Corporation
                2424 South 130th Circle
                Omaha, NE  68144
                Attn:  Proxy Department

Unitholders in favor of the Proposed Sale are not required to execute and return the enclosed Request. Only Unitholders who desire that a meeting of Unitholders be convened for the purpose of voting to disapprove the Proposed Sale should execute and return the enclosed Request. This Proxy Statement is being sent to the Unitholders of record as of February __, 1996. If the Partnership does not receive, on or prior to March __, 1996, properly completed Requests from Unitholders holding an aggregate of 10% or more in interest of the outstanding Units, the General Partner will not hold a meeting of Unitholders to consider the disapproval of the Proposed Sale, and the Proposed Sale will be consummated pursuant to the terms and subject to the conditions of the Purchase Agreement. If the Proposed Sale is consummated, Unitholders will not have any rights of appraisal or similar rights under New York law. If a Unitholder completes, executes and sends the Request, he or she may subsequently revoke such Request by mailing a letter to the address above stating that the Unitholder no longer desires that a meeting of Unitholders be convened to consider whether to disapprove the Proposed Sale.

If the Partnership receives properly completed Requests from Unitholders holding 10% or more in interest of the outstanding Units, the General Partner will be required to call a meeting of the Unitholders to consider the disapproval of the Proposed Sale. If a meeting of the Unitholders is called, and the Proposed Sale is disapproved by a majority in interest of the Unitholders, the Purchase Agreement will be terminated, pursuant to its terms, and the Partnership will continue to operate the Properties and distribute the cash flow from operations to the Unitholders in accordance with the Partnership Agreement. If, however, a meeting of the Unitholders is called, and Unitholders holding less than a majority in interest vote to disapprove the Proposed Sale, the Proposed Sale will be consummated pursuant to the terms and subject to the conditions set forth in the Purchase Agreement.

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

Upon the consummation of the Proposed Sale and the transfer of the Properties to the Buyer, the Partnership will be dissolved and its business wound up in accordance with Article XI of the Partnership Agreement. The Partnership's funds will be distributed to the Unitholders and the General Partner in the manner set forth in the Partnership Agreement. Upon completion of the distribution of the Partnership's funds and liquidation of the Partnership, the General Partner will execute and record a certificate of cancellation of the Partnership and any other documents required to effectuate the dissolution, liquidation and termination of the Partnership and the legal existence of the Partnership will cease. See "Distributions upon Liquidation of the Partnership."

The Unitholders right to vote to disapprove the Proposed Sale is ineffective until such time as (a) either (i) a court of competent jurisdiction will have determined in an action for declaratory judgment or similar relief sought on behalf of the Unitholders that neither the grant nor the exercise of the Unitholders' right to vote with respect to such matters will result in the loss of any Unitholder's limited liability, or (ii) counsel to the Partnership shall have delivered to the Partnership an opinion to the same effect, and (b) either
(i) a favorable ruling shall have been received by the Partnership from the Internal Revenue Service that neither the grant nor the exercise of the Unitholders right to vote with respect to such matters will adversely affect the classification of the Partnership as a partnership for federal income tax purposes, or (ii) such counsel shall have delivered to the Partnership an opinion to the same effect. While the Partnership has not obtained declaratory judgments, rulings or legal opinions required to give effect to the Unitholders right to vote to disapprove the Proposed Sale, the General Partner believes that it could obtain the required legal opinions without unreasonable effort or expense. If the Partnership receives properly completed Requests from Unitholders holding an aggregate of 10% or more in interest of the outstanding Units requesting that a meeting be called to vote on the disapproval of the Proposed Sale, the General Partner will use its best efforts to obtain the required legal opinions prior to calling a meeting of the Unitholders.

                        DESCRIPTION OF THE PROPOSED SALE

Background and Reasons for the Proposed Sale

The Partnership was originally formed to acquire or lease sites and thereafter construct Burger King restaurants for lease (the "Leases") on a long-term net basis to franchisees (the "Franchisees") of the Burger King Corporation ("Burger King"). The original objectives of the Partnership, as outlined in the Partnership's prospectus dated October 21, 1982 (the "Prospectus"), were to provide the Unitholders (i) quarterly distributions of cash flow generated from the restaurants' operations and (ii) realization of long-term appreciation in the value of the Properties, consistent in all cases with the preservation of the Unitholders' capital. The Prospectus also contemplated the sale of the Properties as soon after the tenth year of operations as economic conditions warranted, consistent with the Partnership's investment objective of long-term appreciation, and the General Partner agreed, pursuant to the Partnership Agreement, to endeavor to sell the Properties in the manner contenplated in the Prospectus.

The Partnership originally constructed 33 Properties. As of September 30, 1995, the Partnership had disposed of four Properties and the net proceeds of such sales have been distributed to the Unitholders pursuant to the Partnership Agreement. The General Partner has been aggressively marketing the Partnership's remaining Properties, reviewing both bulk-sales possibilities and single property sales to determine the most profitable and expeditious method of efficiently liquidating the Properties. After careful consideration, the General Partner determined that the sale of all of the remaining Properties to the Buyer in a single sale would best satisfy the Partnership's investment objective of realization of long-term appreciation, consistent with preservation of the Unitholders' capital, as required by Section 6.3 of the Partnership Agreement.

During 1994, the General Partner sent certain summary information on the Properties to a number of potential purchasers that the General Partner believed might have an interest in acquiring all or substantially all of the Properties. The summary information provided to the potential purchasers stated that only bids in excess of $15.0 million would be considered by the

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General Partner.  Of the potential purchasers that expressed an interest in purchasing the Properties, five bidders exceeded the $15.0 million minimum threshold. The General Partner pursued discussions with, and provided additional information to, the five bidders. Based on this additional information, the Buyer submitted a final bid that exceeded those submitted by the remaining bidders. In addition, the Buyer indicated a willingness to agree to certain significant terms and conditions which were favorable to the Partnership, as discussed below in "Advantages to Unitholders of the Proposed Sale." Based on the foregoing reasons, the General Partner determined that it was in the best interest of the Partnership to pursue the Proposed Sale.

The Partnership has been successful in distributing to the Unitholders, on a quarterly basis, cash flow generated from the Properties' operations. Since the inception of the Partnership through December 31, 1995, Unitholders have received quarterly cash distributions of Net Cash Flow from Operations (as defined in the Partnership Agreement) totalling approximately $1,615 per initial $1,000 Unit, combined with distributions of Net Property Disposition Proceeds (as defined in the Partnership Agreement) from the sales of the restaurants totalling approximately $98 per Unit, for a total aggregate cash distribution to the Unitholders of approximately $1,713 per Unit. On a pro forma basis, assuming the Properties were sold to the Buyer as of December 31, 1995, the General Partner estimates that the net proceeds from the sale of the Properties available for distribution to the Unitholders would be approximately $15,674,283, or $1,045 per Unit, after deduction of expenses of the Proposed Sale, distributions to the General Partner, payment of management fees due to Burger King, payment of all debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the establishment of any reserves for contingencies that the General Partner reasonably deems necessary. See "Unaudited Pro Forma Condensed Financial Data."


The Partnership Agreement provides that the General Partner is entitled to receive a distribution of approximately $660,182 in connection with the Proposed Sale (assuming the Proposed Sale were to occur on December 31, 1995). Pursuant to the Partnership Agreement, the General Partner is entitled to receive approximately $114,202, or 1% of the net proceeds from the Proposed Sale until the Unitholders have received from the Partnership aggregate distributions equal to such Unitholder's original invested capital plus a cumulative annual compounded return of 12.5% per annum on his remaining invested capital, as adjusted from time to time ("Payout"), and approximately $545,980, or 11.1% of the net proceeds from the Proposed Sale after each Unitholder has achieved Payout. In addition, it is estimated that upon the liquidation of the Partnership, the General Partner will receive an additional amount of approximately $11,634 as the General Partner's final liquidating distribution. Unitholders should be aware that the right to receive such distributions could appear to create a potential conflict of interest for the General Partner in its determination of whether the Proposed Sale is in the best interests of the Partnership. However, such distributions to the General Partner would be payable upon any eventual sale of the Properties and the ultimate liquidation of the Partnership, although the amount of such distributions would be impacted by the final sales price of the Properties.


Advantages to Unitholders of the Proposed Sale

The General Partner believes that the Proposed Sale will maximize the Partnership's realization of the appreciation in the value of the Properties. The Leases with the Franchisees at the Properties were originally for 20-year terms and, for the most part, currently have approximately seven or eight years remaining. The remaining terms of the Leases are one of the primary factors that a prospective buyer will evaluate in pricing the Properties. As the Leases approach maturity, prospective buyers are likely to attribute a greater discount in the value of the Properties and, therefore, if the Partnership continues to hold the Properties, the General Partner believes that the Properties' fair market value may decrease.

The General Partner also believes that the Proposed Sale is an extremely attractive opportunity for the Partnership. As discussed above, the Partnership received offers from a number of prospective buyers, and the Purchase Price offered by the Buyer represents what the General Partner believes is currently the highest attainable sale price for the Properties. The Purchase Price of $17,025,000 is $2,603,000 higher than the Properties' aggregate appraised value of $14,422,000 as of December 31, 1994, which appraised value was disclosed in the Partnership's 1994 Annual Report. In addition, the Buyer has advised the General Partner that it has sufficient funds available to finance the Proposed Sale with borrowings from an existing line of credit with a third-party commercial lending institution.

The terms and conditions of the Proposed Sale also offer certain benefits to the Partnership and its Unitholders. The Buyer has agreed, subject to certain pre-closing contingencies related to exceptions set out in the title reports delivered to the Buyer or upon damage, destruction or condemnation of a Property, to acquire the Properties at Closing on an "as is, where is" basis in their current state, including without limitation, the physical and environmental condition of the Properties. Further, the Buyer has agreed to waive any and all claims that it may now or hereafter have against the Partnership arising out of or in connection with Environmental Laws (as defined in the Purchase Agreement). As a result of the Buyer's agreement to accept the Properties on an "as is, where is" basis and to waive any claims it may now or hereafter have under environmental laws, the General Partner believes that the possibility of future contingent liability of the Partnership to third parties with respect to environmental issues is substantially reduced. In addition, the Buyer has agreed to provide an irrevocable letter of credit in favor of Burger King to secure potential payments which the Partnership may owe under certain ground leases between the Partnership and Burger King, which ground leases will be assigned to the Buyer in connection with the Proposed Sale. In consideration for the provision of such letter of credit by the Buyer, the Partnership will pay the fees associated with the issuance of such letter of credit. Such fees are not expected to exceed $20,000 and will be paid through an adjustment in the Purchase Price. Accordingly, the General Partner expects to reduce the reserves required to cover future contingencies as a result of the terms and conditions set forth in the Purchase Agreement, thus allowing the Partnership to distribute a greater portion of the net proceeds from the sale of the Properties.

Disadvantages to Unitholders of the Proposed Sale

While the General Partner believes that the Proposed Sale is in the best interests of the Unitholders, each Unitholder should consider the following factors in evaluating the Proposed Sale. Upon the completion of the Proposed Sale and pending the liquidation of the Partnership, Unitholders will no longer receive distributions of cash flows from operations since the Partnership will no longer be operating the Properties. However, Unitholders will receive a distribution of the net proceeds of the Proposed Sale, after deduction of certain expenses and fees as described above in "-- Background and Reasons for the Proposed Sale." In addition, Unitholders may recognize income and gains for Federal, state and/or local income tax purposes earlier than they otherwise would have, due to the disposition by the Partnership of the Properties during 1996 pursuant to the Proposed Sale. See "Federal Income Tax Consequences of the Proposed Sale -- Unitholder's Gain or Loss upon the Sale of the Properties." Finally, it is possible that the Unitholder's may fail to benefit from future appreciation, if any, in the value of the Properties if the Properties are sold at this time pursuant to the Proposed Sale.

Terms of the Proposed Sale

The Purchase Agreement was entered into as of October 11, 1995 and amended as of January 9, 1996, between the Partnership and the Buyer. The Buyer is a Delaware limited partnership that currently owns approximately 130 properties, located in approximately 37 states, on which Burger King, Chili's and other fast food/casual dining restaurants are operated. The Buyer receives base rents and percentage rents based upon the sales volumes at its restaurants. The Buyer's principal business address is c/o QSV Properties Inc., 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230 and its telephone number is (214) 490-9119.

Properties and Consideration. All of the Properties are Burger King restaurants located at the locations set forth in the following table. The Buyer has agreed, subject to the terms and conditions of the Purchase Agreement, to acquire the Properties set forth below for an aggregate Purchase Price of $17,025,000 in cash, subject to certain prorations and adjustments. See "-- Adjustments and Prorations; Closing Expenses." The Purchase Price is subject to an increase of $200,000 to an aggregate of $17,225,000 if the Partnership elects to include the Marietta Property in the Proposed Sale pursuant to the Purchase Agreement. The General Partner is pursuing parties that may have an interest in purchasing the Marietta Property for a purchase price in excess of $200,000. If the General Partner is unsuccessful in locating a potential purchaser, the Partnership would, in all likelihood, exercise its option to include the Marietta Property in the sale of the remaining Properties and to transfer the Marietta Property to the Buyer upon the consummation of the Purchase Agreement.

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Restaurant Number               Location                Sales Price

3642                            Redlands, CA            $665,000
3647                            Garland, TX              514,000
3659                            Nederland, TX            951,000
3677                            St. Peters, MO           681,000
3692                            Marietta, GA             428,000
3693                            Corpus Christi, TX       619,000
3696                            Pelham, AL               387,000
3701                            Milan, TN                191,000
3704                            Greenville, TN           704,000
3706                            Phoenix, AZ              604,000
3720                            Wilmington, NC           539,000
3722                            Southbend, IN            834,000
3723                            Riverdale, GA            697,000
3732                            Kansas City, KS          247,000
3758                            Erlanger, KY             344,000
3773                            Ceres, CA              1,265,000
3777                            Orange, CA               268,000
3779                            Statesboro, GA           780,000
3830                            Plano, TX                193,000
3833                            Hot Spring, AR           631,000
3871                            Columbus, MS           1,087,000
3892                            Vernon, CT               764,000
3925                            Tucson, AZ               231,000
3978                            Springfield, MA          302,000
4005                            Glendale, AZ             619,000
4056                            Rocky Mount, NC        1,049,000
4115                            Mt. Clemens, MI          435,000
4185                            Greenville, MS           996,000

With an option to include:

3891                            Marietta, GA             200,000

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Properties -- Operating Data.  Of the 29 Properties, the Partnership owns 18 of the Properties in fee simple and holds a leasehold interest in 11 of the Properties ("Leased Properties"). None of the Properties are encumbered by mortgages. The land under each of the Leased Properties is owned in fee by a third-party who leases the land to Burger King (the "Groundlease"). Burger
King subleases the land under each of the Leased Properties to the Partnership (the "BK Leases"), which in turn sub-subleases each of the Leased Properties to individual franchisees (the "Operating Leases"). All of the Operating Leases are net leases and the franchisees pay to the Partnership an amount equal to the greater of (i) the minimum base rent specified in the Operating Leases (as described in the following table) or (ii) a percentage rent equal to 8.5% of the Property's annual gross sales. The Partnership has no plans for the renovation, improvement or development of any of the Properties. The franchisees are required to maintain insurance coverage for their individual restaurants as required by the Operating Leases. In the opinion of the General Partner, each of the Properties is adequately covered by insurance.

                                       OPERATING LEASES       BK LEASES
                                                 1996                 1996 Rent
Restaurant Restaurant                  Lease    Minimum    Lease       paid to
Number     Location          Title  Expiration Base Rent Expiration* Burger King

3642       Redlands, CA        Fee    03/14/03  $ 74,516
3647       Garland, TX         Fee    04/19/03    58,621
3659       Nederland, TX       Fee    04/10/03    93,394
3677       St. Peters, MO      Fee    05/24/03    73,846
3692       Marietta, GA        Fee    05/12/03    66,719
3693       Corpus Christi, TX  Fee    05/28/03    70,784
3696       Pelham, AL          Fee    05/04/03    59,235
3701       Milan, TN           Fee    05/26/03    55,495
3704       Greenville, TN      Fee    05/27/03    62,582
3706       Phoenix, AZ         Fee    05/24/03    68,998
3720       Wilmington, NC   Leasehold 05/28/03    55,021   05/28/28   $ 17,862
3722       Southbend, IN       Fee    05/27/03    74,004
3723       Riverdale, GA       Fee    06/15/03    71,298
3732       Kansas City, KS  Leasehold 05/30/03    63,139   05/30/23     27,772
3758       Erlanger, KY     Leasehold 07/05/03    63,131   07/05/13     28,854
3773       Ceres, CA           Fee    08/04/03    73,662
3777       Orange, CA       Leasehold 05/30/03    89,683   05/30/23     59,357
3779       Statesboro, GA   Leasehold 07/01/03    57,343   07/01/13     20,782
3830       Plano, TX        Leasehold 09/26/03    97,237   09/26/23     59,242
3833       Hot Spring, AR      Fee    10/16/03    77,282
3871       Columbus, MS        Fee    11/13/03    70,112
3892       Vernon, CT       Leasehold 10/13/03    84,579   10/13/23     34,350
3925       Tucson, AZ       Leasehold 01/31/04    67,338   01/31/24     29,341
3978       Springfield, MA  Leasehold 12/11/03    66,505   12/11/23     24,045
4005       Glendale, AZ     Leasehold 03/08/04    75,832   03/08/14     37,212
4056       Rocky Mount, NC     Fee    06/15/04    78,164
4115       Mt. Clemens, MI  Leasehold 05/22/04    55,675   05/22/14     17,175
4185       Greenville, MS      Fee    08/27/04    58,413

With an option
to include:

3891         Marietta, GA      Fee    11/16/03    63,567

* Assuming exercise of all available renewal options.

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Closing Date.  Assuming all conditions to the closing of the Proposed Sale are satisfied or waived, including without limitation, the condition that the Unitholders do not vote to disapprove the Proposed Sale, the Closing will occur on the date selected by the Buyer upon 10 days written notice to the Partnership, provided, however, that the Closing Data will be no more than 15 days after the expiration of the Notice Periods described below. See "-- Conditions Precedent."

Escrow. Upon the execution of the Purchase Agreement, the Buyer deposited the sum of $1,000,000 in an interest-bearing escrow account with Lawyers Title Insurance Corporation (the "Escrow Agent"). The proceeds of this account will be held and disbursed pursuant to the Purchase Agreement. Upon the Closing, the Escrow Agent shall deliver the proceeds of the escrow account to the Partnership which shall be credited against the Purchase Price obligations of the Buyer. In all other cases, if either party makes a demand upon the Escrow Agent for delivery of the proceeds of the escrow, the Escrow Agent will give written notice to the other party of such demand. If a notice of objection for delivery of the proceeds of the escrow is not received from the other party within seven business days after the giving of notice by the Escrow Agent, the Escrow Agent is permitted to deliver the proceeds of the escrow account to the party who made the demand. If the Escrow Agent receives a notice of objection within the seven day period or if for any other reason the Escrow Agent in good faith elects not to deliver the proceeds of the escrow account, then the Escrow Agent shall continue to hold the escrow and thereafter pay it to the party entitled to receive it when the Escrow Agent receives (a) a notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the proceeds of the escrow account, or (c) a judgment or order of a court of competent jurisdiction directing disposition of the proceeds of the escrow account.

Conditions Precedent. The obligation of the Partnership to sell the Properties on the Closing Date is subject to the satisfaction of the following conditions (any of which may be waived by the Partnership): (a) the representations and warranties of the Buyer were true and correct in all material respects when made and will be true and correct in all material respects on the Closing Date,
(b) the Buyer delivers to the Partnership each of the items required to be delivered by the Buyer and takes all of the actions required to be taken by the Buyer as required by the Purchase Agreement prior to or on the Closing Date, and (c) the Buyer will have performed, observed and complied with all covenants, agreements and conditions required by the Purchase Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

The obligation of the Buyer to purchase the Properties on the Closing Date is subject to the satisfaction of the following conditions (any of which may be waived by the Buyer): (a) the representations and warranties of the Partnership set forth in the Purchase Agreement were true and correct in all material respects when made and will be true and correct in all material respects on the Closing Date; (b) the Partnership delivers to the Buyer each of the items required to be delivered by the Partnership and takes all of the actions required to be taken by the Partnership pursuant to the Purchase Agreement prior to or on the Closing Date; and (c) the Partnership shall have performed, observed and complied with all covenants, agreements and conditions required by the Purchase Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

The Partnership's and the Buyer's respective obligations are further subject to the rights of the Unitholders pursuant to the Partnership Agreement to vote to disapprove the Proposed Sale. In connection therewith, the Purchase Agreement provides that the Partnership is obligated to deliver this Proxy Statement concerning the Proposed Sale to its Unitholders advising such Unitholders as to the terms of the Proposed Sale and their right pursuant to the Partnership Agreement to convene a meeting to consider whether to vote to disapprove the Proposed Sale. If the General Partner receives properly completed Requests from Unitholders holding 10% or more in interest of the outstanding Units by March ___, 1996, the General Partner will call a meeting of the Unitholders to vote on the disapproval of the Proposed Sale and will notify the Buyer that the Closing will be delayed for a period of 90 days from the date of the notice to the Unitholders (the "Notice Period") pending the outcome of the vote of the Unitholders at such meeting. If the General Partner does not receive properly completed Requests from Unitholders holding 10% or more in interest of the outstanding Units by March __, 1996, the General Partner will promptly notify the Buyer in writing that the condition relating to the Unitholders' right to vote to disapprove the Proposed Sale has been waived, and the parties will proceed to Closing, assuming all other conditions are satisfied or waived. If the General Partner notifies the Buyer that a meeting of the Unitholders is to be convened, and the meeting of the Unitholders is held during the Notice Period, the General Partner will promptly advise the Buyer in writing as to the outcome of such vote. If a majority of the Unitholders vote to disapprove the Proposed Sale, then the General Partner will advise the Buyer in writing that the Purchase Agreement is terminated and the Escrow Agent will return the proceeds of the escrow account to the Buyer. If less than a majority of the Unitholders vote to disapprove the Proposed Sale, the General Partner will promptly notify the Buyer in writing that the Notice Period has expired and the parties will proceed to Closing, assuming all other conditions are satisfied or waived. If for any reason the meeting of the Unitholders is delayed, postponed or adjourned to a date subsequent to the expiration of the Notice Period, then the Buyer, in its sole discretion, may terminate the Purchase Agreement by written notice to the Partnership and the proceeds of the escrow account will be returned to the Buyer.

Title Exceptions. The Partnership has obtained a Title Report (as defined in the Purchase Agreement) from the American Title Company (the "Title Insurer") for each of the Properties and delivered copies thereof to the Buyer as required by the Purchase Agreement. The Buyer has specified certain objections to exceptions to title appearing in certain of the Title Reports (for each Property an "Objection" and collectively "Objections") which may materially impair marketability of title. Pursuant to the Purchase Agreement, the Partnership has the right, but not the obligation, to seek to eliminate or cure any of the Objections. If the Partnership seeks to eliminate or cure any of the Objections, the Partnership may adjourn the Closing Date with respect to the Property or Properties affected by such Objections for such period (not to exceed 90 days) as the Partnership determines is reasonably required in order to eliminate or cure such Objections (the "Extension Period"). The Buyer is obligated to proceed with the Closing with respect to all Properties to which no Objection has been made, with the Purchase Price reduced by the portion of the consideration attributable to the affected Properties. If the Objections have been eliminated or cured to the reasonable satisfaction of the Buyer prior to or on the expiration of the Extension Period, the parties will proceed to close with respect to such Property or Properties. If the Buyer does not elect to eliminate or cure any Objections that are the subject of the Buyer's Objections, the Buyer may, at its election, either (i) proceed with the Closing and take title to all Properties subject to all noted Objections to title contained in the Title Reports without any adjustment to the Purchase Price or
(ii) terminate the Purchase Agreement, in which case the proceeds of the escrow account maintained by the Escrow Agent will be returned to the Buyer.

Adjustments and Prorations; Closing Expenses. The base or fixed rents and charges payable under the Leases and rents and charges actually received by the Partnership for the month in which the Closing occurs, which rents and charges may include, but are not limited to, base or fixed rents and percentage rents, will be apportioned between the Buyer and the Partnership as of 11:59 p.m. of the day next preceding the Closing Date. The percentage rents shall be pro-rated as of the Closing Date in the following manner: the total amount of percentage rent payable for the fiscal year in which the Closing occurs ("Fiscal Year 1996") for each Property will be computed for each Property based on an estimate of the sales for the entire Fiscal Year 1996, which shall be determined by the prior year sales multiplied by the percentage of increase or decrease in sales for the period (commencing with the beginning of Fiscal Year 1996 through and including the last day of the month prior to the Closing Date) over the comparable period for 1995. The resulting percentage rental obligation for Fiscal Year 1996 will then be apportioned equally to each day during 1996, with the amount accruing prior to the Closing Date being referred to as the "Pre-Closing Portion". The Partnership will be credited (and the Purchase Price increased by such amount) with 1996 percentage rents in the amount of the excess, if any, of (i) the Pre-Closing Portion reduced by (ii) percentage rent payments actually received by the Partnership for Fiscal Year 1996 prior to the Closing Date. If clause (ii) above exceeds (i) above, the Partnership will be debited with such excess on the Closing Date, and the Purchase Price will be decreased by such excess.

The premium for the title policies for the Properties, all costs for the Title Reports and any fees for any survey or the recording of deeds or other conveyancing documents will be paid by the Buyer. The Partnership will pay the escrow charges imposed by Escrow Agent and any expenses incurred in connection with this Proxy Statement and any meeting of its Unitholders. The Partnership and the Buyer will each pay one-half of any transfer taxes. All other expenses of Closing shall be paid by the Buyer, other than the Partnership's legal expenses.

In addition, the Buyer has agreed to provide an irrevocable letter of credit in favor of Burger King to secure potential payments which the Partnership may owe under certain ground leases between the Partnership and Burger King, which ground leases will be assigned to the Buyer in connection with the Proposed Sale. In consideration for the provision of such letter of credit by the Buyer, the Partnership will pay the fees associated with the issuance of such letter of credit. Such fees are not expected to exceed $20,000 and will be paid through an adjustment in the Purchase Price.

Damage, Destruction and Eminent Domain. In the event that a casualty or other loss occurs to any Property prior to the Closing Date which (i) renders such Property inoperable as a restaurant for a period reasonably estimated by the Seller to exceed four months, or (ii) with respect to which there is insufficient insurance coverage and/or tenant contributions to restore such Property to its condition prior to such casualty, the Buyer may, in its sole discretion (a) elect to purchase all of the Properties without reduction of the Purchase Price; or (b) terminate the Purchase Agreement by written notice to the Partnership, in which case the proceeds of the escrow account maintained by the Escrow Agent will be returned to the Buyer.

In the event of any threatened, commenced or consummated proceedings in eminent domain respecting a Property or substantially all of a Property, the Buyer may, at its option, by notice to the Partnership given ten days after the Buyer is notified of such actual or possible proceedings, elect to exclude the affected Property from the Purchase Agreement and the Purchase Price shall be reduced by the consideration attributable to the affected Property, or if the Buyer fails to elect or if such eminent domain proceedings are for less than substantially all of a Property, then the Buyer shall be obligated to purchase the Property as provided herein and the Partnership will, at the Closing, assign to the Buyer its entire right, title and interest in and to any condemnation award.

Environmental Inquiries. The Partnership, at its expense, has engaged an environmental consultant to conduct certain environmental investigations in respect of the Properties and has furnished to the Buyer the results of such investigations. Pursuant to the Purchase Agreement, the Partnership has disclaimed all warranties as to the condition or fitness of the Properties including, without limitation, the environmental fitness and condition of the Properties. The Buyer has acknowledged that it has made such inspections and investigations of the Properties as it has deemed necessary including, without limitation, the physical and environmental conditions of the Properties and that the Buyer will acquire the Properties "as is, where is" in their current state, including without limitation their current physical and environmental condition, subject to normal wear and tear between the date of the Purchase Agreement and the Closing.

Federal Income Tax Consequences of the Proposed Sale
The following is a summary of the material Federal income tax consequences which may affect a Unitholder resulting from the Proposed Sale and subsequent liquidation of the Partnership. It would be impractical to discuss all aspects of Federal, state and local income tax laws which may affect the Federal income tax consequences described herein and no attempt has been made to do so. This summary is not intended as a substitute for careful tax planning, particularly because the Federal income tax consequences of an investment in partnerships such as the Partnership are often dependent on a variety of factors, and the impact of such factors may vary from Unitholder to Unitholder according to its own particular tax situation. THEREFORE, EACH UNITHOLDER SHOULD SATISFY ITSELF AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN BY OBTAINING GUIDANCE FROM ITS OWN TAX ADVISOR.

The following summary is based on the Internal Revenue Code of 1986, as amended to date (the "Code"), the legislative history of the Code, existing and proposed regulations thereunder, judicial decisions and current administrative rulings and practices. No assurance can be given that legislative, judicial or administrative changes may not be forthcoming which would affect the accuracy of this summary. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date of such changes (subject to the applicable statute of limitations). Capitalized terms not defined herein have the same meanings as in the Partnership Agreement.

The following discussion is primarily applicable to Unitholders other than tax-exempt organizations (such as Unitholders who are holding their Units in employee trusts, institutional retirement accounts and Keogh plans). These Unitholders should pay particular attention to the discussion under the heading "Exempt Employee Trusts and Individual Retirement Accounts; Unrelated Business Taxable Income."

Unitholders should be aware that the Internal Revenue Service (the "Service") may not agree with certain of the conclusions reached herein and that, if challenged by the Service, such conclusions might not be sustained by the courts. If the tax treatment accorded to one or more items is disallowed, Unitholders may be assessed for additional taxes along with interest and penalties in future years.

In addition, it should be noted that the Unitholders may be subject to taxes other than Federal income taxes, such as state and local income or franchise taxes and estate or inheritance taxes which may be imposed by various jurisdictions.

Taxation of Unitholders in General. The Partnership is a partnership for Federal income tax purposes and therefore is not subject to Federal income tax; rather, each Unitholder is required to take into account its distributive share of the Partnership's income, gains, losses, deductions, credits and tax preference items in computing such Unitholder's Federal income tax liability for any taxable year of the Partnership ending within or with the taxable year of such Unitholder, without regard to whether it has received or will receive any distribution from the Partnership. Such distributive share is required to be reported by the Partnership to each Unitholder on the Schedule K-1; each Unitholder is required to report consistently with such Schedule K-1 unless it discloses any inconsistent position to the Service when it files its Federal income tax return. A Unitholder's distributive share of the Partnership's income or loss is determined in accordance with the allocations set forth in the Partnership Agreement. See "Allocation of Partnership Income and Losses," below.

Unitholder's Gain or Loss Upon the Sale of the Properties. Each Unitholder will be required to include in its income for Federal income tax purposes its allocable share of the gain or loss realized by the Partnership upon the disposition by the Partnership of the Properties pursuant to the Proposed Sale. Such gain or loss will be reportable by a Unitholder whether or not the Partnership distributes the net proceeds from the sale of the Properties. The character of the gain or loss realized upon the sale of the Properties by each Unitholder will depend upon, among other things, whether or not the Partnership is considered a "dealer" in its Properties for Federal income tax purposes, as discussed below. The Partnership believes that it will not be considered a "dealer" in real estate, in which event any gain or loss realized from the sale of a Property held for more than one year will be treated as "Section 1231" gain (or loss), except that certain portions of such gain may be "recaptured" as ordinary income. See "Depreciation Recapture" below. Each Unitholder will then net its "Section 1231" gains and losses from all sources, including its allocable share of such gains and losses realized by the Partnership. Except as provided in the next sentence, to the extent that net "Section 1231" gains exceed net "Section 1231" losses, such gains and losses will be treated as long-term capital gains or losses, as the case may be. The net "Section 1231" gains will be treated as ordinary income to the extent that such gains do not exceed the amount of net "Section 1231" losses realized in the five preceding taxable years that had not resulted in net "Section 1231" gains for prior years being treated as ordinary income. To the extent that "Section 1231" gains do not exceed "Section 1231" losses, such gains and losses will be treated as ordinary gains and losses.

If the Partnership were considered to be a "dealer" in the Properties for Federal income tax purposes, the entire portion of the gain (or loss) allocable to any particular Unitholder as a result of the Proposed Sale of the Properties would be treated as ordinary income (or loss). The Partnership has not been organized to engage in the business of buying and selling real property. The Partnership believes that it should not be characterized as a "dealer" in real property since the sale of the Properties in liquidation of the Partnership is not in the "ordinary course" of the Partnership's business. The determination of this issue, however, depends on the facts and circumstances of the Partnership's operations, and the Service may disagree with the Partnership's position.

Depreciation Recapture. In general, a taxpayer must recapture as ordinary income any gain on the sale of personal property to the extent of the excess of (i) the lower of (x) the amount realized on the sale or (y) the "recomputed basis" of the property (which is generally equal to the adjusted basis of the property plus all adjustments to such basis on account of allowed or allowable depreciation deductions) over (ii) the adjusted basis of such property. In addition, a taxpayer must recapture as ordinary income any gain on the sale of real property (generally, buildings and their structural components) that is recovery property for purposes of the accelerated cost recovery system to the extent of depreciation deductions claimed unless a valid election was made to claim depreciation on a straight-line basis, and in any event to the extent that depreciation deductions claimed in respect of such real property were in excess of straight-line depreciation. The Partnership intends to allocate all of the proceeds of the sale of the Properties to the real property and, based on its election to depreciate the Properties on a straight-line basis, to take the position that the Unitholders should not be required to recapture any of the depreciation claimed in respect of such real or personal property, such that all of the gain (or loss) realized on the sale of the Properties by the Partnership and allocated to the Unitholders should be treated in the manner described above. Were the Service to challenge such position, and were such challenge successful, a portion of any gain on the sale of the Properties would be treated as ordinary income rather than as described above.

Allocation of Partnership Income and Losses. The income and gain resulting from the Proposed Sale will be allocated to each Unitholder according to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the gains from the disposition of the Properties would be allocated 99% to the Unitholders and 1% to the General Partner until the amount so allocated to the Unitholders increases such Unitholders' capital accounts to an amount sufficient, if distributed, to provide each Unitholder with a return of its Original Invested Capital (generally $1000 per Unit) plus a cumulative annual compounded return of 12.5% on the Unitholder's Remaining Invested Capital (generally the Unitholder's Original Invested Capital reduced by distributions subsequent to the acquisition of the Unit) (such amount, "Payout"). The gains then would be allocated to any Partner to the extent required to increase any Partner's negative capital account to zero and the balance would be allocated 88.89% to the Unitholders and 11.11% to the General Partner. However, if at the time of the sale of the Properties, Payout has not yet occurred and the aggregate outstanding balance of the Unitholders' capital accounts exceeds the amount necessary to cause Payout to occur, the gain from the sale of the Properties would be allocated to the General Partner in an amount equal to 12.5% of such excess, and the remaining gain would be allocated 88.89% to the Unitholders and 11.11% to the General Partner. If Payout has occurred at the time of the sale of the Properties, gain from the sale of such Properties would be allocated first to the General Partner to the extent necessary to bring such Partner's capital account balance equal to 11.11% of the outstanding aggregate capital balances of all the Partners, and the remaining gain would be allocated 88.89% to the Unitholders and 11.11% to the General Partner. Any gain from the sale treated as ordinary income as a result of previous depreciation deductions would be allocated to the extent possible under the above rules to those Unitholders who were allocated such depreciation deductions.

Cash Distributions and Adjusted Basis. Cash distributions from the Partnership are allocated to each Unitholder in accordance with the Partnership Agreement. Pursuant to such Agreement, distributions of the proceeds from the sale of the Properties would be allocated, after capital accounts have been adjusted to reflect the gain from such proceeds, subject to the rights of Burger King under the Property Management Agreement and the Master Agreement, and if Payout has not occurred at such time, (i) 99% to the Unitholders and 1% to the General Partner to the extent necessary to cause Payout to occur or (ii) if at the time of the distribution the Unitholders' capital accounts still are insufficient to cause Payout to occur, the distribution would be allocated 99% to the Unitholders and 1% to the General Partner until the amount so allocated is sufficient to reduce the lesser of the General Partner's or the Unitholders' aggregate capital accounts to zero, then to any Parter with a positive capital account balance in an amount sufficient to reduce such balance to zero and finally, 99% to the Unitholders and 1% to the General Partner in the amount necessary to cause Payout to occur. If any amount remains after Payout occurs, and after adjusting all capital accounts to reflect distributions made as described above, such remaining positive amount would be allocated and distributed in proportion to and to the extent of any Partner's remaining capital account balance and finally, 88.89% to the Unitholder and 11.11% to the General Partner. For purpose of the allocations, all items of income, gain, loss, deduction and credit are allocated to each calendar month of the year, regardless of Partnership operations during the months of the year, and are apportioned on a monthly basis to the Unitholder in the ratio in which the number of Units owned by each of them at the end of the month bears to the total number of Units owned by all of them as of that date.

When the Partnership distributes the proceeds from the sale of the Properties, a Unitholder may incur Federal income tax in addition to the tax imposed on such Unitholder's allocable share of the income or loss upon the sale of the Properties. Because the transactions contemplated by this Proxy Statement involve a sale of all the Partnership's remaining assets and the liquidation of the Partnership, any distribution in connection with such transactions will be taxable as a liquidating distribution. In general, a Unitholder will recognize gain upon receipt of a liquidating cash distribution to the extent that the amount of cash received exceeds such Unitholder's adjusted basis in the Partnership. Any gain which a Unitholder recognizes from a liquidating distribution is taxed as though such Unitholder had sold or exchanged its Units and, therefore, generally will be taxed as capital gain. A Unitholder may recognize loss on a liquidating distribution to the extent that such distribution consists of money and the amount of such money is less than the Unitholder's pre-distribution adjusted basis in its Units.

A Unitholder's adjusted basis in its Units will initially equal the amount of cash contributed to the Partnership by such Unitholder for its Units or the amount paid by a Unitholder upon a purchase of the Units. Subsequently, a Unitholder's adjusted basis is increased by its distributive share of Partnership taxable income and gain (such as from the sale of the Properties) and decreased (but not below zero) by distributions from the Partnership and its distributive share of Partnership deductions and losses, if any. Although special rules apply to the computation of a limited partner s adjusted basis where (i) the partnership mortgages its properties or otherwise incurs indebtedness, (ii) the limited partner is personally liable for partnership debts in excess of its capital contributions or (iii) there is a shift in the allocation of partnership profits or losses for the benefit of the limited partners, such rules generally do not affect the Unitholders in the Partnership.

Exempt Employee Trusts and Individual Retirement Accounts. Tax-exempt organizations, including trusts which hold assets of employee benefit plans, although not generally subject to Federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization which is unrelated to its exempt activities. However, such unrelated business taxable income does not in general include income from real property, gain from the sale of property other than inventory, interest, dividends and certain other types of passive investment income that is derived from "debt-financed properties" as defined in Section 514 of the Code. Further, if, as the Partnership believes, the Properties are not characterized as "inventory", and are not held primarily for sale to customers in the ordinary course of the Partnership's business, the income from the sale of the Properties should not constitute unrelated business taxable income. Finally, the Partnership's temporary investment of funds in interest-bearing instruments and deposits also should not give rise to unrelated business taxable income.

Foreign Investors. Foreign corporations, foreign partnerships, foreign trusts, foreign estates and nonresident aliens (collectively, "Foreign Persons") who engage in a trade or business in the United States are taxable as domestic persons with respect to income which is effectively connected with the conduct of such trade or business. Unitholders who are Foreign Persons are deemed to be engaged in a trade or business in the United States as a result of the Partnership's purchase and leasing of the Properties. As a result, rental income from such Properties, the gain or loss from the sale of the Properties, and any interest or dividend income on funds temporarily invested in short-term obligations (as well as gain or loss from the sale of such obligations) will be taxed according to the general rules applicable to domestic entities to the extent that such income and gains are effectively connected with the conduct of the Partnership's business. In the absence of an applicable tax treaty between the United States and a Foreign Person's resident country, the Partnership is required to withhold Federal income tax on amounts actually distributed that are (or are treated as being) effectively connected with the Partnership's trade or business allocable to a Foreign Person, and the Partnership intends to withhold such Federal income tax at the highest rate applicable to individuals or corporations, as the case may be (currently 39.6% and 35%, respectively). The amount of any withholding tax payments will be offset by the Partnership against distributions payable to such Foreign Person. It should be noted that this section does not purport to discuss all of the Federal, state or local tax consequences or considerations that may be applicable to Foreign Persons owning Interests. In particular, foreign corporations owning Units may be subject to the branch profits tax. All Foreign Persons owning Units are strongly encouraged to consult their own tax advisors with respect to their own situations and the effects of the transactions contemplated by this Proxy Statement.

State and Local Taxes. The Partnership may operate in states and localities which impose a tax on the Partnership's assets or income or on each Unitholder's share of any income, and certain states require the Partnership to withhold a portion of earnings or distributions, or both, to non-resident Unitholders in respect of such taxes. A Unitholder's distributive share of the taxable income or loss of the Partnership may be required to be included in determining its reportable income for state or local tax purposes in the state in which the Unitholder resides. In addition, any other states in which the Partnership owns properties may require non-resident Unitholders to file state income tax returns and may impose a tax determined with reference to a Unitholder's proportionate share of Partnership income derived from such state. On the other hand, tax losses, if any, attributable to the Partnership's ownership of property in a particular state may be available to offset income from other sources derived within that state. To the extent that a non-resident Unitholder pays tax to a state by virtue of Partnership operations within that state, it may be entitled to a deduction or credit against tax owed to its state of residence with respect to the same income. With respect to corporate Unitholders, potential taxation of the same income by more than one state may be mitigated by allocation and apportionment rules. In addition, payment of state and local income taxes will constitute a deduction for Federal income tax purposes, assuming (in the case of an individual) that the Unitholder itemizes deductions.

THE FOREGOING ANALYSIS CANNOT BE, AND IS NOT INTENDED AS, A SUBSTITUTE FOR CAREFUL TAX PLANNING. UNITHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN TAX SITUATION AND THE EFFECTS OF THIS TRANSACTION AS TO FEDERAL, STATE AND LOCAL TAXES INCLUDING, BUT NOT LIMITED TO, INCOME, ESTATE AND INHERITANCE TAXES.

Accounting Treatment of the Proposed Sale
The Proposed Sale is expected to result in a gain by the Partnership in fiscal year 1996 for financial reporting purposes.


                  UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

The following unaudited Pro Forma Condensed Financial Data is based on the financial statements of the Partnership included elsewhere in this Proxy Statement, adjusted to give effect to the sale of the Partnership's remaining 18 Owned Properties and 11 Leased Properties to the Buyer for consideration in the amount of $17,225,000. The unaudited Pro Forma Balance Sheet data reflects the Unaudited Balance Sheet for the nine months ended September 30, 1995, included elsewhere in this Proxy Statement, assuming the Proposed Sale occurred on September 30, 1995. The unaudited Pro Forma Statement of Operations data assumes that the Proposed Sale occurred on January 1, 1994.

The unaudited pro forma information is based upon available information and certain assumptions that the General Partner believes are reasonable. The unaudited Pro Forma Condensed Financial Data does not purport to represent what the Partnership's financial position or results of operations would actually have been had the Proposed Sale in fact occurred on such date or to project the Partnership's financial position or results of operations for any future date or period. For additional information, see the Financial Statements included elsewhere in this Proxy Statement.

                       BURGER KING LIMITED PARTNERSHIP II
                  UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA
                               September 30, 1995


Balance Sheet Data:

                                   Historical       Pro Forma         Pro Forma
Assets                              Balance        Adjustments         Balance
------                         -----------------------------------------------
Real estate held for sale         $ 5,617,793    $ (5,617,793)(1)           --
Cash                                  683,532      16,880,500 (3)  $17,564,032
Rent Receivable                       178,069              --          178,069
                                    ---------      ----------       ----------
    Total Assets                  $ 6,479,394    $ 11,262,707      $17,742,101
                                    =========      ==========       ==========

Liabilities and Partners' Capital

Liabilities:
  Accounts payable and accrued
  expenses                        $    43,582    $         --      $    43,582
  Due to affiliates                     1,800              --            1,800
  Management fee(a)                        --         546,035 (4)      546,035
  Distributions payable               583,534              --          583,534
                                    ---------       ---------       ----------
    Total Liabilities                 628,916         546,035        1,174,951

Partners' Capital (Deficit):
  General Partner                     (52,453)        724,269 (5)      671,816
  Limited Partners
    (15,000 units outstanding)      5,902,931       9,992,403 (5)   15,895,334
                                    ---------       ---------       ----------
    Total Partners' Capital         5,850,478      10,716,672       16,567,150
                                    ---------      ----------       ----------
Total Liabilities and
  Partners Capital                $ 6,479,394    $ 11,262,707      $17,742,101
                                    =========      ==========       ==========

Statement of Operations Data:
Year Ended December 31, 1994

                                   Historical
                                  Balance for
                                 the year ended     Pro Forma         Pro Forma
                                    12/31/94       Adjustments         Balance
                                 ----------------------------------------------
Income

Rental income                      $2,611,183     $(2,611,183)(2&6) $       --
Interest income                        19,959              --           19,959
Other income                            1,800              --            1,800
                                    ---------      ----------        ---------
     Total Income                   2,632,942      (2,611,183)          21,759

Expenses

Depreciation                          271,586        (271,586) (2&6)        --
Ground lease rent                     365,772        (365,772) (2&6)        --
Management fee                        224,540        (224,540) (2&6)        --
General and administrative             98,438              --           98,438
                                    ---------      ----------        ---------
     Total Expenses                   960,336        (861,898)          98,438
                                    ---------      ----------        ---------
        Net Income                 $1,672,606     $(1,749,285)     $   (76,679)
                                    =========      ==========       ==========
Net Income Allocated:

To the General Partner             $   97,210     $  (105,729)     $    (8,519)
To the Limited Partners             1,575,396      (1,643,556)         (68,160)
                                    ---------      ----------       ----------
                                   $1,672,606      (1,749,285)     $   (76,679)
                                    =========      ==========       ==========
Per limited partnership
  Unit (15,000 outstanding)        $   105.03     $   (109.57)     $     (4.54)
                                    =========      ==========       ==========

Statement of Operations Data:
Nine Months Ended September 30, 1995

                                   Historical
                                  Balance for
                                the nine months     Pro Forma         Pro Forma
                                 ended 09/30/95    Adjustments         Balance
                                 ----------------------------------------------
Income

Rental income                      $2,055,843     $(2,055,843)(2&6) $       --
Interest income                        24,181              --           24,181
Other income                            1,520              --            1,520
                                    ---------      ----------        ---------
     Total Income                   2,081,544      (2,055,843)          25,701

Expenses

Depreciation                          200,942        (200,942) (2&6)        --
Ground lease rent                     271,040        (271,040) (2&6)        --
Management fee                        178,470        (178,470) (2&6)        --
General and administrative             78,282              --           78,282
                                    ---------      ----------        ---------
     Total Expenses                   728,734        (650,452)          78,282
                                    ---------      ----------        ---------
Income from operations              1,352,810      (1,405,391)         (52,581)

Gain on sale of property               49,818         (49,818) (2&7)        --
                                    ---------      ----------       ----------
        Net Income                 $1,402,628     $(1,455,209)      $  (52,581)
                                    =========      ==========       ==========
Net Income Allocated:

To the General Partner             $   78,186     $   (84,028)      $   (5,842)
To the Limited Partners             1,324,442      (1,371,181)         (46,739)
                                    ---------      ----------       ----------
                                   $1,402,628     $(1,455,209)      $  (52,581)
                                    =========      ==========       ==========
Per limited partnership
  Unit (15,000 outstanding)        $    88.30     $    (91.41)      $    (3.11)
                                    =========      ==========       ==========

Notes to the Unaudited Pro Forma Condensed Financial Data

(1) The Pro Forma Balance Sheet is presented as if the Proposed Sale occurred on September 30, 1995. Land, building, fixtures, equipment, and related accumulated depreciation have been removed to reflect the Proposed Sale as of the same date.

(2) The Pro Forma Statements of Operations are presented as if the Proposed Sale occurred on January 1, 1994. Therefore, rental income, operating expenses (depreciation, ground lease rent and management fees) and gain on sales of properties for the period January 1, 1994 through September 30, 1995 have been removed to reflect the Proposed Sale as of January 1, 1994.

(3) The cash balance has been increased to reflect the net proceeds from the Proposed Sale in the amount of $16,880,500 (sales proceeds of $17,225,000 less estimated selling costs of $344,500). The pro forma condensed financial data assume the Marietta Property is included in the Proposed Sale at a price of $200,000. If the Marietta Property is not sold in the Proposed Sale, the net proceeds will be $16,684,500 (sales proceeds of $17,025,000 less estimated selling costs of $340,500).

(4) Burger King is entitled to an additional management fee equal to 10% of the net proceeds from the Proposed Sale after each Unitholder has received aggregate distributions equal to such Unitholder's original invested capital plus a cumulative annual compounded return of 12.5% per annum.

(5) The adjustments to partners' capital in the amount of $10,716,672 are made to reflect a gain from the Proposed Sale as if it occurred on September 30, 1995.

(6) The pro forma condensed financial data assume the Marietta Property is included in the Proposed Sale at a price of $200,000.

(7) On June 30, 1995, the Partnership sold a Property located in Ferguson, Missouri (the "Ferguson Property") in a separate transaction that resulted in a gain of $49,818. The pro forma Statement of Operations Data for the nine months ended September 30, 1995 reflects the disposition of the Ferguson Property as if it had occurred on January 1, 1994.

               DISTRIBUTIONS UPON LIQUIDATION OF THE PARTNERSHIP

Assuming that the Proposed Sale is consummated, the Partnership will subsequently be dissolved and its business wound up in accordance with Article XI of the Partnership Agreement. The Partnership funds will be distributed to the Unitholders and the General Partner in the manner set forth in the Partnership Agreement. Upon completion of the distribution of the Partnership's funds and the liquidation of the Partnership, the General Partner will execute and record a certificate of cancellation of the Partnership and any other documents required to effectuate the dissolution, liquidation and termination of the Partnership, and the legal existence of the Partnership will cease. Subsequent to the Closing, the General Partner will distribute the net proceeds from the Proposed Sale other than an amount of approximately $100,000, which the General Partner expects to retain for a period of up to one year to cover the expenses of liquidating the Partnership and amounts required to establish reserves for contingencies that the General Partner reasonably deems necessary. Any remaining proceeds not applied to pay such expenses of liquidating the Partnership will be distributed to the Unitholders upon final liquidation of the Partnership.

Assuming the Proposed Sale was consummated on December 31, 1995, the General Partner estimates that the Unitholders would have received a distribution of approximately $1,060 per Unit, $15 of which would have constituted Net Cash Flow from Operations and $1,045 of which would have constituted Net Property Disposition Proceeds. See "Unaudited Pro Forma Condensed Financial Data."

Allocation of Net
Property Disposition                   General        Limited         Per
Proceeds                   Total       Partner       Partners       LP Unit
------------------------------------------------------------------------------
Gross sales price   $ 17,225,000(a)
Less estimated
 sales costs            (344,500)
                      ----------
Net sales price       16,880,500

Distribution of
Net Property
Disposition Proceeds
required to cover
payment of unpaid
return              $  1,871,364     $  18,714(b) $ 1,852,650(b)  $  123.51(b)
                      ----------
                    $ 15,009,136
Disposition of
Net Property
Disposition Proceeds
required to reach
Payout:
  Remaining invested
  capital at
    December 31, 1995
  15,000 LP Units at
  $630.22/unit      $  9,548,788     $  95,488(b) $ 9,453,300(b)  $  630.22(b)
                      ----------

Net Property
Disposition Proceeds   5,460,348
Less 10% management
fee to Burger King
Corporation             (546,035)(c)
                      ----------
Remaining property
disposition
proceeds            $  4,914,313     $ 545,980(c) $ 4,368,333(c)  $  291.22(c)
                                       -------      ---------        ------

Total allocation
of Net Property
Disposition
Proceeds from the
Proposed Sale                        $ 660,182    $15,674,283     $1,044.95
                                       =======     ==========      ========
------------------------------------------------------------------------------

Distribution of
remaining net
operating assets    $    232,685(d)     11,634(d)     221,051(d)      14.74(d)
                         -------       -------     ----------      --------

Liquidating cash
distribution
(15,000
outstanding)                         $ 671,816    $15,895,334     $1,059.69
                                       =======     ==========      ========

Notes to the Allocation of Property
Disposition Proceeds Table

(a) The projected sales price assumes the Marietta Property is included in the Proposed Sale at a price of $200,000.

(b) Section 5.2 of the Partnership Agreement provides that "Net Property Disposition Proceeds," as defined in the Partnership Agreement, are distributed 99% to the Unitholders and 1% to the General Partner in an amount sufficient to cause Payout to occur. Payout is defined in the Partnership Agreement as the point in time at which each Unitholder has received from the Partnership aggregate distributions equal to such Unitholder's original invested capital plus a cumulative annual compounded return of 12.5% per annum on his remaining invested capital, as adjusted from time to time.

(c) After Payout has occurred and capital accounts have been adjusted to zero, pursuant to the Master Agreement between Burger King and the Partnership, Burger King is entitled to receive a management fee equal to 10% of the Net Property Disposition Proceeds remaining after Payout and payment of the management fee to Burger King, and thereafter, according to Section 5.2 of the Partnership Agreement, distributions of the Net Property Disposition Proceeds remaining after Payout will be allocated 88.89% to the Unitholders and 11.11% to the General Partner.

(d) After payment of all the debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner reasonably deems necessary, liquidating distributions shall be made to the Unitholders in the same manner that net cash flow from operations and Net Property Disposition Proceeds, respectively, are distributed, as provided in Sections 5.1 and 5.2 of the Partnership Agreement, as appropriate when consideration is given to the sources of funds distributed in the liquidation.

                            SELECTED FINANCIAL DATA

The following table sets forth selected historical financial data of the Partnership for the five years ended December 31, 1994 and the nine months ended September 30, 1995 and 1994, respectively. The selected historical financial data for the five years ended December 31, 1994 were derived from the Partnership's financial statements for the corresponding periods. The selected historical financial data for the nine months ended September 30, 1995 and 1994, respectively, are unaudited but, in the opinion of management, include all adjustments necessary for a fair presentation of the financial data for such periods. The results for the nine months ended September 30, 1995 are not necessarily indicative of the results for a full fiscal year.


Unitholders should note that the General Partner does not maintain a separate audited balance sheet. The General Partner is a wholly-owned subsidiary of LB I Group Inc., an affiliate of Lehman Brothers Inc. The General Partner has no employees and conducts no business other than serving as the General Partner of the Partnership. The General Partner does not believe that the disclosure of its audited balance sheet would be material to a Unitholder's evaluation of the Proposed Sale since the General Partner's financial condition will have no effect on distributions to the Unitholders in connection with the Proposed Sale or thereafter. For additional information, see the unaudited Pro Forma Condensed Financial Data and Financial Statements included elsewhere in this Proxy Statement. For a report by the Partnership's independent auditors with respect to historical financial information, see "Index to Financial Statements." The following table should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Financial Data

                       Nine Months Ended
                          September 30,                  Year Ended December 31,
                        1995        1994        1994        1993        1992       1991        1990

Rental income     $2,055,843  $1,962,147  $2,611,183  $2,501,191  $2,520,824 $2,506,977  $2,656,837
Gains on sales
 of Properties        49,818          --          --      44,107      51,598    150,000     259,683
Net income         1,402,628   1,248,723   1,672,606   1,656,527   1,552,589  1,684,347   1,766,319
Net income per
  L.P. unit            88.30       78.41      105.03      104.12       97.53     106.03      110.99
Total Assets       6,479,394   6,740,048   6,722,402   6,934,572   7,472,869  7,983,525   8,499,238



Quarterly Cash
Distributions           1995(a)     1994        1993(b)     1992(c)     1991(d)   1990(e)

First quarter         $30.43      $28.61      $23.55      $25.04      $23.23    $32.26
Second quarter         39.91       30.67       36.19       28.07       28.07     31.95
Third quarter          34.49       29.98       31.48       28.79       27.25     35.05
Fourth quarter            --       33.19       30.07       48.97       40.34     58.93

Total Cash
  Distributions       104.83      122.45      121.29      130.87      118.89    158.19


(a) Second quarter includes $10.01 distribution from the sale of the Ferguson, Missouri property, which represents a return of capital to the Unitholders.

(b) Third quarter includes $8.72 distribution from the sale of the Downey, California property, which represents a return of capital to the Unitholders.

(c) Fourth quarter includes $8.54 distribution from the sale of the Mt. Pleasant, Wisconsin property, which represents a return of capital to the Unitholders.

(d) Fourth quarter includes $11.42 distribution from the sale of the Mt. Pleasant, Wisconsin property, which represents a return of capital to the Unitholders.

(e) Fourth quarter includes $29.83 distribution from the sale of the Mt. Pleasant, Wisconsin property, which represents a return of capital to the Unitholders.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations
---------------------
Nine months ended September 30, 1995 compared to nine months ended September 30, 1994. For the three and nine-month periods ended September 30, 1995, the Partnership generated net income of $472,229 and $1,402,628, respectively, compared to $451,777 and $1,248,723, respectively, for the corresponding periods in 1994. The increase for the three-month period is primarily attributable to a reduction in general and administrative expenses. The increase for the nine-month period is primarily attributable to the gain recognized on the sale of a restaurant located in Ferguson, Missouri in the amount of $49,818, and an increase in percentage rental income as a result of improved restaurant performance. Higher interest income also contributed to the increase in net income over the prior periods due to a larger invested cash balance and an increase in the average interest rate earned during 1995.

General and administrative expenses for the three and nine-month periods ended September 30, 1995 were $26,555 and $78,282, respectively, compared to $47,478 and $82,056, respectively, for the corresponding periods in 1994. The decrease in the nine-month period is primarily attributable to environmental consulting costs incurred by the Partnership during the third quarter of 1994 in preparation for the sale of the Properties.

Fiscal year ended December 31, 1994 compared to fiscal year ended December 31, 1993. For the year ended December 31, 1994, the Partnership reported net income of $1,672,606 compared to $1,656,527 for the year ended December 31, 1993. The increase was primarily attributable to higher rental income in 1994 as a result of favorable restaurant performance. The increase was partially offset by a gain recognized on the sale of a restaurant in 1993. During the first quarter of 1993, the sale of the Downey, California restaurant due to economic abandonment resulted in the Partnership recording a $44,107 gain. See the Financial Statements of the Partnership included herein and the notes thereto for additional information regarding the sale of the Downey, California restaurant.

Expenses for the year ended December 31, 1994 were $960,336, compared to $905,887 for the year ended December 31, 1993. The increase in expenses is primarily attributable to an increase in general and administrative expenses due to environmental consulting and, to a lesser extent, increases in ground lease rent and management fees. The increases in ground lease rent and management fees correspond to rent escalations and increased percentage rental income, respectively.

Fiscal year ended December 31, 1993 compared to fiscal year ended December 31, 1992. Net income for the year ended December 31, 1992 was $1,552,589, compared to net income of $1,656,527 for the year ended December 31, 1993. The increase was primarily attributable to lower general and administrative expenses as well as an increase in percentage rent as a result of more favorable sales at several of the Properties during 1993. The increase in percentage rent was partially offset by a decrease in base rental income of $57,574 which is attributable to the sale of the Downey, California store in the first quarter of 1993. The 1993 sale of the Downey, California property resulted in the Partnership recording a $44,107 gain as compared to the $51,598 gain on the final settlement of the Mt. Pleasant, Wisconsin store during 1992.

General and administrative expenses decreased from $165,018 for the year ended December 31, 1992, to $72,824 for the year ended December 31, 1993. Included in the 1992 expense were costs associated with the litigation related to the State of Wisconsin taking the Partnership's Mt. Pleasant, Wisconsin store by eminent domain, and substantial appraisal costs in conjunction with developing a marketing plan to sell the Properties.

The effects of inflation did not have a material impact on the Partnership's operations during the past three years.

Liquidity and Capital Resources
-------------------------------
At September 30, 1995, the Partnership had cash of $683,532, largely unchanged from $680,377 at December 31, 1994. Cash consists of the Partnership's working capital and undistributed cash flow from operations.

Net cash provided by operating activities increased by $87,626 from $1,409,386 at September 30, 1994 to $1,497,012 at September 30, 1995. The increase was primarily due to the increase in rental income. Rental income increased by $93,696 from $1,962,147 at September 30, 1994 to $2,055,843 at September 30,
1995. The increase in rental income was a result of improved sales at the Properties during 1995 which in turn increased the percentage rents calculated as a percentage of store sales.

Net cash provided by investing activities increased to $151,691 at September 30, 1995 from $0 at September 30, 1994. The increase is due to net sales proceeds received on June 30, 1995 from the sale of a restaurant located in Ferguson, Missouri (the "Ferguson Property").

Net cash used for financing activities increased by $218,941 from $1,426,607 at September 30, 1994 to $1,645,548 at September 30, 1995. Net cash used for financing activities consists of quarterly distributions of net proceeds from the sales of Properties and/or net cash flow from operations, which were made to the Unitholders. The increase was primarily due to the distribution of net sales proceeds from the sale of the Ferguson Property and an increase in distributions of net cash flow from operations.

The Marietta Property was declared economically abandoned by Burger King on January 29, 1994. Burger King allowed the franchisee to continue operating this property while it was marketed for sale. In May 1995, Burger King executed a sales agreement with a third-party buyer with respect to this Property for a sales price of $445,000. This agreement was subsequently terminated. As part of the Proposed Sale, the Partnership may, at its option, elect to include the Marietta Property at a price of $200,000. The General Partner is pursuing other parties that may have an interest in purchasing the Marietta Property for a price in excess of $200,000. If the General Partner is unsuccessful in locating a potential purchaser, the Partnership would, in all likelihood, include the Marietta Property in the Proposed Sale.

Legal, accounting, printing and other costs associated with the preparation and distribution of the Proxy Statement are estimated to be approximately $150,000 and will be funded from cash flow from operations. In addition, selling costs relating to the Proposed Sale are estimated to be approximately $344,500 and will be funded from the proceeds of the Proposed Sale.

Rent receivable at September 30, 1995 and December 31, 1994 was $178,069 and $121,417, respectively. The increase in rent receivable is attributable to an increase in percentage rents earned during the third quarter of 1995 as compared to the fourth quarter of 1994.

Distributions payable at September 30, 1995 were $583,534, which consisted of cash flow from operations for the third quarter of 1995. On November 3, 1995, the Partnership paid an aggregate cash distribution to the Unitholders in the amount of $522,741. The unpaid portion of $60,793 primarily represents an amount equal to 4% of the quarterly distribution of Net Cash Flow from Operations, which is required to be retained pursuant to the terms of the Partnership Agreement. Net Cash Flow from Operations is distributed 95% to the Unitholders and 1% to the General Partner with the remaining 4% being retained by the Partnership as a contingent reserve (the "Contingent Reserve"). To the extent the Unitholders do not receive an annual return of 12.5% of their remaining invested capital, the Contingent Reserve shall be distributed to the Unitholders with the remainder, if any, distributed to the General Partner.

                          BUSINESS OF THE PARTNERSHIP

The Partnership was formed as a limited partnership on August 23, 1982 under the partnership laws of the State of New York. The General Partner of the Partnership is BK II Properties Inc. (formerly Shearson/BK Properties, Inc.), a New York corporation and an affiliate of Lehman Brothers Inc. (formerly Shearson Lehman Brothers, Inc.) The Partnership has no employees. The Partnership engages in the business of acquiring, constructing, improving, holding and maintaining Burger King restaurants. The Properties are leased on a long-term net basis to franchisees of Burger King.

The Properties consist of the restaurant buildings, the fixtures and improvements, and, in some cases, the underlying land. See "Description of the Proposed Sale -- Terms of the Proposed Sale." For a Property located on land owned by the Partnership, the annual rent is the greater of (i) 14.5% of the Partnership's investment (which shall equal the cost of land acquisition plus construction costs, as estimated at the date the lease is executed, and capitalized interest) or (ii) 8.5% of the Property's annual gross sales. For a Property located on land leased by the Partnership, the annual rent is the greater of (i) 14.5% of the Partnership's investment plus the annual ground rent paid by the Partnership to Burger King who, in turn, pays rent to the owner of the underlying land or (ii) 8.5% of the Property's annual gross sales.

Percentage rents received by the Partnership from the restaurant leases are based on the sales generated by the lessees in the fast food business. Most of the Properties are located near other fast food restaurants, which compete on the basis of price, service and product quality and variety. Competition in the fast food industry has intensified in various ways as restaurants compete with each other by offering, among other things, lower prices and attractive promotions. Such competition may adversely affect the percentage rents received by the Partnership from time to time.

The Partnership s principal investment objectives are:

             (1)        to provide regular cash distributions; and
             (2) to provide realization of the long-term appreciation in the value of such Properties, consistent in all cases with the preservation of Unitholders' capital.

Burger King had the option to purchase the Properties at fair market value through January 3, 1993. Upon expiration of Burger King's option, the General Partner began marketing the Properties for sale. The Partnership has entered into the Purchase Agreement, pursuant to which the General Partner expects that all remaining Properties will be sold to the Buyer, subject to the satisfaction or waiver of certain conditions and assuming the Unitholders do not vote to disapprove the Proposed Sale pursuant to their rights under the Partnership Agreement. In addition, the Purchase Agreement contains certain provisions pursuant to which certain Properties may be excluded from the Proposed Sale. See "Description of the Proposed Sale." Accordingly, there can be no assurance that the General Partner will ultimately be successful in selling any or all of the Properties during 1995. Until all of the Properties are sold, the Partnership will continue to operate the restaurants and make distributions to Unitholders in accordance with the terms of the Partnership Agreement.

The Partnership is not currently involved in any legal proceedings the outcome of which, if determined adversely to the Partnership, would have a material adverse effect on the financial condition or results of operations of the Partnership.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors                                          21
Financial Statements:
  Audited Balance Sheets of the Partnership as of December 31, 1994
   and December 31, 1993                                                22
  Audited Statements of Partners' Capital (Deficit) for the years ended December 31, 1994, December 31, 1993 and December 31, 1992 22 Audited Statements of Operations for the years ended December 31,
   1994, December 31, 1993 and December 31, 1992                        23
  Audited Statements of Cash Flows for the years ended December 31,
   1994, December 31, 1993 and December 31, 1992                        24
  Notes to Audited Financial Statements                                 25
Interim Financial Statements:
  Unaudited Balance Sheet for the nine months ended September 30, 1995  30
  Unaudited Statement of Partners' Capital (Deficit)                    30
  Unaudited Statements of Operations for the three months ended
   September 30, 1995 and September 30,  1994 and the nine months
   ended September 30, 1995 and September 30, 1994                      31
  Unaudited Statements of Cash Flow for the nine months ended
   September 30, 1995 and September 30,  1994                           32
  Notes to Interim Financial Statements                                 33

                          INDEPENDENT AUDITORS' REPORT

The Partners
Burger King Limited Partnership II:

We have audited the accompanying balance sheets of Burger King Limited Partnership II (a New York limited partnership) as of December 31, 1994 and 1993, and the related statements of operations, partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burger King Limited Partnership II at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP

Boston, Massachusetts
February 5, 1995

Burger King Limited Partnership II

Balance Sheets
December 31, 1994 and 1993

Assets                                           1994               1993
------                                           ----               ----

Real estate at cost (Note 4):
  Land                                  $   3,576,544      $   3,576,544
  Building                                  5,431,714          5,431,714
  Fixtures and equipment                    2,675,310          2,675,310
                                            ---------          ---------
                                           11,683,568         11,683,568
Less - accumulated depreciation            (5,762,960)        (5,491,374)
                                            ---------          ---------
                                            5,920,608          6,192,194

Cash                                          680,377            626,860
Rent receivable                               121,417            115,518
                                            ---------          ---------
          Total Assets                  $   6,722,402     $    6,934,572
                                            =========          =========

Liabilities and Partners' Capital

Liabilities

  Accounts payable and accrued expenses $      44,073     $       47,479
  Due to affiliates                             1,397              2,895
  Distributions payable (Note 7)              580,378            526,860
                                             --------           --------
          Total Liabilities                   625,848            577,234
                                             --------           --------
Partners' Capital (Deficit):

  General Partner                             (54,272)           (54,812)
  Limited Partners
   (15,000 interests outstanding)           6,150,826          6,412,150
                                            ---------          ---------
          Total Partners' Capital           6,096,554          6,357,338
                                            ---------          ---------
Total Liabilities and Partners' Capital  $  6,722,402     $    6,934,572
                                            =========          =========

Statements of Partners' Capital (Deficit)
For the years ended December 31, 1994, 1993 and 1992


                                   Limited         General
                                   Partners        Partners           Total

Balance at December 31, 1991    $ 7,169,711    $    (50,659)    $ 7,119,052
Net income                        1,463,013          89,576       1,552,589
Distributions to
 partners (Note 7)               (1,963,100)        (98,241)     (2,061,341)
                                  ---------          ------       ---------
Balance at December 31, 1992      6,669,624         (59,324)      6,610,300
Net income                        1,561,823          94,704       1,656,527
Distributions to
 partners (Note 7)               (1,819,297)        (90,192)     (1,909,489)
                                  ---------          ------       ---------
Balance at December 31, 1993      6,412,150         (54,812)      6,357,338
Net income                        1,575,396          97,210       1,672,606
Distributions to
 partners (Note 7)               (1,836,720)        (96,670)     (1,933,390)
                                  ---------          ------       ---------
Balance at December 31, 1994    $ 6,150,826    $    (54,272)   $  6,096,554
                                  =========          ======       =========

Statements of Operations
For the years ended December 31, 1994, 1993 and 1992

Income                                 1994            1993           1992

Rental income (Note 4)         $  2,611,183    $  2,501,191   $  2,520,824
Interest income                      19,959          14,934         12,211
Miscellaneous income                  1,800           2,182          1,710
                                  ---------       ---------      ---------
     Total Income                 2,632,942       2,518,307      2,534,745
                                  ---------       ---------      ---------
Expenses

Depreciation                        271,586         272,833        280,218
Ground lease rent (Note 4)          365,772         344,570        373,820
Management fee                      224,540         215,660        214,698
General and administrative           98,438          72,824        165,018
                                  ---------       ---------      ---------
     Total Expenses                 960,336         905,887      1,033,754

Income from operations            1,672,606       1,612,420      1,500,991
                                  ---------       ---------      ---------
Other Income

Gain on sale of property
 (Notes 4 and 5)                        --           44,107         51,598
                                  ---------       ---------      ---------
     Net Income                $  1,672,606    $  1,656,527   $  1,552,589
                                  =========       =========      =========

Net Income Allocated:

To the General Partner         $     97,210    $     94,704   $     89,576
To the Limited Partners           1,575,396       1,561,823      1,463,013
                                  ---------       ---------      ---------
                               $  1,672,606    $  1,656,527   $  1,552,589
                                  =========       =========      =========
Per limited partnership
  interest (15,000
  outstanding)                 $     105.03    $     104.12   $      97.53
                                  =========       =========      =========

Statements of Cash Flow
For the years ended December 31, 1994, 1993 and 1992

Cash Flows from Operating Activities           1994          1993         1992

Net income                             $  1,672,606  $  1,656,527 $  1,552,589
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
     Depreciation                           271,586       272,833      280,218
     Gain on sale of property                    --       (44,107)     (51,598)
     Increase (decrease) in cash
      arising from changes in operating
      assets and liabilities:
           Settlement escrow                     --            --      210,555
           Rent receivable                   (5,899)      (33,142)       3,128
           Accounts payable and accrued
            expenses                         (3,406)        5,979       (8,716)
           Due to affiliates                 (1,498)        1,295          200
           Other liabilities                     --            --     (133,591)
                                          ---------     ---------    ---------
Net cash provided by operating
 activities                               1,933,389     1,859,385    1,852,785
                                          ---------     ---------    ---------
Cash Flows from Investing Activities:

Proceeds from sale of property                   --       132,058       51,598
                                          ---------     ---------    ---------
Net cash provided by investing
 activities                                      --       132,058       51,598
                                          ---------     ---------    ---------
Cash Flows from Financing Activities:

Cash distributions to partners           (1,879,872)   (2,202,098)  (1,921,138)
                                          ---------     ---------    ---------
Net cash used for financing activities   (1,879,872)   (2,202,098)  (1,921,138)
                                          ---------     ---------    ---------
Net increase (decrease) in cash              53,517      (210,655)     (16,755)
Cash at beginning of year                   626,860       837,515      854,270
                                          ---------     ---------    ---------
Cash at end of year                    $    680,377   $   626,860  $   837,515
                                          =========     =========    =========

Burger King Limited Partnership II

Notes to Financial Statements
December 31, 1994, 1993 and 1992

1.      Organization
        Burger King Limited Partnership II (the "Partnership") was formed as a limited partnership on August 23, 1982, under the partnership laws of the State of New York. The Partnership was formed for the purpose of acquiring, constructing, improving, holding, and maintaining Burger King restaurants (the "Properties"). The Properties are leased on a long-term net basis to franchisees of Burger King Corporation ("Burger King").

        The general partner is BK II Properties Inc. (the "General Partner") formerly Shearson/BK Properties, Inc., an affiliate of Lehman Brothers Inc. On July 31, 1993, certain of Shearson Lehman Brothers Inc.'s domestic retail brokerage and management businesses were sold to Smith Barney, Harris Upham & Co. Inc. Included in the purchase was the name
        Shearson.   Consequently, the General Partner's name was changed to
        delete any reference to  Shearson.

2.      Significant Accounting Policies
        The financial statements of the Partnership have been prepared on the accrual basis of accounting.

        Real estate investments, which consist of buildings, are recorded at cost less accumulated depreciation. Cost includes the initial purchase price of the properties plus closing costs, acquisition and legal fees and capital improvements. Depreciation of buildings is computed using the straight-line method over an estimated useful life of 20 years. Depreciation of the fixtures and equipment was computed under the straight-line method over an estimated useful life of 7 years. The Partnership's properties held for sale are recorded at the lower of amortized cost or fair market value.

        Net income is allocated monthly, and is apportioned to the holders of interests in the ratio in which the number of interests owned by each limited partner on the last day of the month bears to the total number of interests owned by the General Partner and all the limited partners as of that date. At December 31, 1994, 1993 and 1992 and for the years then ended, there were 15,000 units of limited partnership interests outstanding (the "Interests").

        No provision is made for income taxes since such liability is that of the individual partners.

3.      Partnership Allocations
        Allocation of Income and Loss. Pursuant to the terms of the Partnership Agreement, credits and income or gain from operations of the Partnership are allocated, without regard to depreciation, in proportion to distributions of net cash flows from operations made to the partners. To the extent that any such income or gain exceeds distributions in any year, such excess shall be allocated 95% to the limited partners and 5% to the General Partner. Depreciation shall be allocated annually in proportion to the partners' respective capital accounts as of the beginning of the year.

        Gains with respect to disposition of the Properties shall be allocated as follows: first, 99% to the limited partners and 1% to the General Partner until the limited partners achieve payout as defined in the Partnership Agreement ("Payout"); second, to any partner in an amount sufficient to increase his negative capital account to zero; and third, 88.89% to the limited partners and 11.11% to the General Partner. Subsequent to Payout, gains shall be allocated to the General Partner until his capital account equals 11.11% of the aggregate outstanding capital balances of all the partners and any remaining gain shall be allocated 88.89% to the limited partners and 11.11% to the General Partner.

        Prior to Payout, losses shall be allocated 99% to the limited partners and 1% to the General Partner. Subsequent to Payout, losses shall be allocated 88.89% to the limited partners and 11.11% to the General Partner.

        Cash Distributions. Distributions of net cash flows from operations is made quarterly, and is allocated 95% to the limited partners and 1 % to the General Partner, with the remaining 4% distributed to the limited partners to the extent that cash distributions to the limited partners for the Partnership's fiscal year do not equal at least 12.5% of their remaining invested capital and the remainder, if any, is distributed to the General Partner. For the year ended December 31, 1994, distributions to the limited partners were in excess of a 12.5% return on their remaining invested capital.

        Distributions of net property disposition proceeds are made quarterly and are allocated 99% to the limited partners and 1% to the General Partner until Payout. After Payout, Burger King receives an additional management fee equal to 10% of the net property disposition proceeds, and the remainder is distributed 88.89% to the limited partners and 11.11% to the General Partner. As of December 31, 1994, Payout had not occurred.

4.      Real Estate
        As of December 31, 1994 and 1993, the Partnership owned 30 Burger King restaurant properties, consisting of the restaurant buildings, fixtures and improvements, and in some cases the underlying land.

        The leases between the Partnership and the franchisees (the "Leases") had an initial term of 20 years with no renewal options. With respect to those Properties in which the Partnership does not own the underlying land, there is a ground lease between the Partnership and Burger King (collectively, the "Ground Leases"). The Ground Leases had an initial term of ten years with a minimum of two five-year renewal options. All of the Leases expire in the year 2003 and 2004. Minimum future rentals on the noncancelable term of the Leases and the related Ground Leases as of December 31, 1994, are as follows:


        Year ending                  Minimum           Ground Lease
        December 31,              Rental Income         Obligation

        1995                     $    2,101,044       $     382,327
        1996                          2,101,044             382,327
        1997                          2,101,044             382,327
        1998                          2,118,478             399,752
        1999                          2,164,115             445,389
        Thereafter                    8,013,244           1,716,903
                                      ---------           ---------
                                 $   18,598,969       $   3,709,025
                                     ==========           =========

        The Leases are on a net basis, and the franchisees are required to pay all taxes, assessments, maintenance costs, insurance premiums and other impositions against the premises. The lessee is also required to make percentage rental payments to the extent that 8.5% of such lessee's gross sales exceed the minimum base rent paid by the lessee.
        Percentage rental income for the years ended December 31, 1994, 1993, and 1992 was $529,695, $432,053, and $394,112, respectively.

        In accordance with an agreement between Burger King and the Partnership, Burger King had the option to purchase any or all restaurant properties from the Partnership, at a fair market value determined by an independent appraisal, exercisable at any time during the period from January 4, 1990 through January 3, 1993. Burger King did not exercise its option to purchase any of the Properties from the Partnership.

        On October 31, 1990, the Burger King restaurant located in Mt. Pleasant, Wisconsin, was taken by eminent domain by the State of Wisconsin. The Partnership contested the amount offered by the State of Wisconsin and, after a trial, was awarded a judgment of $966,200, of which $192,894 was paid to the lessee for the cost of equipment, purchased by the lessee. Total gain recorded on the disposal of this property amounted to $461,281, of which $51,598 was recognized in 1992.

        The General Partner is currently reviewing the most profitable method of liquidating the Partnership's portfolio of restaurant properties. The General Partner is pursuing both bulk-sale possibilities and single property sales to individual buyers. See Note 5 for discussion of additional sales.

5.      Management Agreement
        The Partnership has entered into agreements with Burger King for the management of the Properties. These agreements provide for a fee equal to 10% of the rents received by the Partnership from the Properties, as defined in the Partnership Agreement. To the extent the annual rental income from the Properties is less than 15% of the Partnership's investments in the Properties, Burger King is required to refund all or a portion of such management fee to provide the Partnership with a 15% return on funds invested in the Properties. At December 31, 1994 and 1993, no such amounts were due from Burger King.

        Pursuant to an indemnity agreement, Burger King is obligated to contribute minimum monthly rent payments in the event of a default under the Leases up to the indemnity amount, as defined below. The indemnity amount is 10% of the original partnership investment capital as defined in the Partnership Agreement, or $1,295,797. The indemnity amount may be decreased by the amount of the minimum monthly rent payments made by Burger King to the Partnership pursuant to the indemnity agreement. In 1988 and subsequent years, the indemnity amount was decreased on an annual basis by an amount equal to the greater of (1) payments made by Burger King pursuant to the indemnity agreement or (2) 6-2/3% of the fifth year amount of the indemnity until it is reduced to zero.

        During 1990, the Downey, California property ceased operations and subsequently defaulted on its minimum rent obligations. Burger King funded minimum monthly rent payments to the Partnership in accordance with the indemnity agreement, and in February 1993, the Partnership sold the Downey, California property to a third party in accordance with the terms and conditions of the Partnership Agreement. The restaurant, at the date of sale, had a net book value of $87,951, resulting in a gain on sale of $44,107.

6.      Transactions with Affiliates
        The amount of fees received for services performed and reimbursements for expenses incurred on the Partnership's behalf by affiliates as of December 31, 1994, 1993 and 1992 was $3,185, $5,787 and $4,055,
        respectively, of which $1,397 and $2,895 were unpaid at December 31, 1994 and 1993, respectively.

        Cash reflected on the Partnership's balance sheet at December 31, 1994 was on deposit with an affiliate of the General Partner. Cash reflected on the Partnership's balance sheet at December 31, 1993 was on deposit with an unaffiliated party.

        The General Partner received no fees or reimbursements for services rendered for the years ended December 31, 1994, 1993 and 1992.

7.      Distributions
        Distributions paid or payable to limited partners and the General Partner for the years ended December 31, 1994, 1993 and 1992, aggregated:



                           1994                1993                1992
                     Total   Per Unit    Total   Per Unit     Total   Per Unit
Limited Partners

Cash flow from
  operations      $1,836,720  $122.45  $1,688,559  $112.57  $1,835,000  $122.33
Net property
 disposition
 proceeds                 --       --     130,738     8.72     128,100     8.54
                   ---------   ------   ---------   ------   ---------   ------
Total Limited
 Partners         $1,836,720  $122.45  $1,819,297  $121.29  $1,963,100  $130.87
                   =========   ======   =========   ======   =========   ======

General Partner

Cash flow from
 operations       $   96,670       --  $   88,872       --  $   96,947       --
Net property
 disposition
 proceeds                 --       --       1,320       --       1,294       --
                      ------    -----      ------    -----      ------    -----
Total General
 Partner          $   96,670       --  $   90,192       --  $   98,241       --
                      ======    =====      ======    =====      ======    =====

As of December 31, 1994, the Partnership had declared distributions of $524,003, of which $497,803 ($33.19 per unit) was paid to limited partners and $5,240 was paid to the General Partner on January 30, 1995. The remaining 4% or $20,960 was distributed to the General Partner in accordance with the Partnership Agreement.

Pursuant to the terms of the Partnership Agreement, 80% of the General Partner's quarterly distributions from operations are retained by the Partnership, until it is determined that the limited partners have received their priority return as defined in the Partnership Agreement. For the year ended December 31, 1994, the limited partners had received their priority return, and all amounts retained during 1994 were paid to the General Partner on January 30, 1995 in a distribution which amounted to $77,335.

8. Reconciliation of Financial Statement Net Income to Federal Income Tax Basis Net Income

        Reconciliation of financial statement net income to Federal income tax basis net income:

                                                   Years Ended December 31,
                                              1994           1993          1992

Financial statement net income         $  1,672,606  $  1,656,527  $  1,552,589
Tax basis depreciation over
 financial statement depreciation          (264,175)     (275,980)     (328,745)
Financial statement gain on sale of
 property under tax basis gain on
 sale of property                                --        14,625            --
                                          ---------     ---------     ---------
Federal income tax basis, net income   $  1,408,431  $  1,395,172  $  1,223,844
                                          =========     =========     =========

                          INTERIM FINANCIAL STATEMENTS

	Balance Sheets


Assets                                  September 30, 1995    December 31, 1994


Real estate at cost:
  Land                                          $       --           $3,576,544
  Buildings                                             --            5,431,714
  Fixtures and equipment                                --            2,675,310

                                                        --           11,683,568

Less - accumulated depreciation                         --          (5,762,960)

                                                        --            5,920,608

Real estate held for sale                        5,617,793                   --
Cash                                               683,532              680,377
Rent receivable                                    178,069              121,417

Total Assets                                    $6,479,394           $6,722,402


Liabilities and Partners' Capital

Liabilities:
  Accounts payable and accrued expenses            $43,582              $44,073
  Due to affiliates                                  1,800                1,397
  Distributions payable                            583,534              580,378

    Total Liabilities                              628,916              625,848

Partners' Capital (Deficit):
  General Partner                                  (52,453)             (54,272)
  Limited Partners (15,000 units outstanding)    5,902,931            6,150,826

    Total Partners' Capital                      5,850,478            6,096,554

    Total Liabilities and Partners' Capital     $6,479,394           $6,722,402



Statement of Partners' Capital (Deficit)
For the nine months ended September 30, 1995

                                              Limited      General     Total
                                              Partners     Partner

Balance at December 31, 1994                $6,150,826    $(54,272)  $6,096,554
Net income                                   1,324,442      78,186    1,402,628
Distributions                               (1,572,337)    (76,367)  (1,648,704)
Balance at September 30, 1995               $5,902,931    $(52,453)  $5,850,478

Statements of Operations

                                    Three months ended       Nine months ended
                                       September 30,            September 30,
Income                                1995       1994          1995       1994

Rental income                      $702,034   $716,116    $2,055,843 $1,962,147
Interest income                       9,147      4,879        24,181     13,101
Other income                            575        495         1,520      1,470

  Total Income                      711,756    721,490     2,081,544  1,976,718

Expenses

Depreciation                         65,149     67,896       200,942    203,689
Ground lease rent                    86,244     91,920       271,040    273,374
Management fee                       61,579     62,419       178,470    168,876
General and administrative           26,555     47,478        78,282     82,056

  Total Expenses                    239,527    269,713       728,734    727,995

Income from operations              472,229    451,777      1,352,810  1,248,723


Other Income

Gain on sale of property               -          -           49,818       -

  Net Income                       $472,229   $451,777    $1,402,628 $1,248,723

Net Income Allocated:

To the General Partner              $26,869    $25,984       $78,186    $72,621
To the Limited Partners             445,360    425,793     1,324,442  1,176,102
                                   $472,229   $451,777    $1,402,628 $1,248,723

Per limited partnership
 interest (15,000 outstanding)       $29.69     $28.39        $88.30     $78.41

Statements of Cash Flow
  For the nine months ended September 30, 1995 and 1994

Cash Flows from Operating Activities:                   1995            1994

Net income                                           $1,402,628      $1,248,723
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation                                         200,942         203,689
   Gain on sale of property                             (49,818)           -
   Increase (decrease) in cash arising from
   changes in operating assets and liabilities:
     Rent receivable                                    (56,652)        (26,386)
     Accounts payable and accrued expenses                 (491)        (14,950)
     Due to affiliates                                      403          (1,690)
Net cash provided by operating activities             1,497,012       1,409,386

Cash Flows from Investing Activities:
Proceeds from sale of property                          151,691            -
Net cash provided by investing activities               151,691

Cash Flows from Financing Activities:
  Cash distributions paid                            (1,645,548)     (1,426,607)

Net cash used for financing activities               (1,645,548)     (1,426,607)
Net increase (decrease) in cash                           3,155         (17,221)
Cash at beginning of period                             680,377         626,860
Cash at end of period                                  $683,532        $609,639

Notes to Financial Statements

These unaudited interim financial statements should be read in conjunction with Burger King Limited Partnership II's (the "Partnership's") 1994 annual audited financial statements within Form 10-K.

These unaudited financial statements include all adjustments which are, in the opinion of management, necessary to present a fair statement of financial position as of September 30, 1995 and the results of operations for the three and nine-month periods ended September 30, 1995 and 1994, cash flows for the nine-month periods ended September 30, 1995 and 1994, and the statement of partners' capital (deficit) for the nine-month period ended September 30, 1995. Results of operations for these periods are not necessarily indicative of the results to be expected for the full year.

The following significant events have occurred subsequent to fiscal year 1994, which require disclosure in this interim report per Regulation S-X, Rule 10-1, Paragraph (a)(5).

A. During the second quarter of 1995, the Partnership sold one property as follows:

                          Date        Adjusted        Net          Gain
                           of         Selling         Book          on
Store                     Sale         Price*         Value        Sale

Ferguson, MO            6/30/95      $151,691       $101,873     $49,818

* Purchase price less estimated legal costs related to the sale of the property.

B. An Agreement of Purchase and Sale dated as of October 11, 1995 (the "Purchase Agreement") between the Partnership and U.S. Restaurant Properties Operating L.P. (the "Buyer"), was executed for the sale of 17 of the Partnership's Burger King restaurants owned in fee simple (the "Owned Properties") and the assignment of all of its rights in 11 of the Partnership's Burger King restaurants subject to ground leases (the "Leased Properties") (the Owned Properties and the Leased Properties are referred to herein collectively as the "Properties") for $17,025,000 in cash (the "Purchase Price"), subject to adjustments and prorations for base and percentage rents as well as certain other charges payable in respect of the Leased Properties and adjustments in respect of certain closing costs (the "Proposed Sale"). Pursuant to the terms of the Purchase Agreement, the Partnership has the option to include an additional restaurant Property located in Marietta, Georgia (the "Marietta Property") in the Proposed Sale increasing the Purchase Price by $200,000. As discussed in more detail below, the Marietta Property is currently under contract for sale to a third-party. The Proposed Sale will therefore, in all likelihood, constitute the sale of all of the Partnership's remaining Properties. The Proposed Sale is subject to the satisfaction of certain conditions, including the right of the holders of units of the Partnership ("Unitholders") to reject the Proposed Sale.

Pursuant to Section 8.3 of the Agreement of Limited Partnership dated as of August 23, 1982, as amended as of October 19, 1982 (the "Partnership Agreement"), Unitholders have the right to vote (assuming certain conditions described in the Partnership Agreement are met) only upon certain matters and Unitholders voting a majority in interest may, without the concurrence of BK II Properties Inc., the general partner of the Partnership (the "General Partner"), cause, among other things, the disapproval of any sale of all or substantially all of the assets of the Partnership in a single sale. Consequently, the General Partner intendes to mail a proxy statement to the Unitholders (the "Proxy Statement") in order to disclose the terms of the Purchase Agreement and to present the Unitholders with the opportunity to call a meeting, if they so desire, to consider the disapproval of the Proposed Sale. It is currently anticipated that the Proxy Statement will be mailed to Unitholders in the first quarter of 1996. If the Unitholders do not reject the Proposed Sale, the Properties are expected to be sold pursuant to the Purchase Agreement in the second quarter of 1996. If the Unitholders reject the Proposed Sale, the Partnership will continue to operate the Properties until an alternative liquidation strategy can be implemented. Until the Properties are disposed of, it is intended that cash flow from operations will be distributed to the Unitholders in accordance with the terms of the Partnership Agreement.

The Marietta Property was declared economically abandoned by Burger King on January 29, 1994. Burger King allowed the franchisee to continue operating this property while it was marketed for sale. In May 1995, Burger King executed a sales agreement with a third-party buyer to purchase the Marietta Property for $445,000. On September 11, 1995, the third-party buyer indicated that it was unwilling to purchase the Marietta Property and attempted to terminate the sale. The Partnership has contested the third-party buyer's right to terminate the sale pursuant to the sales contract. If the sale to the third-party buyer is not completed, the Partnership has the option to include the Marietta Property in the Proposed Sale.

C. Accounting for Impairment - In March 1995, the Financial Accounting Standards Board issued Statement No. 121 Accounting for Impairment of Long-Lived Assets to be Disposed Of ("FAS 121"). FAS 121 requires impairment losses to be recorded on long-lived assets, which are either used in operations or expected to be disposed of, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Partnership will adopt FAS 121 in the fourth quarter of 1995. Based on current circumstances, the Partnership does not believe the effect of adoption will be material.

The Properties are normally appraised on an annual basis by an independent appraiser to determine if there are any issues with respect to impairment in the value of the Properties.

                       BURGER KING LIMITED PARTNERSHIP II
                          Three World Financial Center
                                   29th Floor
                              New York, NY  10285



                                                           March __, 1996

Dear Limited Partner:

           We would like to take this opportunity to update you on an important development regarding your investment in Burger King Limited Partnership II (the "Partnership"). As discussed in the Partnership's 1995 quarterly reports, BK II Properties Inc., the general partner of the Partnership (the "General Partner"), has been aggressively marketing the Partnership's remaining restaurants (the "Properties") to a number of prospective buyers. We are pleased to report that, as a result of these efforts, the Partnership executed an Agreement of Purchase and Sale on October 11, 1995, as amended as of January 9, 1996 (the "Purchase Agreement"), with U.S. Restaurant Properties Operating L.P. to sell the Properties (the "Proposed Sale") for $17,025,000 in cash, subject to certain conditions and adjustments described in the enclosed proxy statement (the "Proxy Statement").

           Upon completion of the Proposed Sale, the General Partner intends to distribute to the limited partners of the Partnership (the "Unitholders") the net proceeds from the Proposed Sale, which the General Partner estimates will be approximately $15,674,283, or $1,045 per Unit, after deducting the expenses of the Proposed Sale, payment of approximately $660,182 in allocable distributions due to the General Partner pursuant to the Partnership Agreement (as defined below), payment of management fees due to Burger King Corporation, and the payment of all debts, liabilities and obligations of the Partnership and other expenses of dissolution and liquidation of the Partnership. For more information, see the section of the Proxy Statement captioned "Unaudited Pro Forma Condensed Financial Data." The General Partner then plans to distribute the remaining cash flow from the operations of the Properties and ultimately liquidate the Partnership. As a result, following the sale of the Properties, the Unitholders will no longer receive additional distributions of cash flow from operations since the Partnership will no longer be operating the Properties.

           In addition, Unitholders may recognize income and gains for Federal, state and/or local income tax purposes earlier than they otherwise would have, due to the disposition by the Partnership of the Properties during 1996 pursuant to the Proposed Sale. For more information, see the section of the Proxy Statement captioned "Federal Income Tax Consequences of the Proposed Sale -- Unitholder's Gain or Loss Upon the Sale of the Properties." It is also possible that the Unitholders may fail to benefit from future appreciation, if any, in the value of the Properties if the Properties are sold at this time pursuant to the Proposed Sale. Furthermore, it is estimated that the General Partner will receive distributions of approximately $660,182 in connection with the Proposed Sale and $11,634 in connection with the liquidation of the Partnership as the General Partner's final liquidating distribution. Unitholders should be aware that the right to receive such distributions could appear to create a potential conflict of interest for the General Partner in its determination of whether the Proposed Sale is in the best interests of the Partnership. However, such distributions to the General Partner would be payable upon any eventual sale of the Properties and the ultimate liquidation of the Partnership, although the amount of such distributions would be impacted by the final sales price of the Properties. For more information concerning the Proposed Sale, including a more detailed discussion of the advantages and disadvantages of the Proposed Sale to the Unitholders, please review the Proxy Statement.

           As further detailed in the Proxy Statement, Unitholders have the right to vote (assuming certain conditions are met) upon certain matters, and, if such conditions are satisfied, Unitholders voting a majority in interest of limited partnership units (the "Units") may, without the concurrence of the General Partner, cause, among other things, the disapproval of the Proposed Sale. See "Terms of the Proposed Sale; Conditions Precedent" in the Proxy Statement for more information.

           In order to effect the Unitholder's right to vote to disapprove the Proposed Sale, Unitholders holding 10% or more in interest of the outstanding Units must submit written requests for a meeting of the Unitholders pursuant to Section 15.1 of the Agreement of Limited Partnership dated as of August 23, 1982, as amended and restated as of October 19, 1982 (the "Partnership Agreement"). While the General Partner may itself call a meeting of the Unitholders for any purpose, the General Partner believes that the Proposed Sale is in the best interest of the Unitholders and has, therefore, determined not to call a meeting for the purpose of considering the disapproval of the Proposed Sale. Therefore, if any Unitholder desires to request a meeting of the Unitholders in order to vote to disapprove the Proposed Sale, such Unitholder should complete and execute the enclosed letter entitled "Request for Meeting" (the "Request") and mail such Request to the address provided on the Request no later than March __, 1996. In considering whether to submit the Request, Unitholders should carefully review the financial and other information contained in the Proxy Statement.

           Pursuant to the terms and conditions of the Partnersip Agreement and under applicable state law, the approval of Unitholders is not reqired to effect the Proposed Sale. Accordingly, Unitholders in favor of the Proposed Sale of the Properties are not required to execute and return the enclosed Request. Only Unitholders that desire that a meeting of Unitholders be convened for the purpose of voting to disapprove the Proposed Sale should execute and return the enclosed Request. The Proxy Statement is being sent to the Unitholders of record as of March __, 1996.

           If the Partnership does not receive, on or prior to March __, 1996, properly completed Requests from Unitholders holding an aggregate of 10% or more in interest of the outstanding Units, the Proposed Sale will be consummated pursuant to the terms and subject to the conditions of the Purchase Agreement. If the Partnership receives properly completed Requests from Unitholders holding 10% or more in interest of the outstanding Units on or prior to March __, 1996, the General Partner will be required to call a meeting of Unitholders for the purpose of voting to disapprove of the Proposed Sale. If a meeting of the Unitholders is called, and the Proposed Sale is disapproved by a majority in interest of the Unitholders, the Purchase Agreement will be terminated, pursuant to its terms, and the Partnership will continue to operate the Properties and distribute the cash flow from operations to the Unitholders in accordance with the Partnership Agreement. If, however, a meeting of the Unitholders is called, and Unitholders holding less than a majority in interest vote to disapprove the Proposed Sale, the Proposed Sale will be consummated pursuant to the terms and subject to the conditions set forth in the Purchase Agreement and as described in the Proxy Statement.

           Assuming consummation of the Proposed Sale, the Partnership will be dissolved in accordance with Article XI of the Partnership Agreement. After payment of all the debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner reasonably deems necessary, liquidating distributions will be made to Unitholders and the General Partner as provided in the Partnership Agreement.

                                                Very truly yours,
						BK II Properties Inc.,
                                                as General Partner of Burger
                                                King Limited Partnership II



						__________________________
						Rocco F. Andriola
						President

         ONLY RETURN THIS REQUEST IF YOU WISH TO CONVENE A MEETING FOR
                      THE PURPOSE OF VOTING TO DISAPPROVE
                               THE PROPOSED SALE


                       BURGER KING LIMITED PARTNERSHIP II
                          c/o Service Data Corporation
                            2424 South 130th Circle
                                Omaha, NE 68144
                          Attention:  Proxy Department

                              REQUEST FOR MEETING

        The purpose of this letter is to request a meeting of the holders of limited partnership interests (the "Unitholders") in Burger King Limited Partnership II, a New York limited partnership (the "Partnership"), for the purpose of voting to disapprove a proposed sale of the Partnership's remaining Burger King restaurants, 17 of which are owned in fee simple and 11 of which are subject to ground leases (collectively, the "Proposed Sale") to U.S. Restaurant Properties Operating L.P., a Delaware limited partnership (the "Buyer"). The Partnership has entered into an Agreement of Purchase and Sale, dated as of October 11, 1995, as amended as of January 9, 1996 (the "Purchase Agreement"), with the Buyer with respect to the Proposed Sale.

        To request a meeting for the purpose of voting to disapprove the Proposed Sale, please complete and execute this Request for Meeting and mail such Request for Meeting to the address noted above. Only properly completed Requests for Meeting received on or prior to March __, 1996 will be valid. If the Partnership receives properly executed Requests for Meeting from Unitholders holding an aggregate of 10% or more in interest of the outstanding limited partnership interests (the "Units"), BK II Properties, Inc., the general partner of the Partnership (the "General Partner") will call a meeting of Unitholders at a time and place to be determined.

        Please see the attached proxy statement and the instructions on the reverse before completing and returning a Request for Meeting.

        Pursuant to Section 15.1 of the Agreement of Limited Partnership, dated as of August 23, 1982, as amended and restated as of October 19, 1982, the undersigned Unitholder hereby requests that a meeting of the Unitholders be convened for the purpose of voting to disapprove the Proposed Sale.

UNITHOLDER SIGNATURE:
____________________________________       Unitholder Address:  _____________
[Please print name of Unitholder as it     __________________________________
appears on the certificate representing __________________________________ the Units covered hereby]

Signature: _________________________       Number of Units held:  ___________

Date:  _____________________________

                                  INSTRUCTIONS

          1. Signatures of Registered Holder. In order to be valid, each Request for Meeting must be signed by the registered Unitholder or Unitholders. If a Request for Meeting is signed by the registered Unitholder(s) of the Units included in any Request for Meeting, the signature must correspond exactly with the name(s) as written on the face of the certificate representing the Units without alteration. If Units are owned of record by two or more joint owners, all such owners must sign a single Request for Meeting in respect of such Units. If Units are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Requests for Meeting as there are different registrations or certificates.

                If a Request for Meeting is to be signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the General Partner of such person's authority so to act must be submitted along with the Request for Meeting.

          2. Delivery. Delivery of a Request for Meeting to an address other than the address set forth on the Request for Meeting does not constitute a valid delivery. Only Requests for Meeting received at such address on or prior to March __, 1996 will be valid. The method of delivery of a Request for Meeting is at the option and risk of the tendering Unitholder. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to insure timely delivery.

          3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Units should be listed on a separate signed schedule attached hereto.

          4. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Proxy Statement or the Request for Meeting may be directed to the Investor Services Department of Service Data Corporation at the address above or the following phone number: 800-223-3464.

                                                                  APPENDIX A

                               FIRST AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE

                FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE ("Amendment") made as of 9th day of January 1996, by and between Burger King Limited Partnership II, a New York limited partnership ("Seller"), and U.S. Restaurant Properties Operating L.P., a Delaware limited partnership ("Buyer").

                             W I T N E S S E T H :

                WHEREAS, Buyer and Seller are parties to that certain Agreement of Purchase and Sale, dated as of October 11, 1995 (the "Agreement") for the sale of twenty-eight Burger King restaurants together with an option to sell one additional store (the "Marietta Property") as more particularly provided in the Agreement;

                WHEREAS, Buyer and Seller desire to amend the terms of the Agreement with respect to the conditions precedent to Closing, prorations and closing expenses; and

                WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

                NOW, THEREFORE, Buyer and Seller agree that the Agreement is hereby amended as follows:

                1.      Section 6.1 is supplemented as follows:

                                    "(d) Buyer shall deliver an irrevocable
                        letter of credit in favor of Burger King Corporation in a form acceptable to Burger King Corporation and Buyer (the "Letter of Credit") as of the Closing Date."

                2. The second paragraph of Section 9.1 is amended by striking all references to "Fiscal Year 1995", "1995" or "1994" and substituting therefor "Fiscal Year 1996", "1996" and "1995" in their corresponding respective places.

                3.      Section 9.2 is supplemented as follows:

                                    "Seller shall pay, as of the Closing Date,
                        a fee for the Letter of Credit in the amount of one (1%) percent of the principal balance of the Letter of Credit for each year during its term, totaling the sum of Nineteen Thousand Five Hundred Nineteen Dollars ($19,519.00)."

                4. Other than as amended hereby, the Agreement remains unmodified and in full force and effect.

                IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.


SELLER:                                     BUYER:

BURGER KING LIMITED                         U.S. RESTAURANT PROPERTIES
PARTNERSHIP II,                             OPERATING L.P.,
a New York limited partnership              a Delaware limited partnership

By:  BK II PROPERTIES INC.,                 By:  U.S. Restaurant Properties Inc.
     General Partner                             (f/k/a QSV Properties Inc.),
                                                 General Partner

By:  /s/ Kenneth Boyle                      By:  /s/ Fred Margolin
Name:    Kenneth Boyle                      Name:    Fred Margolin
Title:   Vice President                     Title:   Chairman

                                   AGREEMENT
                                       OF
                               PURCHASE AND SALE

                AGREEMENT OF PURCHASE AND SALE ("Agreement") made as of the 11th day of October, 1995, by and between Burger King Limited Partnership II, a New York limited partnership ("Seller"), and U.S. Restaurant Properties Operating L.P., a Delaware limited partnership ("Buyer").

                             W I T N E S S E T H :

          1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

             1.1 "Assignment and Assumption of Lease" means an Assignment and Assumption of Lease in the form attached hereto as Exhibit A, with such modifications as may be required to conform to local recording laws.

             1.2 "Assignment and Assumption of Sublease" means an Assignment and Assumption of Sublease in the form attached hereto as Exhibit B, with such modifications as may be required to conform to local recording laws.

             1.3 "Closing" means the accomplishment (or waiver by the party in whose favor each such activity runs) of each and every one of the activities described in Section 6 below.

             1.4 "Closing Date" means the date on which the Closing occurs, as set forth in Section 4 below.

             1.5 "Contract Period" means the period commencing upon the execution by both Buyer and Seller of this Agreement and ending upon the first to occur of the Closing or the termination of this Agreement.

             1.6 "Deed" means a bargain and sale deed with covenants against grantor's acts, special warranty deed or the equivalent form of deed used in the jurisdictions where the Owned Properties are located.

             1.7 "Deposit" means the sum of One Million Dollars ($1,000,000.00) delivered by Buyer and deposited with the Escrow Agent, upon the execution of this Agreement, to be held in an interest bearing account subject to the terms of this Agreement. The Deposit shall include all interest earned thereon.

             1.8 "Environmental Laws" means any federal, state or local ordinance, statute, regulation or common law provision relating to human health and/or the environment.

             1.9 "Escrow Agent" means Lawyers Title Insurance Corporation, 708 Third Avenue, Suite 2300, New York, New York 10017, Attention:
Craig Feder.

             1.10 "Improvements" means any and all buildings, structures, parking lots, walks, and walkways and all fixtures and equipment (including without limitation all plumbing, electrical, heating, air conditioning and ventilating lines and systems and boilers) and each and every other type of physical improvement located at, on or affixed to a Property to the full extent such items constitute or are or can or may be construed as realty under the laws of the applicable jurisdiction.

             1.11 "Franchisee" means a holder of the right to occupy a Property pursuant to a Sublease thereof.

             1.12 "Lease" means a sublease agreement between Burger King Corporation, a Florida corporation, as sublessor, and Seller, as sublessee, with respect to the Leased Properties and all amendments and modifications thereof.

             1.13 "Leased Properties" means, collectively, those certain tracts or parcels of land in which Seller has a leasehold interest under the Leases, and which comprise eleven (11) physical site locations designated as Stores # 3720, 3732, 3758, 3777, 3779, 3830, 3892, 3925, 3978, 4005 and 4115
on Schedule 1 hereto, together with Seller's interests in all Improvements located thereon.

             1.14 "Option" means, with respect to Store # 3891, as designated on Schedule 1 hereto (which is currently under contract to be sold to another purchaser), Seller's right to elect, in its sole discretion, to include such Property as one of the Properties to be purchased by Buyer hereunder in the event such contract terminates prior to the Closing Date.

             1.15 "Owned Properties" means, collectively, those certain tracts or parcels of land which individually or together with contiguous tracts so described, comprise the separate parcels of land pertaining to the seventeen
(17) physical site locations designated as Stores # 3642, 3647, 3659, 3677, 3692, 3693, 3696, 3701, 3704, 3706, 3722, 3723, 3773, 3833, 3871, 4056, 4185
and subject to Seller's exercise of its Option, one (1) additional physical site location designated as Store 3891, all appearing on Schedule 1 hereto, which tracts or parcels of land are owned in fee by Seller, including without limitation any land lying in the bed of any street, road or avenue, open or proposed, in front of, within or adjoining or adjacent to such land and Seller's interest in all Improvements located thereon.

             1.16 "Permitted Exceptions" means such easements, restrictions, rights of way, if any, and other matters of record provided they do not materially impair marketability of title or which are not objected to by Buyer in the manner prescribed in Section 7 hereto.

             1.17 "Properties" means, collectively, the Owned Properties and the Leased Properties which are designated herein and on Schedule 1 hereto.

             1.18 "Purchase Price" means the sum of Seventeen Million Twenty Five Thousand Dollars ($17,025,000.00), subject to adjustment to Seventeen Million Two Hundred Twenty Five Thousand Dollars ($17,225,000.00) in the event Seller elects to exercise the Option.

             1.19 "Sublease" means, as to the Leased Properties those sub-subleases between Seller, as sub-sublessor, and a Franchisee, as sub-sublessee, and, as to the Owned Properties, those leases between Seller, as lessor, and a Franchisee, as lessee, and all amendments and modifications thereof.

             1.20 "Title Insurer" means American Title Company, 2323 Bryan Street, Suite 1600, Dallas, Texas, Attention: Alex Smith.

             1.21 "Title Policy" means, as to each Property, a standard form owner's policy of title insurance, dated the Closing Date, insuring Buyer as owner of good and marketable fee title to the Owned Properties and the holder of a subleasehold interest in the Leased Properties subject only to the Permitted Exceptions.

             1.22 "Title Report" means a certificate of title or title report issued by the Title Insurer to Buyer, which shall disclose Seller as owner of fee simple interest in the Owned Properties and the holder of a subleasehold interest in the Leased Properties and shall disclose, and shall have attached to it, copies of all documents underlying all exceptions to title and all encumbrances on and other matters of record affecting the Properties.

          2. Purchase and Sale. Subject to and in accordance with all terms and conditions and based upon all representations and warranties set forth in this Agreement, on the Closing Date, Seller shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase the Properties.

          3. Purchase Price; Payment Thereof. The Purchase Price is Seventeen Million Twenty Five Thousand Dollars ($17,025,000.00), subject to adjustment to Seventeen Million Two Hundred Twenty Five Thousand Dollars ($17,225,000.00) in the event Seller exercises the Option, and also subject to prorations and adjustments as described in Section 9, further subject to adjustment in the case of a removal of a Property as provided in Sections 7 and
13. The Purchase Price is payable by Buyer to Seller at the Closing by wire or other mutually agreeable transfer of immediately available funds.

          4. Closing Date. The Closing Date shall be on a date selected by Buyer upon ten (10) days written notice to Seller but not later than fifteen
(15) days following the date that the contingency set forth in Section 6.3 is removed. The Closing shall take place at 11:00 a.m. on the Closing Date at the offices of the Title Insurer.

          5. Escrow Agent. The Deposit shall be deposited by Escrow Agent in an interest bearing escrow account and the proceeds held and disbursed in accordance with the terms of this Agreement. Upon Closing, Escrow Agent shall deliver the Deposit to Seller and the Deposit shall be credited against the Purchase Price. In all other cases, if either party makes a demand upon

 Escrow Agent for delivery of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) business days after the giving of notice by Escrow Agent, time being of the essence, Escrow Agent is hereby authorized to deliver the Deposit to the party who made the demand. If Escrow Agent receives a notice of objection within said period or if for any other reason Escrow Agent in good faith elects not to deliver the Deposit, then Escrow Agent shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrow Agent receives (a) a notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit or (c) a judgment or order of a court of competent jurisdiction directing disposition of the Deposit. Buyer and Seller hereby jointly and severally agree that Escrow Agent shall incur no liability whatsoever in connection with its good faith performance under this Agreement, and Buyer and Seller hereby jointly and severally release and waive any claims they may have against Escrow Agent which may result from its performance in good faith of its functions under this Agreement. Escrow Agent shall be liable only for loss or damage caused directly by its acts of negligence while performing under this Agreement. Buyer and Seller further agree to indemnify against, hold harmless, release and waive any claims they may have against Escrow Agent as a result of a reasonable delay in any wire transfer made pursuant to this Agreement, and/or any errors in wiring instructions given to Escrow Agent. The signing of this Agreement by Escrow Agent is only to evidence Escrow Agent's acceptance of the terms and conditions of this paragraph.

          6.      Conditions Precedent.

          6.1 The obligation of Seller to sell the Properties on the Closing Date shall be subject to the satisfaction, of the following conditions (any of which may be waived by Seller): (a) the representations and warranties of Buyer set forth in Section 11 were true and correct in all material respects when made and are true and correct in all material respects on the Closing Date, (b) Buyer delivers to Seller each of the items required to be delivered by Buyer and takes all of the actions required to be taken by Buyer under Section 8 prior to or on the Closing Date, and (c) Buyer shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

          6.2 The obligation of Buyer to purchase the Properties on the Closing Date shall be subject to the satisfaction of the following conditions (any of which may be waived by Buyer): (a) the representations and warranties of Seller set forth in Section 10 were true and correct in all material respects when made and are true and correct in all material respects on the Closing Date, (b) Seller delivers to Buyer each of the items required to be delivered by Seller and takes all of the actions required to be taken by Seller under Section 8 prior to or on the Closing Date, and (c) Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

          6.3 The parties' respective obligations hereunder are further subject to the right of Seller's limited partners pursuant to Seller's agreement of limited partnership to vote to disapprove the sale of the

 Properties. In connection therewith, Seller shall complete the preparation of a preliminary proxy statement concerning the transactions contemplated herein promptly following the date of mutual execution of this Agreement and use its commercially reasonable efforts to file such preliminary proxy statement with the Securities and Exchange Commission ("SEC") as soon thereafter as practicable. Thereafter, within ten (10) days of the SEC's clearance of such proxy statement Seller shall mail such proxy statement to its limited partners. If Seller does not receive properly completed requests to convene a meeting from its limited partners holding, in the aggregate, 10% or more of Seller's outstanding limited partnership interests within sixty (60) days from the date of proxy statement, then Seller will promptly notify Buyer in writing that the condition relating to the limited partners' right to vote to disapprove of the sale of the Properties has been waived, and the parties will proceed to Closing, assuming all other conditions are satisfied or waived. If Seller receives properly completed requests to convene a meeting from its limited partners holding, in the aggregate, 10% or more of the Seller's outstanding limited partnership interests, then Seller shall call a meeting of its limited partners to consider the disapproval of the sale of the Properties and shall give Buyer prompt written notice of that fact. If a meeting of Seller's limited partners is held during the period ending ninety (90) days following the date of such notice to Buyer (the "Notice Period"), then (x) if a majority of Seller's limited partners vote to disapprove of the proposed sale, Seller shall have the right to terminate this Agreement by written notice to Buyer, the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement, or (y) if less than a majority of Seller's limited partners vote to disapprove of the sale of the Properties, then Seller will promptly notify the Buyer in writing that the condition relating to the limited partners' right to vote to disapprove of the sale of the Properties has been satisfied and the parties will proceed to Closing, assuming all other conditions are satisfied or waived. If (i) for any reason the meeting of the Seller' limited partners is delayed, postponed or adjourned to a date subsequent to the expiration of the Notice Period or (ii) Seller after using commercially reasonable efforts is unable to proceed to Closing within one (1) year following the mutual execution of this Agreement, then Buyer, in its sole discretion, may terminate this Agreement by written notice to the Seller, the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement.

          7. Title Exceptions. Seller shall obtain a Title Report from the Title Insurer for each of the Properties and deliver a copy thereof to Buyer on or before thirty (30) days after mutual execution and delivery of this Agreement but shall have no obligation to deliver surveys for the Properties. Buyer shall have ten (10) days from the date of its receipt of each Title Report and survey to object to any exception to title appearing in the Title Report or survey (for each Property an "Objection" and collectively "Objections") which materially impairs marketability of title by delivering written notice to the Seller. If Buyer fails to object as prescribed in this section then the Buyer acknowledges and agrees that such exception shall be a Permitted Exception and Buyer shall be obligated to proceed with the Closing and take title to the Properties subject to such exceptions to title without a reduction of the Purchase Price.

                (a) Upon receipt of such Objection, Seller shall have the right, but not the obligation, to seek to eliminate, cure or correct such exceptions to title. If such exceptions to title in Seller's sole and exclusive judgment can be cured or corrected and if Seller notifies Buyer not later than 5:00 p.m. (New York time) within ten (10) days after receipt of all Objections to the Property(ies) to seek to cure or correct same, then (1) Seller shall have the right to adjourn the Closing for such Property(ies) for such period, not to exceed ninety (90) days as shall, in Seller's discretion reasonably exercised, be required in order to cure such exceptions to title and Buyer shall be obligated to purchase on the Closing Date all Properties not objected to as provided above and the Purchase Price shall be reduced by the consideration attributable to the affected Property(ies) as shown on Schedule 1; (2) Seller shall give Buyer written notice upon the correction of an Objection for each Property and Buyer shall purchase such Property, according to the terms hereof, on a mutually agreeable closing date within ten (10) days of such notice; and (3) if such exceptions to title can only be satisfied by the payment of money, Seller shall be entitled to apply a portion of the Purchase Price payable on such Closing Date for such Property(ies) in order to cure or correct same. If Seller fails to notify Buyer of its election to seek to cure such exceptions to title, Seller shall be deemed to have elected NOT to seek to cure same.

                (b) If Seller elects not to cure all un-permitted exceptions to title on any Property encumbered by same, Buyer may, at its election, (1) proceed with the Closing and take title to all of the Properties subject to such exceptions to title without a reduction of the Purchase Price, or (2) terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement, provided, however, that Buyer shall provide such written notice of termination to Seller no later than the close of business ten (10) days after receipt of Seller's notice electing not to cure title exceptions (the "Title Notice Day"). If Buyer fails to provide such notice by 5:00 p.m. (New York time) on the Title Notice Day, Buyer shall be obligated to purchase the Properties as provided herein, subject to any exceptions to title. If Seller, having elected to attempt to cure such exceptions to title, fails so to do within such ninety (90) day period, Buyer shall have no further obligation to purchase and Seller shall have no further obligation to sell the Properties unless Buyer forthwith elects to purchase the Properties subject to the unrectified matters with no reduction in the Purchase Price.

 To be effective, each notice delivered by Buyer to Seller hereunder must be sent by facsimile transmission to the FAX numbers set forth in Section 17 with an original hard copy thereof sent in accordance with the requirements of
 Section 17. Any dispute as to whether or not a notice regarding removal of a Property from the Agreement has been given in a timely manner shall be resolved by reference to the date and time stamped on the first page of the facsimile copy of such notice by the facsimile unit receiving same.

          8. Closing Deliveries. At the Closing, the following actions shall be taken, all of which will be deemed taken simultaneously and no one of which will be deemed completed until all have been completed:

                (a) The Purchase Price shall be paid to Seller in accordance with Section 3.

                (b) The Deeds for each Owned Property shall be executed and delivered to Buyer.

                (c) Buyer and Seller shall execute and deliver an Assignment and Assumption of Lease for each Leased Property.

                (d) Buyer and Seller shall execute and deliver an Assignment and Assumption of Sublease for each Sublease encumbering the Properties.

                (e) An affidavit of the Seller under FIRPTA shall be delivered to Buyer.

                (f) Seller shall deliver to Buyer the original counterparts or true copies of the Leases assigned by Seller to Buyer and assumed by Buyer pursuant to the Assignment and Assumption of Leases delivered under clause (c) above (or copies thereof certified to be true and correct by Seller) and the original counterparts of the Subleases assigned by Seller to Buyer and assumed by Buyer pursuant to the Assignment and Assumption of Subleases delivered under clause (d) above (or copies thereof certified to be true and correct by Seller).

                (g) Seller shall deliver to Buyer estoppel certificates from at least twenty-six (26) of the Franchisees, in the form attached hereto as Exhibit C and the balance of the estoppel certificates, if any, may be delivered by Seller, in the form attached hereto as Exhibit D ("Seller's Estoppel Certificate"), if Seller, after using reasonable efforts, is unable to obtain such estoppel certificates from the Franchisees by the Closing Date.

                (h) Seller shall deliver to Buyer estoppel certificates from Burger King Corporation with respect to the Leased Properties, in form attached hereto as Exhibit E.

                (i) Seller shall deliver the originals (if any, and to the extent in Seller's possession) of all agreements, plans, drawings, surveys, technical descriptions, warranties and licenses or permits affecting the Properties.

                (j) Any and all documents, affidavits and agreements reasonably required by the Title Insurer to enable it to issue the Title Policies shall be delivered by Buyer and Seller, respectively.

            9.      Adjustments and Prorations; Closing Expenses.

             9.1 Adjustments and Prorations. The basic or fixed rents and charges payable under the Subleases and rents and charges actually received by Seller for the month in which the Closing occurs, which rents and charges may include but are not limited to basic or fixed rents, shall be apportioned between Buyer and Seller as of 11:59 p.m. of the day next preceding the Closing Date (it being understood and agreed that Buyer and Seller shall endeavor to compute all closing adjustments at least five (5) business days prior to the Closing Date.

 The percentage rents shall be pro-rated as of the Closing Date in the following manner: the total amount of percentage rent payable for the fiscal year in which the Closing occurs ("Fiscal Year 1995") for each Property shall be computed for each Property based on an estimate of the sales for the entire Fiscal Year 1995 which shall be determined by the prior year sales multiplied by the percentage of increase or decrease in sales for the period commencing with the beginning of Fiscal Year 1995 through and including the last day of the month prior to the Closing Date over the comparable period for 1994. The resulting percentage rental obligation for Fiscal Year 1995 shall then be apportioned equally to each day during Fiscal Year 1995, with the amount accruing prior to the Closing Date being referred to as the "Pre-Closing Portion". Seller shall be credited with 1995 percentage rents in the amount of the excess, if any, of (i) the Pre-Closing Portion reduced by (ii) percentage rent payments actually received by Seller for Fiscal Year 1995 prior to the Closing Date. If clause (ii) above exceeds (i) above, Seller shall be debited with such excess on the Closing Date.

              Seller represents and warrants that the respective Franchisees of the Properties have the obligation for paying all real estate taxes and assessments and all charges for utility services.

             9.2 Closing Expenses. The premium for the Title Policies, all costs for the Title Report and any fees for any survey and fees for recording the Deeds and other conveyancing documents shall be paid by Buyer. Seller shall pay the escrow charges imposed by Escrow Agent and any expenses incurred in connection with Seller complying with Section 6.3. Buyer and Seller shall each pay one-half of any transfer taxes. All other expenses of Closing shall be paid by Buyer, other than Seller's legal expenses.

          10. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows, it being expressly understood and agreed that all such representations and warranties are to be true and correct at the date of this Agreement, except as otherwise provided, and as of the Closing, but such representations and warranties shall not survive the
 Closing:

                (a) Seller has the full right, power and authority to enter into this Agreement and at the date hereof but not as of the Closing subject to the right of its limited partners to object as discussed in Section 6.3, to cause the sales, transfers and assignments contemplated herein; and each of the persons signing this Agreement on behalf of Seller is authorized to do so;

                (b) To the actual knowledge of Seller, (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of the Seller does not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment to which Seller may be subject, and (ii) no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms; and

                (c) To the actual knowledge of Seller, there are no pending or contemplated condemnation, eminent domain or similar proceedings with respect to all or any portion of the Properties, except as provided in Section 13.

                (d) Except for the information contained in the documents listed in Schedule 2 attached hereto, Seller has no actual acknowledge as to the environmental conditions of the Properties.

                (e) Seller has no contracts of any kind, such as for waste disposal, termite protection, cleaning services, management services or paper supplies which will survive the Closing.

                (f) Seller has delivered to Buyer the monthly sales reports for the months January through July 1995 or true copies thereof which were delivered to Buyer from Burger King Corporation. Seller expressly does not represent or warrant the accuracy or completeness of the information contained in such sales reports.

                (g) From and after the date hereof until the Closing or earlier termination of this Agreement, Seller shall not sell, assign or create any right, title or interest whatsoever in or to any property or create any liens, encumbrance or charge thereon without promptly discharging same, except with respect to Store # 4185, Buyer acknowledges that Seller may be granting easement and/or non-disturbance rights with respect to a portion of such Property.

                (h) From and after the date hereof until the Closing or earlier termination of this Agreement, Seller shall conduct its activities as landlord of the Properties reasonably consistent with its past practices.

          If Buyer discovers prior to Closing, that any representation or warranty made in this Agreement or in Seller's Estoppel Certificate(s), if any, is untrue, then Buyer shall have the right, as its sole and exclusive remedy, either to (i) terminate this Agreement by notice given to Seller prior to the Closing Date, receive a return of the Deposit and thereafter neither party shall have any obligation to the other under this Agreement, or (ii) elect to purchase the Properties subject to such untrue representation or warranty without any reduction in the Purchase Price.

          11. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows, such representations and warranties to be true and correct at the date of this Agreement and as of the Closing, but such representations and warranties shall not survive the
 Closing:

                (a) Buyer is a limited partnership duly organized and in good standing under the laws of the State of Delaware;

                (b) Buyer has the full right, power and authority to enter into and fully perform its obligations under this Agreement, and each of the persons signing this Agreement on behalf of Buyer is authorized to do so; and

                (c) To the actual knowledge of Buyer, (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment to which Buyer may be subject, and (ii) no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

          12. Damage or Destruction. In the event that a casualty or other loss occurs to any Property prior to the Closing Date which (i) renders such Property inoperable as a restaurant for a period reasonably estimated by Seller to exceed four (4) months, or (ii) with respect to which there is insufficient insurance coverage and/or tenant contributions to restore such Property to its condition prior to such casualty, Buyer may, in its sole discretion (a) elect to purchase all of the Properties without reduction of the Purchase Price; or (b) terminate this Agreement by written notice to Seller and receive a return of the Deposit.

          13. Eminent Domain. In the event of any threatened, commenced or consummated proceedings in eminent domain respecting a Property or substantially all of a Property, Buyer may, at its option, by notice to Seller given ten (10) days after Buyer is notified of such actual or possible proceedings, elect to remove the affected Property from this Agreement and the Purchase Price shall be reduced by the consideration attributable to the affected Property as shown on Schedule 1, or if Buyer fails to elect or if such eminent domain proceedings are for less than substantially all of a Property, then Buyer shall be obligated to purchase the Property as provided herein and Seller shall, at the Closing, assign to Buyer its entire right, title and interest in and to any condemnation award. Buyer acknowledges that with respect to Store 4185, Seller intends to convey a portion of such Property by deed in lieu of condemnation and Seller shall at the Closing assign to Buyer its right, title and interest in and to the consideration to be paid for such conveyance.

          14.   Environmental Inquiries.

                14. Buyer acknowledges that Seller, at Seller's expense, has caused Environmental Consulting & Technology, Inc. ("ECT") to conduct a Transaction Screen Assessments consistent with ASTM Standard E 1528-93 (each, a "Transaction Screen") of the Properties, and that Seller herewith has furnished to Buyer such information as more particularly described on Schedule 2 hereto.

                15. Property "As Is". Seller does not warrant, either expressly or impliedly, the condition or fitness of the Properties, including without limitation the environmental fitness and condition of the Properties. Buyer acknowledges that it has made such inspections and investigations of the Properties as it has deemed necessary including, without limitation, the physical and environmental features of the Properties and that Buyer will acquire the Properties "AS IS, WHERE IS" in their current state, including without limitation their current physical and environmental condition, subject to normal wear and tear between the effective date of this Agreement and the Closing. It is expressly understood and agreed that the willingness of Buyer to purchase the Properties on an "AS IS, WHERE IS" basis in accordance herewith is a material inducement to Seller's agreement to sell the Properties to Buyer. Buyer hereby waives any and all claims which it may now or hereafter have against Seller arising out of or in connection with Environmental Laws, including without limitation any such claims under the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601-9659 ("CERCLA"), and any claims under state common law, relating to the emission, discharge or release of any hazardous substance, as that term is defined under CERCLA at 42 U.S.C. Section 9601(14), or petroleum product or other pollutant or contaminant.

          16. Brokerage. Each party represents and warrants to the other that it has neither engaged nor employed any broker or finder in connection with the transactions contemplated by this Agreement, and each party hereby indemnifies and agrees to hold the other harmless from and against any loss, cost, damage or expense (including reasonable attorneys' fees) by reason of the incorrectness of such representation and warranty. This provision shall survive the Closing.

          17. Notices. All notices, demands, requests, consents, approvals or other communications ("Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall (except as herein expressly provided to the contrary) be delivered personally or sent by either registered or certified mail, return receipt requested, postage prepaid, by Federal Express or another nationally recognized air courier service, or by telephonic facsimile transmission, addressed as follows:

                TO SELLER:

			Burger King Limited Partnership, II
			c/o Lehman Brothers Inc.
			3 World Financial Center, 29th Floor
			New York, New York  10285
                        Attention: Kenneth F. Boyle
                        FAX:  (212) 528-9696

                With a copy to:

			Gibson, Dunn & Crutcher
			200 Park Avenue
			47th Floor
			New York, New York  10166
                        Attention: C. Ransom Samuelson II, Esq.
                        FAX:  (212) 351-4035

                TO BUYER:

			U.S. Restaurant Properties Operating L.P.,
			c/o QSV Properties Inc.
			5310 Harvest Hill Road, Suite 270
			Dallas, Texas  75230
                        Attention: Robert J. Stetson
                        FAX:  (214) 490-9119

                With a copy to:

                        Middleberg Riddle & Gianna
                        2323 Bryan Street, Suite 1600
                        Dallas, Texas 75201
                        Attention: Richard S. Wilensky, Esq.
                        FAX:  (214) 220-0179

 or such other address as such party shall have specified most recently by like Notice. Notices mailed as provided herein shall be deemed given on the third New York business day following the date so mailed, on the New York business day received from a nationally recognized air courier service or on the New York business day received by facsimile transmission.

          18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

          19. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

          20. Jurisdiction. The parties hereto irrevocably and unconditionally submit themselves to the general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts thereof, in any legal action or proceeding arising under this Agreement or in any way related hereto.

          21. Entire Agreement. This Contract is not to be recorded and may not be changed, modified or terminated except by written instrument executed by the parties hereto. This Agreement (including the Exhibits attached hereto) contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto. This provision shall survive the Closing.

          22. Attorneys' Fees. Should either party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged default under or breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding at trial and any appellate levels.

          23. Non-Waiver of Rights. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

          24. Rules of Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

          25. Titles and Headings. Titles and headings of Articles and Sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

          26. Exhibits. Each of the Exhibits and Schedules referred to herein and attached hereto is an integral part of this Agreement and are incorporated herein by this reference.

          27. Pronouns; Joint and Several Liability. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. If the Buyer consists of two or more parties, the liability of such parties shall be joint and several.

          28. Further Assurances. Seller and Buyer each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby.

          29. No Assignment. Buyer shall have no right to assign this Agreement or its rights hereunder, without the express written consent of Seller. The transfer of a controlling interest in the shares of Buyer shall be deemed an assignment for purposes of this Agreement.

          30. Damages. In the event this Agreement is terminated due to either party's default in the performance of its obligations hereunder then if Seller is the defaulting party, Buyer shall be entitled to pursue any and all remedies available at law or in equity, including but not limited to specific performance or to terminate this Agreement and receive a refund of the Deposit; provided, however, that if Seller is unable to deliver estoppel certificates as provided in Sections 8(g) and 8(h) then Buyer shall have the right, as its sole and exclusive remedies, to either (i) terminate this Agreement by written notice to Seller on or prior to the Closing Date and receive a return of the Deposit, or (ii) elect to purchase all of the Properties without any reduction in the Purchase Price. In the event Buyer is the defaulting party, then the parties have agreed that the Deposit shall be retained by Seller as agreed upon liquidated damages it being acknowledged that Seller's damages from Buyer's default might be impossible to ascertain and that the Deposit constitutes a fair and reasonable amount for Seller's damages and is not a penalty. Thereafter neither party shall have any responsibility or obligation to the other under or pursuant to this Agreement.

          Initial:           /s/   KB                   /s/   FM
                              Seller                      Buyer

          31. TIME OF ESSENCE. TIME IS OF THE ESSENCE OF EACH AND EVERY TERM, CONDITION AND PARTICULAR OF THIS AGREEMENT

                32.  Option to Sell

                32.1    Buyer and Seller acknowledge that Store 3891 on
 Schedule 1 hereto (the "Marietta Property"), is currently under contract to be sold to another purchaser. In the event such contract is terminated prior to the Closing Date then Buyer and Seller agree that Seller, in its sole discretion, may elect to include the Marietta Property as one of the Properties to be purchased by Buyer on the Closing Date. Seller may exercise the Option by delivering written notice to Buyer of its intention to include the Marietta Property at anytime during the period commencing with the execution of this Agreement and terminating 10 days prior to the Closing Date (the "Option Period").

                32.2 If Seller does not exercise the Option within the Option Period then upon the expiration of the Option Period the Option shall terminate and be of no further force or effect.

                32.3 In the event Seller exercises the Option within the Option Period then under the terms of this Agreement Buyer shall be obligated to buy and Seller shall be obligated to sell the Marietta Property on the Closing Date at a purchase price of Two Hundred Thousand Dollars ($200,000.00).

                                       14
<Proxy>

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

SELLER:                               BUYER:

Burger King Limited Partnership II,   U.S. Restaurant Properties Operating L.P.,
a New York limited partnership        a Delaware limited partnership
By:   BK II PROPERTIES INC.           By: QSV Properties Inc.,
                                         renamed U.S. Restaurant Properties Inc.
      General Partner                     General Partner

By: /s/ Kenneth Boyle                 By: /s/ Fred Margolin
Name: Kenneth Boyle                   Name: Fred Margolin
Title: Vice President                 Title: Chairman

ESCROW AGENT:

Lawyers Title Insurance Corporation

By: /s/ Craig S. Feder
Name: Craig S. Feder
Title: Counsel

                       BURGER KING LIMITED PARTNERSHIP II
                                   SCHEDULE 1



STORE                               LOCATION                    SALES PRICE

3642                                Redlands, CA                665,000
3647                                Garland, TX                 514,000
3659                                Nederland, TX               951,000
3677                                St. Peters, MO              681,000
3692                                Marietta, GA                428,000
3693                                Corpus Christi, TX          619,000
3696                                Pelham, AL                  387,000
3701                                Milan, TN                   191,000
3704                                Greenville, TN              704,000
3706                                Phoenix, AZ                 604,000
3720                                Wilmington, NC              539,000
3722                                Southbend, IN               834,000
3723                                Riverdale, GA               697,000
3732                                Kansas City, KS             247,000
3758                                Erlanger, KY                344,000
3773                                Ceres, CA                 1,265,000
3777                                Orange, CA                  268,000
3779                                Statesboro, GA              780,000
3830                                Plano, TX                   193,000
3833                                Hot Spring AR               631,000
3871                                Columbus, MS              1,087,000
3892                                Vernon, CT                  764,000
3925                                Tucson, AZ                  231,000
3978                                Springfield, MA             302,000
4005                                Glendale, AZ                619,000
4056                                Rocky Mt, NC              1,049,000
4115                                Mt Clemens, MI              435,000
4185                                Greenville, MS              996,000

                                                             17,025,000
with an Option to include
3891                                Marietta, GA                200,000

                                   SCHEDULE 2


        1. Transaction Screen Assessment for each of the Properties prepared by Environmental Consulting & Technology, Inc. ("ECT") for Kirkpatrick & Lockhart dated June 1994.

                                                             EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION OF LEASE

       FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Burger King Limited Partnership II, a New York limited partnership ("Assignor"), does hereby sell, assign, convey, transfer, set over and deliver to U.S. Restaurant Properties Operating L.P., a Delaware limited partnership ("Assignee"), the entire interest of Assignor, as lessee, in and to the lease of real property more particularly described in Exhibit A attached hereto and incorporated by reference herein, between Burger King Corporation, as lessor, and Burger King Limited Partnership II, as tenant, dated __________ ___, 19__, a Memorandum of which was filed on __________ ___, 19__, and recorded at Book ____, Page ___ in the __________ County Registry of Deeds (the "Lease").

       Assignee hereby assumes and agrees to perform all the terms, covenants and conditions of the Lease required to be performed by the lessee thereunder from and after the date hereof. Assignee hereby indemnifies and holds Assignor harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessor under the Lease arising out of or relating to Assignee's failure to perform any of its obligations as lessee under the Lease on or after the date hereof.

       Assignor hereby indemnifies and holds Assignee harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessor under the Lease arising out of or relating to Assignor's failure to perform any of its obligations as lessee under the Lease prior to the date hereof.

       This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease this ___ day of , 1995.

                           ASSIGNOR:

                           Burger King Limited Partnership II,
                           a New York limited partnership


                           By: BK II Properties Inc.,
                               a New York corporation, general partner


                           By:________________________________________
                              Name:
                              Title:



                           U.S. RESTAURANT PROPERTIES
                           OPERATING L.P.
                           a Delaware limited partnership


                           By: QSV Properties Inc.,
                               a Delaware corporation, General Partner


                           By:________________________________________
                              Name:
                              Title:

                                                             EXHIBIT B

                     ASSIGNMENT AND ASSUMPTION OF SUBLEASE

          FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Burger King Limited Partnership II, a New York limited partnership ("Assignor"), does hereby sell, assign, convey, transfer, set over and deliver to U.S. Restaurant Properties Operating L.P., a Delaware limited partnership ("Assignee"), the entire interest of Assignor in and to the sublease of real property more particularly described in Exhibit A attached hereto and incorporated by reference herein, between Burger King Limited Partnership II, as lessor, and [Name Of Lessee], as lessee, dated ______________, a Memorandum of which was filed on ____________, and recorded at Book _____, Page ____, in the ______ County Registry of Deeds (the "Sublease").

          Assignee hereby assumes and agrees to perform all the terms, covenants and conditions of the Sublease required to be performed by the lessor thereunder from and after the date hereof, including, without limitation, the obligation to repay in accordance with the terms of the Sublease to the lessee thereunder any and all security deposits and prepaid rental deposits to the extent, but only to the extent of the amount of cash delivered by Assignor to Assignee with respect to such security deposits and prepaid rental deposits and only to the extent that any such amount shall hereafter become refundable to the lessee under the Sublease.

          Assignee hereby indemnifies and holds Assignor harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessee under the Sublease arising out of or relating to Assignee's failure to perform any of its obligations as lessor under the Sublease on or after the date hereof. Assignor hereby indemnifies and holds Assignee harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessee under the Sublease arising out of or relating to Assignor's failure to perform any of its obligations as lessor under the Sublease prior to the date hereof.

          This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Sublease as of this ___ day of _______________, 1995.

                                        ASSIGNOR:

                                        BURGER KING LIMITED PARTNERSHIP II,
                                        a New York limited partnership

                                        By:  BK II Properties Inc., a
                                             New York corporation,
                                             general partner


                                             By:________________________
                                                Name:
                                                Title:

                                        ASSIGNEE:
                                        U.S. RESTAURANT PROPERTIES
                                        OPERATING L.P.
                                        a Delaware limited partnership

                                        By:  QSV Properties Inc.,
                                             a Delaware corporation,
                                             General Partner


                                             By:________________________
                                                Name:
                                                Title:

                                                        EXHIBIT C
                             [FRANCHISEE ESTOPPEL]


                           ___________________, 1995


U.S. Restaurant Properties Operating L.P.
5310 Harvest Hill Road, Suite 270
Dallas, Texas  75230

Re:     (a)   Sublease or Lease dated _______________________ between Burger
        King Limited Partnership II ("Landlord") and __________________________ ________________________, as tenant ("Franchisee"), covering the real property commonly known as ___________________________________
        ________________ (the "Property") , as amended or modified by the following: ______________________________________________
        _______________________________________ (the "Lease").

        (b) Franchise Agreement dated _____________________ between Burger King Corporation ("Burger King"), as franchisor, and Franchisee with respect to the operation of a "Burger King" restaurant at the Property, as amended or modified by the following: ____________________________ ____________________________________(the "Franchise Agreement").

Dear Ladies and Gentlemen:

                The undersigned has been advised that you or another person or entity are about to purchase the interest of Burger King Limited Partnership II in the Property. In connection with such acquisition, the undersigned hereby represents and certifies to you that:

                A.      Lease

                1. The Lease constitutes the entire agreement between Landlord and Franchisee pertaining to the Property, and the undersigned has not assigned, sublet or otherwise transferred its interest in the Lease.

                2. The commencement and termination dates of the current term of the Lease are _____________________ and _______________________,
respectively. Franchisee has the following options or rights to renew the term:_____________________________________________________________________.

                3. All rent payable by Franchisee under the Lease has been paid through ________________, 1995.

                4. The Lease is in full force and effect; there are no outstanding notices of default or breach under the Lease served either by Landlord or Franchisee, nor, to Franchisee's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Lease.

                5. There have been no security or other deposits and there have been no pre-payments of rent, nor will Franchisee pre-pay rent or other amounts in connection with the Lease. No concessions, rebates, allowances, or other concessions for free or reduced rent in the future have been granted, other than as set forth in the Lease.

                6. Franchisee has not currently (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors;
(iii) suffered the appointment of a receiver to take possession all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (iv) made an offer of settlement, extension or composition of its creditors generally.

                B.      Franchise Agreement

                1. The Franchise Agreement constitutes the entire agreement between Burger King and Franchisee pertaining to the operation of a "Burger King" restaurant at the Property.

                2.      The term of the Franchise Agreement is 20 years.

                3. The Franchise Agreement is in full force and effect; there are no outstanding notices of default or breach under the Franchise Agreement served either by Burger King or Franchisee, nor, to Franchisee's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Franchise Agreement.

                Franchisee hereby acknowledges and agrees that you and any such other purchasing person or entity shall be entitled to rely upon the foregoing provisions of this letter in consummating the above-referenced transaction.

                                                Very truly yours,


If Franchisee is a corporation,
insert corporation's name and sign here         ___________________________


                                                By:________________________
                                                   Name:
                                                   Title:



If Franchisee is an individual,                 ___________________________
sign here:                                      Name:

                                                                EXHIBIT D
                               [BKLP II ESTOPPEL]

                           ___________________, 1995


U.S. Restaurant Properties Operating L.P.
5310 Harvest Hill Road, Suite 270
Dallas, Texas  75230


Re:     (a)     Sublease dated ____________________ between Burger King
        Corporation ("Burger King") and Burger King Limited Partnership II ("BKLP-II"), covering the real property commonly known as ____________ _____________________________________ (the "Property"), as amended or modified by the following: _____________________________________
        ___________________________________________ (the "Sublease"); and

        (b)     Lease dated _________________________ between BKLP-II, as
        landlord, and ________________________________, as subtenant
        ("Franchisee"), as amended or modified by the following: ______________ ___________________________________________________________ (the
        "Operating Lease").

Dear Ladies and Gentlemen:

                In connection with your purchase of BKLP-II's interest in the Property, the undersigned hereby represents and certifies to you and to any other purchasing person or entity that:

                A.      Sublease

                1. The Sublease constitutes the entire agreement between Burger King and BKLP-II pertaining to the demising of the Property, and BKLP-II has not assigned or transferred its interest in the Sublease.

                2. The commencement and termination dates of the current term of the Sublease are _____________________ and _______________________,
respectively.  BKLP-II has the following options or rights to renew the term:
____________________________________________________________________________.

                3. All rent payable by BKLP-II under the Sublease has been paid through ________________, 1995.

                4. The Sublease is in full force and effect; there are no outstanding notices of default or breach under the Sublease served either by Burger King or BKLP-II thereunder, nor, to Burger King's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Sublease.

                5. There have been no security or other deposits and there have been no pre-payments of rent, nor will Franchisee pre-pay rent or other amounts in connection with the Lease. No concessions, rebates, allowances, or other concessions for free or reduced rent in the future have been granted, other than as set forth in the Lease.

                B.      Operating Lease

                1. The Operating Lease constitutes the entire agreement between BKLP-II and Franchisee pertaining to the Property, and BKLP-II has not assigned or transferred its interest in the Operating Lease.

                2. The commencement and termination dates of the current term of the Operating Lease are _____________________ and
_______________________, respectively. Franchisee has the following options or rights to renew the term: _____________________________________________________
_____________________________________.

                3. All minimum rent and additional rent payable by Franchisee under the Operating Lease has been paid through ________________, 1995. All percentage rent payable by Franchisee has been paid through __________________, 199__.

                4. The Operating Lease is in full force and effect; there are no outstanding notices of default or breach under the Operating Lease served either by BKLP-II or Franchisee, nor, to BKLP-II's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Operating Lease.

                5. There have been no security or other deposits and there have been no pre-payments of rent, nor will Franchisee pre-pay rent or other amounts in connection with the Lease. No concessions, rebates, allowances, or other concessions for free or reduced rent in the future have been granted, other than as set forth in the Lease.

                The representations and certifications made hereunder shall not survive the date upon which you or such other purchasing person or entity purchase BKLP-II's interest in the Property. BKLP-II hereby acknowledges that you and any such other purchasing person or entity shall be entitled to rely upon the foregoing provisions of this letter in consummating the above-referenced transaction.

                                      Very truly yours,

                                      BURGER KING LIMITED PARTNERSHIP II,

                                      By:     BK II Properties Inc.,
                                              general partner




                                      By:________________________________
                                         Name:
                                         Title:

                                   APPENDIX B

                                   Agreement
                             of Limited Partnership
                                       of
                              Burger King Limited
                                 Partnership II

                       BURGER KING LIMITED PARTNERSHIP II
                        AGREEMENT OF LIMITED PARTNERSHIP
                                     INDEX
                                                                       Page
ARTICLE I Defined Terms
      1.1     Defined Terms                                             A-1

ARTICLE II Organization
      2.1     Formation                                                 A-4
      2.2     Name                                                      A-4
      2.3     Term                                                      A-4
      2.4     Character of the Business                                 A-4
      2.5     Principal Place of Business                               A-4

ARTICLE III Partners and Capital
      3.1     Name and Address of the General Partner                   A-4
      3.2     Names and Addresses of Limited Partners                   A-4
      3.3     Capital Contributions                                     A-4
      3.4     Application of Capital Contributions
                   Prior to the Initial Closing                         A-5
      3.5     Subscription for Minimum Number of Interests              A-5
      3.6     Admission of Limited Partners to the Partnership          A-5
      3.7     Failure to Invest Net Proceeds                            A-5
      3.8     Partners' Capital Accounts                                A-6
      3.9     Partnership Capital                                       A-6
      3.10    Additional Terms and Conditions of the Offering           A-6

ARTICLE IV  Compensation of General Partner and Affiliates and
            Burger King Corporation
      4.1     Selling Commissions and Dealer Manager Fee                A-6
      4.2     Reimbursement of Organizational and Offering Expenses     A-7
      4.3     Management Fees to Burger King Corporation                A-7

ARTICLE V Cash Distributions, Allocations of Profits and Losses and Allocation of Certain Nondeductible Expenses
      5.1     Cash Distributions of Net Cash Flow from Operations       A-7
      5.2     Cash Distributions of Net Property Disposition Proceeds   A-8
      5.3     Allocation of Distributions among Limited Partners        A-8
      5.4     Allocation of Gain, Income and Loss                       A-8
      5.5     Allocation of Certain Nondeductible Expenses              A-10
      5.6     Taxes Withheld                                            A-10

ARTICLE VI  Powers, Rights and Duties of the General Partner
      6.1     Management and Control of the Partnership                 A-10
      6.2     Rights, Powers and Authority of the General Partner       A-10
      6.3     Partnership's Policies                                    A-11
      6.4     Services of the General Partner                           A-12
      6.5     Other Business Interests of the General Partner           A-12

      6.6     Code Section 754 Election                                 A-12
      6.7     Purchase Option on Partnership Properties                 A-12
      6.8     Reimbursement of the General Partner                      A-13
      6.9     Restrictions on Authority of the General Partner          A-13
      6.10    Net Worth Representation                                  A-14

ARTICLE VII Transferability of the General Partner's Interest
      7.1     Liability of the Terminated General Partner               A-14
      7.2     Removal, Bankruptcy or Incapacity of the General Partner  A-14
      7.3     Valuation of the General Partner's Partnership Interest   A-14

ARTICLE VIII Rights of the Limited Partners
      8.1     Limitations on Limited Partners                           A-15
      8.2     Liability of Limited Partners                             A-15
      8.3     Voting Rights of Limited Partners                         A-15
      8.4     Treatment of the General Partner as a Limited Partner     A-16

ARTICLE IX   Transferability of a Limited Partner's Interest
      9.1     Restrictions on Transfer or Assignment of Interests       A-16
      9.2     Substituted Limited Partners                              A-17
      9.3     Recognition of Assignment or Transfer                     A-17
      9.4     Treatment of a Substituted Limited
                   Partner as a Limited Partner                         A-18
      9.5     Withdrawal, Bankruptcy or Incapacity of a Limited Partner A-18

ARTICLE X   Indemnification
      10.1    Indemnification of the General Partner                    A-18
      10.2    Limited Indemnification from
                Violations of the Securities Laws                       A-19
      10.3    Indemnification of Limited Partners                       A-19

ARTICLE XI  Dissolution and Termination
      11.1    Events of Dissolution                                     A-19
      11.2    Payment of Partnership Funds Upon Liquidation             A-19
      11.3    Effectuation of Liquidation                               A-20

ARTICLE XII  Notices
      12.1    Notices                                                   A-20

ARTICLE XIII Accounting Reports and Statements
      13.1    Fiscal Year                                               A-20
      13.2    Records of Partnership Transactions                       A-20
      13.3    Access to Partnership Records                             A-20
      13.4    Preparation of Tax Returns; Tax Audits                    A-20
      13.5    Reports on Partnership's Business                         A-21
      13.6    Availability of Reports on Form 10-Q                      A-21
      13.7    Availability of Annual Reports                            A-21
      13.8    Reports of Property Acquisitions                          A-21
      13.9    Annual Appraisal                                          A-21

ARTICLE XIV  Amendments to Partnership Agreement
      14.1    Amendments to Partnership Agreement                       A-22

ARTICLE XV   Meetings of the Partners
      15.1    Meetings                                                  A-22
      15.2    Proxy                                                     A-22

ARTICLE XVI  Special Power of Attorney
      16.1    Special Power of Attorney                                 A-23
      16.2    Scope of Power of Attorney                                A-23

ARTICLE XVII Miscellaneous
      17.1    Binding Effect                                            A-23
      17.2    Applicable Law                                            A-23
      17.3    Counterpart Signature                                     A-24
      17.4    Separability of Provisions                                A-24
      17.5    Headings                                                  A-24
      17.6    Gender and Number                                         A-24
      17.7    Entire Agreement                                          A-24
      17.8    Section 48(q)(4) Election                                 A-24
      17.9    Acquisition Schedule; Suitability Reports                 A-24

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       BURGER KING LIMITED PARTNERSHIP II

This Agreement of Limited Partnership (the "Agreement"), dated as of August 23, 1982, entered into by and between Shearson/BK Properties, Inc. as the general partner (the "General Partner") and the limited partners listed on Schedule A (the "Limited Partners"), is hereby amended and restated as of October 19, 1982, and all of such partners do hereby form Burger King Limited Partnership II, as a limited partnership pursuant to the Uniform Limited Partnership Law of the State of New York, upon the following terms and subject to the following conditions:

                                   ARTICLE I
                                 Defined Terms

    1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "Acquisition fee": The total of all fees and commissions paid by any party in connection with the purchase or development of property by the Partnership, except a development fee paid to a person not affiliated with the General Partner or any Affiliate thereof in connection with the actual development of Burger King restaurants after acquisition of the land by the Partnership. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, non-recurring management fee, or any fee of a similar nature, however designated.

        "Affiliate": (i) Any person directly or indirectly controlling, controlled by, or under common control with another person, (ii) a person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (iii) any officer, director, partner or employee of such person, and (iv) if such other person is an officer, director, partner or employee, any other entity for which such person acts in any capacity.

        "Agreement": This Agreement of Limited Partnership of Burger King Limited Partnership II, as originally executed and as amended or restated from time to time.

        "Bankruptcy": (i) The filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of its creditors or the inability to pay its debts when they become due, or (iii) the expiration of 30 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 30-day period.

        "Burger King Property Management Agreement": The property management agreement to be entered into between the Partnership and Burger King Corporation with respect to each of the Partnership's restaurant properties and the management of such property by Burger King Corporation.

        "Capital Contributions": The total amount contributed or to be contributed to the Partnership by any Partner, or class of Partners, as the case may be, or the predecessor holders of the Interests of any such Partner or class of Partners.

        "Code": The Internal Revenue Code of 1954, as amended, or the corresponding provisions of any successor statute.

        "Development Agreement": The agreement to be entered into between the Partnership and Burger King Corporation with respect to each of the Partnership's restaurant properties and the acquisition, construction and development of such property by Burger King Corporation as agent for the Partnership.

        "Disposition": Any Partnership transaction not in the ordinary course of business, including (i) a sale of Partnership properties, (ii) a condemnation award in respect of the acquisition of all or any portion of a Partnership property (but not including payments in respect of a temporary taking of the use of a Partnership property) or (iii) a casualty insurance recovery in respect of damage to any Partnership property.

        "Distributions": Any cash distributed to a Partner in respect of his Interest and any amount of taxes withheld with respect to such Partner's allowable share of any income of the Partnership.

        "Economic Abandonment": A determination by Burger King Corporation in good faith, following a default by a lessee of a restaurant under its lease with the Partnership, that continued operation of such restaurant by a lessee is no longer economically feasible.

        "Escrow Agent": Manufacturers Hanover Trust Company at 40 Wall Street, New York, New York, or its successor.

        "Final Closing Date": The date on which the subscription for the final Interest offered by the Partnership is accepted by the General Partner, but in no event later than March 31, 1983, except that such date shall be no later than May 31, 1983, if the Dealer Manager of the offering of Interests has received notice from Burger King Corporation that such date shall be extended to no later than May 31, 1983.

        "General Partner": Shearson/BK Properties, Inc.

        "Gross Operating Revenues": Rental receipts from restaurant properties leased by the Partner-ship, interest earned on short-term investments of the Partnership and all other Partnership revenues from whatever source derived, except for revenues derived from the Disposition of Partnership properties.

        "Incapacity" or "Incapacitated": The death or adjudication of incompetency or insanity of any individual or the dissolution or liquidation of any partnership, corporation, trust or other entity.

        "Indemnity Agreement": An agreement between the Partnership and Burger King Corporation, dated the Initial Closing Date, pursuant to which Burger King Corporation shall indemnify the Partnership against certain losses in the event of a default by a lessee of the Partnership.

        "Individual Retirement Account" or "IRA": An individual retirement account subject to the provisions of the Employee Retirement Income Security Act of 1974.

        "Initial Closing Date": The date on which subscriptions for the minimum of 7,500 Interests have been accepted by the General Partner, which date shall be on or before December 31, 1982.

        "Initial Limited Partner": William M. Kahn.

        "Interest": A limited partnership interest in the Partnership acquired by a contribution to the Partnership pursuant to Section 3.3 hereof.

        "Limited Partners": All persons and entities, including the Initial Limited Partner prior to his withdrawal from the Partnership on the Initial Closing Date, listed on Schedule A who are admitted to the Partnership as limited partners.

        "Management Fees": Fees payable to Burger King Corporation in connection with management services rendered to the Partnership pursuant to
Section 4.3 hereof.

        "Master Agreement": An agreement to be entered into between the Partnership and Burger King Corporation with respect to the acquisition by the Partnership of sites for the construction of Burger King restaurants, the construction of Burger King restaurants thereon and the conducting of the Partnership's business.

        "Net Cash Flow from Operations": Gross Operating Revenues less the Partnership's operating expenses (including the fees paid to Burger King Corporation out of rental income pursuant to the Burger King Property Management Agreement) and a reasonable reserve for the Partnership's actual and contingent liabilities.

        "Net Lease": A lease of Partnership property pursuant to which the lessee will be responsible for payment of all taxes, costs, common area maintenance fees, expenses and charges of every kind and nature relating to the premises (except for certain inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit taxes or capital levies that are or may be imposed upon the Partnership, and except for any payments for interest or principal under any indebtedness of the Partnership) which may arise or become due during the term or any extension of such lease.

        "Net Property Disposition Proceeds": Proceeds in respect of the Disposition of any of the Partnership's properties in excess of amounts applied to restore or repair any Partnership property less related expenses and a reasonable reserve for the Partnership's actual and contingent liabilities and less, to the extent applicable, the fees paid to Burger King Corporation pursuant to the Master Agreement between Burger King Corporation and the Partnership.

        "1982 Act": Tax Equity and fiscal Responsibility Act of 1982.

        "Original Invested Capital": An amount equal to $1,000 per Interest.

        "Partner": The General Partner or any Limited Partner.

        "Partnership": Burger King Limited Partnership II, the limited partnership created under this Agreement.

        "Partnership Year": The Partnership's fiscal year which shall be the calendar year.

        "Payout": The point in time at which each Limited Partner has received from the Partnership, from its formation through such point in time, aggregate Distributions equal to such Limited Partner's Original Invested Capital plus a cumulative annual compounded return of 12 1/2% per annum on his Remaining Invested Capital, as adjusted from time to time.

        "Person": An individual, partnership, corporation, trust, Individual Retirement Account or other entity.

        "Prospectus": The prospectus forming a part of the Registration
Statement.

        "Purchase Option Agreement": An agreement to be entered into between the Partnership and Burger King Corporation, described in Section 6.7 hereof.

        "Registration Statement": The Partnership's Registration Statement on Form S-11 as filed with the Securities and Exchange Commission, as amended from time to time, relating to the sale of Interests.

        "Remaining Invested Capital": The amount of each Limited Partner's Original Invested Capital as reduced (i) at the end of each quarter, by Distributions of Net Property Disposition Proceeds to such Limited Partner for such quarter but only to the extent that such Distributions are considered to be distributions of Remaining Invested Capital pursuant to Section 5.2(b)(iii) hereof; (ii) at the end of each Partnership year, by Distributions of Net Cash Flow from Operations to such Limited Partner for such year but only to the extent that such Distributions are considered to be distributions of Remaining Invested Capital pursuant to Section 5.1(b)(ii) hereof; and (iii) at the time of any distribution pursuant to Section 3.7 hereof, by the amount of such distribution to such Limited Partner.

        "Substituted Limited Partner": Any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 9.2 hereof.

        "Successor General Partner": A general partner elected by the Limited Partners to replace a Terminated General Partner.

        "Terminated General Partner": A General Partner who is removed by the Limited Partners or becomes Bankrupt or Incapacitated.


                                   ARTICLE II
                                  Organization
    2.1 Formation. The General Partner and the Initial Limited Partner hereby form a limited partnership in accordance with and pursuant to the laws of the State of New York. The rights and liabilities of the Partners are as provided by the laws of the State of New York unless otherwise expressly set forth herein.

    2.2 Name. The Partnership business shall be conducted under the name Burger King Limited Partnership II. The General Partner may, in its discretion, change the name of the Partnership and in such event shall notify the Limited Partners within thirty (30) days after any such name change. In addition, the General Partner may adopt trade or fictitious names as its deems appropriate for the conduct of the Partnership's business.

    2.3 Term. The Partnership shall continue until dissolved and liquidated as provided in Section 11.1 hereof or as otherwise provided by law.

    2.4 Character of the Business. The character of the business of the Partnership shall be to invest in, acquire, construct, improve, hold and maintain Burger King restaurant properties (including the restaurant buildings and the underlying land) and to lease such restaurant properties to franchisees of Burger King Corporation and thereafter to re-lease, and, at such time as the General Partner determines is appropriate to liquidate the investments of the Partnership, sell or otherwise dispose of such restaurant properties, and to engage in any and all activities related or incidental thereto. The land to be acquired by the Partnership may include leasehold as well as fee interests; provided, however, the Partnership will own in fee simple the improvements constructed thereon.

    2.5 Principal Place of Business. The principal place of business of the Partnership shall be Two World Trade Center, 105th Floor, New York, New York 10048. The General Partner may from time to time change the principal place of business, and in the event of any such change, the Limited Partners shall be notified within thirty (30) days after any such change of the principal place of business of the Partnership. In addition, in its discretion, the General Partner may establish additional places of business for the Partnership.

                                  ARTICLE III
                              Partners and Capital

    3.1 Name and Address of the General Partner. The General Partner of the Partnership shall be Shearson/BK Properties, Inc., a New York corporation having its principal offices at Two World Trade Center, 105th Floor, New York, New York 10048.

    3.2 Names and Addresses of Limited Partners. The name and place of residence of each Limited Partner of the Partnership is set forth on Schedule A attached hereto. The Initial Limited Partner shall withdraw from the Partnership and the amount which he previously contributed as a Capital Contribution to the Partnership shall be promptly returned to him on the Initial Closing Date.

    3.3 Capital Contributions. The General Partner has previously contributed the sum of One Thousand Dollars ($1,000) to the capital of the Partnership. The Capital Contribution of, and the number of Interests held by, each Limited Partner is set forth on Schedule A attached hereto. The Initial Limited Partner has previously contributed the sum of One Thousand Dollars ($1,000) to the capital of the Partnership. On the Initial Closing Date, the Capital Contribution of the Initial Limited Partner shall be returned in full to him and he shall withdraw from the Partnership as provided in Section 3.2 hereof. Each Limited Partner, other than the Initial Limited Partner, shall contribute the sum of One Thousand Dollars ($1,000) per Interest to the capital of the Partnership and shall purchase no less than five Interests, except that an IRA may purchase a minimum of two Interests; provided, however, the amount required to be contributed to the capital of the Partnership by a Limited Partner who acquires more than 200 Interests shall be reduced by the amount by which the selling commission paid by the Partnership with respect to the issuance of such Interests is less than $75 per Interest. Upon payment of $1,000 per Interest, or such lesser amount determined as set forth above, each Interest so purchased shall be fully paid and nonassessable.

    3.4 Application of Capital Contributions Prior to the Initial Closing. The General Partner is authorized to raise additional capital for the Partnership by offering and selling not more than fifteen thousand (15,000) Interests (excluding the limited partnership interest of the Initial Limited Partner) at a price of One Thousand Dollars ($1,000) per Interest except as reduced as set forth in Section 3.3 hereof. All subscriptions for Interests shall be subject to acceptance by the General Partner. Until the Initial Closing Date, all payments for subscriptions for Interests will be placed in an escrow account with the Escrow Agent. Subscription payments deposited in the escrow account may not be withdrawn by subscribers. The Escrow Agent shall invest the escrowed funds in United States government securities, securities of governmental agencies if covered by a bank repurchase agreement, bankers' acceptances, documented discount notes and certificates of deposit in banks having und ivided capital and surplus of not less than One Hundred Twenty-Five Million Dollars ($125,000,000). Any interest earned on subscription proceeds will not become a part of the Partnership's capital. Within thirty (30) days following the Initial Closing Date, the Escrow Agent shall distribute to such Limited Partners any interest earned on their subscription proceeds prior to the Initial Closing Date, with the amount distributable to each Limited Partner being determined by the elapsed time that his funds were held in escrow. Subscription proceeds will not be deposited into escrow after the Initial Closing Date.

    3.5 Subscription for Minimum Number of Interests. At such time as subscriptions for seven thousand five hundred (7,500) Interests have been accepted by the General Partner, the subscription proceeds shall be released by the Escrow Agent to the Partnership to pay expenses incurred in connection with the offering and sale of the Interests and for other proper Partnership purposes. If at least seven thousand five hundred (7,500) Interests have not been accepted by the General Partner on or before December 31, 1982, all subscription proceeds shall be returned to the subscribers, together with any interest earned on their subscription proceeds to such date, with the amount distributable to each subscriber being determined by the elapsed time that his funds were held in escrow.

    3.6 Admission of Limited Partners to the Partnership. The General Partner shall amend the Certificate of Limited Partnership as soon as practicable following the Initial Closing Date to reflect the admission, as Limited Partners, of those persons whose subscriptions for Interests have been accepted. Thereafter, the General Partner shall amend the certificate of limited partnership as soon as practicable after the first day of the month following the month in which additional subscriptions for Interests are accepted by the General Partner to reflect the admission of such additional Limited Partners. Each amendment shall set forth on Schedule A the name, place of residence, Capital Contribution of, and number of Interests held by, each Limited Partner.

    The General Partner shall take such action as may be required to constitute the Partnership a duly and validly organized limited partnership under the laws of the State of New York, and such further action as may be required to continue the Partnership as such.

    3.7 Failure to Invest Net Proceeds. Any net proceeds from the sale of Interests that have not been invested or committed for investment in Burger King restaurants prior to the expiration of twenty-four (24) months following the declaration by the Securities and Exchange Commission of the effectiveness of the Registration Statement shall be distributed promptly by the General Partner to the Limited Partners in the ratio in which the number of Interests owned by each holder on the last day of the calendar month preceding such distribution bears to the total number of Interests owned by all holders of

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Interests as of that date.  Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written contractual agreements with respect to the investment of such proceeds have been executed prior to the 24-month period (even if after such 24-month period any such investment is not consummated pursuant to such agreements), to the extent any funds have been reserved to make contingent payments pursuant to written contractual agreements in connection with any property, or pursuant to the decision of the General Partner that an addition to the working capital reserve is necessary in connection with any property. All such Distributions of the net proceeds from the sale of Interests shall be treated for purposes of the Agreement, as Distributions of Net Property Disposition Proceeds.

    3.8 Partners' Capital Accounts. Each Partner's capital account shall initially equal the amount paid by such Partner to the Partnership to acquire Interests, reduced, however, by any sales commissions paid by the Partnership in respect of such Interests pursuant to Section 4.1 hereof, and shall be increased by:

     (a)  The amount of any later Capital Contributions to the Partnership; and

     (b) The amount of any income or gain allocated to such Partner pursuant to Section 5.4 hereof.

     Each Partner's capital account shall be decreased by:

     (x) The amount of any loss or deduction allocated to such Partner pursuant to Section 5.4 hereof;

     (y) The amount of those nondeductible expenses allocated to such Partner pursuant to Section 5.5 hereof; and

     (z) The amount of all Distributions to such Partner pursuant to this Agreement.

     Capital accounts shall be adjusted at the close of each Partnership Year, or more often, as required for the purposes of making allocations and Distributions pursuant to this Agreement.

     The transferee of Interests shall succeed to that portion of transferor's capital account which is allocable to the transferred Interests.

    3.9 Partnership Capital. (a) No Partner shall be paid interest on any Capital Contribution to the Partnership.

      (b) No Limited Partner (other than the Initial Limited Partner) shall be entitled to the return of any part of his Capital Contribution; provided, however, each Limited Partner shall be entitled to receive Distributions to the extent specifically provided for in this Agreement.

      (c) Under circumstances requiring a return of any Capital Contribution or any portion thereof, no Limited Partner shall have the right to receive property other than cash.

    3.10 Additional Terms and Conditions of the Offering. Except as otherwise provided in this Article III, the General partner shall have sole and complete discretion in determining the terms and conditions of the offering and sale of Interests, and the General Partner is authorized and directed to do all things which it deems to be necessary, convenient, appropriate or advisable in connection therewith, including, but not limited to, the preparation and filing on behalf of the Partnership of a Registration Statement with the Securities and Exchange Commission, the qualification of Interests pursuant to the "Blue Sky" laws of any state in which the General Partner determines to market the Interests and the execution and performance of agreements with a dealer manager and others concerning the marketing of Interests on such basis and upon such terms as the General Partner shall deem appropriate.

                                   ARTICLE IV

   Compensation of General Partner and Affiliates and Burger King Corporation

    4.1 Selling Commissions and Dealer Manager Fee. An Affiliate of the General Partner acting as the Partnership's agent for the placement of the Interests shall receive, as compensation for the sale of Interests, a selling commission not to exceed seven and one-half percent (7 1/2%) of the gross proceeds derived from all sales made directly by such Affiliate or by others. In addition to such selling commission, an amount equal to the difference between the lesser of $900,000 or 7 1/2% of the gross offering proceeds and

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all organizational and offering expenses, including legal and accounting fees, will be paid to such Affiliate as a dealer manager fee, except that under no circumstances will the dealer manager fee exceed one percent (1%) of the gross offering proceeds. The Partnership will also reimburse the General Partner and such Affiliate for actual out-of-pocket expenses incurred in connection with organizing the Partnership and the sale of Interests, including legal fees, subject to the limitation described in
Section 4.2 hereof.

    4.2 Reimbursement of Organizational and Offering Expenses. The Partnership will reimburse the General Partner and its Affiliates, or pay as the case may be, for all actual out-of-pocket organizational and offering expenses incurred in connection with organizing the Partnership and the sale of Interests, including legal and accounting fees, printing costs, escrow fees, securities registration and qualification fees and other expenses, as well as $110,000 as a non-accountable allowance for expenses of Burger King Corporation in connection with this offering, in an amount not to exceed the lesser of (i) $900,000 or (ii) 7 1/2% of the gross offering proceeds. To the extent that such expenses exceed the lesser of item (i) or (ii) above, an Affiliate of the General Partner and Burger King Corporation have each agreed to pay 50% of the excess.

    4.3 Management Fees to Burger King Corporation. Pursuant to Burger King Property Management Agreement and the Master Agreement, the Partnership shall pay Burger King Corporation a fee for its management services, to the extent specified in such agreements.

                                   ARTICLE V

           Cash Distributions, Allocations of Profits and Losses and
                  Allocation of Certain Nondeductible Expenses

    5.1 Cash Distributions of Net Cash Flow from Operations. (a) Distributions of Net Cash Flow from Operations shall be made to the Partners quarterly during each Partnership Year, within 60 days after the end of each calendar quarter (for such purposes Distributions made on or before January 30 of each year shall be treated as a Distribution made with respect to the previous Partnership Year), beginning after the first complete fiscal quarter subsequent to the Initial Closing Date, on the basis of ninety-five percent (95%) to the Limited Partners and one percent (1%) to the General Partner with the remaining four percent (4%) to be retained by the Partnership; provided, however, for any Partnership Year in which the sum of (x) such Distributions of Net Cash Flow from Operations to the Limited Partners, plus (y) the amount of all Distributions of Net Property Disposition Proceeds paid to the Limited Partners with respect to such year which was/is considered in payment of the current return pursuant to Section 5.2(b)(i) hereof is:

        (i) less than a 12 1/2% return on the Limited Partners' Remaining Invested Capital (as adjusted from time to time), from the beginning of such year, the General Partner shall cause the Partnership to distribute, from the amounts retained by the Partnership as set forth above, to the Limited Partners an amount, which when added to the sum of (x) the Limited Partners' Distributions of Net Cash Flow from Operations with respect to such year, plus (y) the amount of Net Property Disposition Proceeds paid to the Limited Partners with respect to such year which was/is considered in payment of the current return pursuant to Section 5.2(b)(i) hereof, is sufficient to return to the Limited Partners such 12 1/2% return for such Partnership Year. In no event shall the amount distributed pursuant to this subparagraph (i) exceed the four percent (4%) of Net Cash Flow from Operations retained by the Partnership during such year; the balance of such retained amounts, if any, shall be distributed to the General Partner; or

        (ii) equal to or in excess of a 12 1/2% return on the Limited Partners' Remaining Invested Capital (as adjusted from time to time, from the beginning of the year, the four percent (4%) of Net Cash Flow from Operations retained by the Partnership during such year shall be distributed to the General Partner.

      In the event any Partnership Year is less than 12 months, the foregoing 12 1/2% return shall be pro- rated on the basis of the number of months of such year.

      (b) At the end of each Partnership Year, amounts distributed pursuant to this Section 5.1 during such year to each Limited Partner shall be considered to consist of, and reduce accordingly, the following amounts:

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        (i) first, the current return at the rate of 12 1/2% accrued since the beginning of the Partnership Year on such Limited Partner's Remaining Invested Capital (as adjusted from time to time), to the extent such return is not considered to have been paid out of such year's Distributions of Net Property Disposition Proceeds pursuant to Section 5.2(b)(i) hereof; and

        (ii) second, Remaining Invested Capital.

    5.2 Cash Distributions of Net Property Disposition Proceeds. (a) Distributions of Net Property Disposition Proceeds, if any, shall be made once each calendar quarter to the Partners within 60 days after the end of each calendar quarter. Subject to the rights of Burger King Corporation as set forth in the Burger King Property Management Agreement and the Master Agreement and after capital accounts have been adjusted to reflect (1) Distributions of Net Cash Flow from Operations to date and (2) the appropriate allocations pursuant to Section 5.4 hereof, the General Partner shall cause the Partnership to distribute Net Property Disposition Proceeds as follows:

      (i) If Payout has not yet occurred:

        (A) Ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner in an amount sufficient to cause Payout to occur.

        (B) Notwithstanding the foregoing paragraph (A), if, prior to Payout, the aggregate outstanding balance in the capital accounts of the Limited Partners is less than the amount which must be distributed to them in order to cause Payout to occur, then Net Property Disposition Proceeds shall be distributed, first, if the outstanding balances of the General Partner's capital account and the Limited Partners' aggregate capital accounts are both positive, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner until the amount so allocated is sufficient to reduce the lesser of the General Partner's capital account or the Limited Partners' aggregate capital accounts to zero; second, after adjusting all capital accounts to reflect distributions, if any, under the immediately preceding clause, to any Partner(s) in the amount necessary to reduce its (or their) outstanding capital account(s) to zero; and finally, the balance, if any, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner in the amount necessary to cause Payout to occur.

      (ii) Once Payout has occurred, and after adjusting capital accounts to reflect Distributions, if any, made pursuant to Section 5.2(a)(i) hereof, first, in proportion to and to the extent of the outstanding balances of the Partners' capital accounts; and second, the remainder, if any, eighty-eight and 89/100 percent (88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partner.

      (b) At the end of each quarter, amounts distributed to each Limited Partner pursuant to this Section 5.2 shall be considered to consist of, and reduce accordingly, the following amounts:

        (i) first, the current return at the rate of 12 1/2% accrued from the beginning of that Partnership Year to date on such Limited Partner's Remaining Invested Capital, as adjusted from time to time;

        (ii) second, the unpaid, annual, cumulative, compounded return at the rate of 12 1/2% which has accrued in respect of such Limited Partner's Remaining Invested Capital (as adjusted from time to time) from the effective date of such Partner's admission to the Partnership through the close of the Partnership Year immediately preceding the year with respect to which such Distributions are made, plus a return thereon at the rate of 12 1/2% accrued from the beginning of the Partnership Year with respect to which such Distributions are made to date; and

        (iii) third, Remaining Invested Capital.

    5.3 Allocation of Distributions among Limited Partners. Net Cash Flow from Operations and Net Property Disposition Proceeds will be distributed quarterly as set forth in Sections 5.1 and 5.2 hereof, but apportioned on a monthly basis to the holders of Interests in the ratio in which the number of Interests owned by each Limited Partner on the last day of the month bears to the total number of Interests owned by all Limited Partners as of that date.

    5.4 Allocation of Gain, Income and Loss. (a) The allocation of all gain with respect to Dispositions of Partnership properties or other capital transactions shall be made only after Net Cash Flow from Operations, if any, has been distributed, all other appropriate allocations pursuant to this

Section have been made, capital accounts have been adjusted to reflect such distributions and allocations and shall be as follows:

        (i) Prior to Payout

            (A) If Payout has not yet occurred, gain shall be allocated, first, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner, until the amount so allocated to the Limited Partners equals the difference between (x) the amount required to be distributed to the Limited Partners in order to cause Payout to occur and (y) the aggregate outstanding balance of their capital accounts; second, to any Partner in an amount sufficient to increase his negative capital account to zero; and finally, the balance, if any, eighty-eight and 89/100 percent (88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partner.

            (B) Notwithstanding the foregoing, if Payout has not yet occurred and the aggregate outstanding balance of the Limited Partners' capital accounts exceeds the amount which must be distributed to them in order to cause Payout to occur, then gain shall first be allocated to the General Partner in an amount equal to 12 1/2% of such excess, and then, the remaining gain, if any, shall be allocated eighty-eight and 89/100 percent (88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partner.

        (ii) Post Payout

             After Payout, gain shall first be allocated to the General Partner in an amount sufficient to bring the General Partner's capital account balance equal to eleven and 11/100 percent (11.11%) of the aggregate outstanding capital account balances of all the Partners; then, the remaining gain, if any, shall be allocated eighty-eight and 89/100 percent (88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partner.

        (iii) Any gain recognized with respect to Dispositions of Partnership properties, or other capital transactions which for federal income tax purposes is treated as ordinary income, rather than capital gain as a result of previous depreciation deductions, will be allocated insofar as possible under the allocations in paragraphs (i) and (ii) above to those Partners who were allocated the depreciation deductions which resulted in such ordinary income.

      (b) Credits and income or gain from operations or other transactions not covered by subparagraph (a) above and determined without regard to depreciation and/or amortization, will be allocated on an annual basis in proportion to, and to the extent that, Distributions are made to the Partners out of Net Cash Flow from Operations for such Partnership Year (for such purposes, Distributions made on or before January 30 of each year shall be treated as a Distribution made with respect to the Partnership's previous Partnership Year); to the extent that any such income or gain exceeds Distributions in any year, such excess will be allocated ninety-five percent (95%) to the Limited Partners and five percent (5%) to the General Partner.

      (c) Except as provided below, depreciation and amortization shall be allocated among the Partners in the same proportion as the respective balances of their capital accounts as of the beginning of the tax year with respect to which the allocation is being made. However, any Partner admitted to the Partnership after the Initial Closing Date, but on or before the Final Closing Date, shall be considered to have had a capital account balance at the beginning of the tax year equal to the amount of his capital contribution for the purpose of allocating any depreciation or amortization which is allocable to the months subsequent to such Partner's admission to the Partnership. Furthermore, in the year in which Payout occurs, depreciation and amortization allocable to that portion of the year preceding Payout shall be allocated among the Partners in accordance with the capital accounts as provided above, and that portion of the depreciation and amortization allocable to the portion of the year following Payout shall be allocated among the Partners in the same proportion as the respective balances of their capital accounts as of the end of the quarter in which Payout occurred, with all appropriate adjustments through that quarter being taken into account.

      (d) Prior to Payout, losses shall be allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner. Subsequent to Payout, losses shall be allocated eighty-eight and 89/100 percent

(88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partner.

      (e) For purposes of these allocations, income, gain, loss, deduction and credit shall be allocated to each calendar month of the year, regardless of Partnership operations during the months of the year, and shall be apportioned on a monthly basis to the holders of Interests in the ratio in which the number of Interests owned by each Limited Partner on the last day of the month bears to the total number of Interests owned by all the Limited Partners as of that date.

    5.5 Allocation of Certain Nondeductible Expenses. (a) Organizational expenses, offering expenses, and other items which are paid by the Partnership pursuant to Article IV hereof and which are nondeductible and nonamortizable for federal income tax purposes, but not including any sales commissions paid pursuant to Section 4.1 hereof, shall be allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner.

     (b) Costs allocated to the Limited Partners pursuant to the preceding paragraph shall be apportioned among them in the ratio in which the number of Interests owned by each Limited Partner on the Final Closing Date bears to the total number of Interests owned by all Limited Partners as of that date.

    5.6 Taxes Withheld. Any amount of taxes withheld with respect to any Partner's allocable share of any income of the Partnership shall be deemed to be a distribution or payment to such Partner and shall reduce the amounts distributable to such Partner.

                                   ARTICLE VI
                Powers, Rights and Duties of the General Partner

    6.1 Management and Control of the Partnership. The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided under the laws of the State of New York and as otherwise provided by law, and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

    6.2 Rights, Powers and Authority of the General Partner. Subject to any and all limitations expressly set forth in this Agreement, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including, but not limited to, the right, power and authority:

        (i) to expend the capital and revenues of the Partnership in furtherance of the Partnership's business;

       (ii) to employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

      (iii) to acquire Burger King restaurant sites, either in fee simple or by leasehold interest, and thereafter to hold for investment, lease, sell, exchange or otherwise dispose of all Burger King restaurants constructed on such sites, and the land upon which they are situated;

       (iv) to construct, alter, improve, repair, raze, replace or rebuild any Partnership property;

        (v) to do any and all of the foregoing at such price, rental or amount, and upon such terms as the General Partner deems proper;

       (vi) to purchase, at the expense of the Partnership, liability and other insurance deemed necessary to protect the Partnership properties and business;

      (vii) to open and maintain a bank account or accounts on behalf of the Partnership with any bank in the United States having undivided capital and surplus of not less than One Hundred Twenty-Five Million Dollars ($125,000,000), and to designate and change signatories on such account or accounts;

     (viii) to invest such funds as are temporarily not invested in Partnership properties, including the Partnership's working capital, in accordance with the terms of Section 6.3(b) hereof; and

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

       (ix) to execute, acknowledge and deliver any and all agreements, contracts, documents, certificates, deeds, bills of sale and any other instruments necessary or convenient in connection with the business of the Partnership or to effectuate any and all of the foregoing.

    6.3 Partnership's Policies. The General Partner shall use its best efforts to observe the following Partnership policies:

        (a) The Partnership shall seek to acquire (by purchase in fee simple or by leasehold interest) the sites for, and thereafter construct or cause to be constructed thereon, and own, approximately 30 free-standing Burger King "fast food" restaurant buildings, for lease on a net basis to franchisees of Burger King Corporation who will operate such restaurants. Burger King Corporation, as agent for the Partnership, will provide property management services, including collection of rents under Partnership leases, pursuant to the Burger King Property Management Agreement and will supervise the construction of the restaurants and related improvements pursuant to the Development Agreement.

        (b) Until all of the investment capital of the Partnership has been invested in restaurant properties, the General Partner shall, to the extent practicable, temporarily invest such investment capital and the Partnership's working capital and reserves in United States government securities, securities of governmental agencies if covered by a bank repurchase agreement, bankers' acceptances, docu-mented discount notes and certificates of deposit in banks having undivided capital and surplus of not less than One Hundred Twenty-Five Million Dollars ($125,000,000).

        (c) The Partnership shall not manage or operate any restaurants or have any direct interest in the "fast food" restaurant business nor shall it acquire or finance the acquisition of the equipment necessary to operate Burger King restaurants.

        (d) Subject to review and approval by the General Partner and until all of the investment capital of the Partnership has been invested in restaurant properties, as and when Partnership funds become available therefor, the Partnership shall acquire restaurant sites located in the United States in the order that they become available to Burger King Corporation, exclusive of (i) restaurant properties which Burger King Corporation determines to operate itself, (ii) restaurant properties which are to be developed, constructed and owned by Burger King Corporation franchisees on sites proposed to Burger King Corporation by such franchisees, and (iii) restaurant properties which are made available to Burger King Limited Partnership I.

        (e) The Partnership shall endeavor to diversify the restaurant properties it acquires with respect to both geographic location and lessees.

        (f) Leases from the Partnership to franchisees of Burger King Corporation shall be net leases for an initial term of twenty (20) years. Such leases shall have the following basic rental terms; provided, however, the Partnership may enter into renewal leases or leases with successor lessees with different terms if, in the sole discretion of the General Partner, economic circumstances make the original lease terms unsuitable:

           (1) for restaurants constructed on land owned by the Partnership in fee simple, the annual rent will be the greater of:

              a. 14.5% of the Partnership's investment (equal to the cost of land acquisition and construction costs, as estimated at the time the lease is executed, plus capitalized interest) in the applicable property; or

              b. 8.5% of the applicable lessee's annual gross sales from operation of the applicable restaurant property.

           (2) for restaurants constructed on land subleased by the Partnership, the annual rent will be the greater of:

              a. the sum of (x) 14.5% of the Partnership's investment (equal to construction costs, as estimated at the time the lease is executed, plus the ground lease rent payments during the construction period, plus capitalized interest) in the applicable property and (y) 114.5% of the ground rent paid to the owner of the underlying land; or

              b. 8.5% of the applicable lessee's annual gross sales from operation of the applicable restaurant property.

          In the case of restaurants located on leased land, Burger King Corporation will be the prime ground lessee and will sublease, at cost, to the Partnership any such land, for a term of ten (10) years (with certain renewal options) and, in consideration of the contingent liability assumed by Burger King Corporation, as prime ground lessee, the Partnership will pay over to Burger King Corporation as additional ground rent an additional amount equal to 14.5% of the monthly ground rent paid by Burger King Corporation to the landowner.

        (g) All restaurant properties acquired by the Partnership shall be leased to franchisees of Burger King Corporation except as otherwise provided in the Development Agreement or the Sublease between Burger King Corporation and the Partnership pertaining to the applicable restaurant property.

        (h) The General Partner shall not reinvest Net Property Disposition Proceeds except to repair or rebuild in the event of casualty or condemnation.

        (i) The General Partner shall endeavor to sell, as soon after the tenth year following the Final Closing as economic circumstances warrant and in a manner consistent with the Partnership's investment objective of realization of long-term appreciation, consistent with preservation of Partners' capital, all restaurant properties which have not previously been sold to Burger King Corporation, in accordance with the terms set forth in Section 6.7 hereof, or to third parties.

        (j) Within 120 days following the end of each Partnership Year, an estimate will be made by an independent appraiser of the current aggregate market value of the Partnership's portfolio of properties.

    6.4 Services of the General Partner. The General Partner shall devote such time to the affairs of the Partnership as the General Partner, in its sole discretion, shall deem appropriate, consistent with its obligations under this Agreement.

    6.5 Other Business Interests of the General Partner. The General Partner and its Affiliates may have other business interests or engage in other business ventures of any nature or description, whether presently existing or hereafter created, including, but not limited to, the rendering of advice or services of any kind to other investors, the making of other investments, even if competitive with the business of the Partnership, including investments in the commercial real estate business in all of its phases, which shall include, without limitation, the ownership, operation, management, syndication and development of commercial real property, including property competitive with restaurant properties of the Partnership, and including Burger King Limited Partnership I, and neither the Partnership nor any Partner shall have any rights in or to such independent ventures or the income or profits derived therefrom; provided, however, neither the General Partner nor its Affiliates will offer to sell interests in partnerships organized to acquire Burger King restaurant properties until all Interests in the Partnership have been sold or the offering of Interests has terminated.

    6.6 Code Section 754 Election. The General Partner may, in its sole discretion, make (and, if made, may revoke) the election referred to in Section 754 of the Code or any similar provision enacted in lieu thereof and is absolved from any and all liability to all previously admitted or subsequently admitted Partners based on the making or revocation of such election. Each of the Partners will, upon request, supply the information necessary properly to give effect to such election.

    6.7 Purchase Option on Partnership Properties. The Partnership shall enter into a Purchase Option Agreement with Burger King Corporation pursuant to which Burger King Corporation shall have a right of first refusal to match any third party offer to purchase any restaurant property during the first seven years following the Final Closing Date and, thereafter, the right, but not the obligation, to purchase any or all of the Partnership properties (including the restaurant buildings and the underlying land or ground leasehold) from the Partnership during the eighth through the tenth years following the Final Closing Date, at fair market value, determined at that time by independent appraisal.

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    6.8  Reimbursement of the General Partner. Reimbursement to the General
Partner and its Affiliates of expenses shall not be allowed, except:

        (a)  for the expenses described in Section 4.2 hereof; and

        (b) for the actual cost of goods, services and materials used for and by the Partnership and obtained from entities unaffiliated with the General Partner or an Affiliate of the General Partner, including, but not limited to, audit, appraisal, legal and tax preparation fees as well as costs of data processing services.

    6.9 Restrictions on Authority of the General Partner. Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to:

        (a) pay for any services performed by the General Partner or Affiliates of the General Partner, except as otherwise permitted in this Agreement;

        (b) do any act in contravention of this Agreement;

        (c) do any act which would make it impossible to carry on the ordinary business of the Partnership;

        (d) confess a judgment against the Partnership;

        (e) execute or deliver any general assignment for the benefit of the creditors of the Partnership;

        (f) possess Partnership property or assign the right of the Partnership in specific property for other than a Partnership purpose;

        (g) admit a person as a Partner, except as provided in this Agreement;

        (h) invest more than 25% of the Partnership's investment capital in restaurant properties located on land not owned by the Partnership in fee simple;

        (i) mortgage, pledge, encumber or hypothecate the assets of the Partnership to secure the repayment of sums borrowed in connection with the acquisition, construction and ownership of the restaurant properties;

        (j) sell, lease or sublease any property to the Partnership, or purchase, lease or sublease any property from the Partnership;

        (k) issue senior securities of the Partnership;

        (l) make loans to other persons except in connection with the sale of its properties;

        (m) invest in the securities of other issuers for the purposes of exercising control;

        (n) underwrite securities of other issuers;

        (o) engage in the purchase and sale (or turnover) of investments other than Burger King restaurants;

        (p) offer securities in exchange for property;

        (q) repurchase or reacquire its own securities except for the limited partnership interest of the Initial Limited Partner;

        (r) commingle funds of the Partnership with funds of any other limited partnership;

        (s) receive any rebates or give-ups or participate in reciprocal business arrangements prohibited by state law or regulation;

        (t) invest in limited partnership interests of any other limited partnerships;

        (u) make available to the Partnership from the funds of the General Partner financing of any type for the acquisition, construction or ownership of Burger King restaurant properties;

        (v) allow reinvestment of Net Cash Flow from Operations or Net Property Disposition Proceeds; or

        (w) permit Acquisition Fees to exceed, in the aggregate, eighteen percent (18%) of the gross proceeds of the offering of Interests in the Partnership.

    6.10 Net Worth Representation. In addition to its other duties and obligations, the General Partner further agrees as follows:

        (a) At the time the investors are admitted to the Partnership, the General Partner's assets (other than its interest in, or claims against, the Partnership) will have a current fair market value that exceeds its liabilities by an amount equal to ten percent (10%) or more of the Limited Partners' Capital Contributions; and

        (b) At all times subsequent to the admission to the Partnership of the Limited Partners, the General Partner will use its best efforts to maintain a net worth in excess of the total amount that could reasonably be expected to be demanded from it by creditors of the Partnership and any other partnership in which it has the liabilities of a general partner.

                                  ARTICLE VII

               Transferability of the General Partner's Interest

    7.1 Liability of the Terminated General Partner. In the event the General Partner is removed by vote of the Limited Partners pursuant to Section 8.3 hereof, becomes Bankrupt or Incapacitated, the Terminated General Partner shall remain liable for its portion of any obligations and liabilities incurred by the Partnership or by it as General Partner prior to the time of such removal, Bankruptcy or Incapacity but it shall not be liable for any obligation or liability incurred by the Partnership from and after the time of such removal, Bankruptcy or Incapacity.

    7.2 Removal, Bankruptcy or Incapacity of the General Partner. In the event of the removal, Bankruptcy or the Incapacity of the General Partner, the Partnership shall be dissolved, pursuant to the terms of this Agreement, unless the Limited Partners elect a Successor General Partner in accordance with the terms of Section 11.1 hereof.

    7.3 Valuation of the General Partner's Partnership Interest. In the event of the removal, Bankruptcy or Incapacity (except for voluntary dissolution or liquidation of the General Partner) of the General Partner, then, upon the election, if any, by the Limited Partners to continue the business of the Partnership and to appoint a Successor General Partner, the interest in the Partnership of the Terminated General Partner shall be valued at fair market value by independent appraisal and shall be assigned to the Successor General Partner upon payment of the amount of such valuation to the Terminated General Partner or if appropriate to its legal representative. The Terminated General Partner and the Limited Partners shall each select an independent appraiser within 30 days of such election. If such appraisers fail to agree on such fair market value within 60 days, then the two appraisers shall jointly select a third appraiser whose determination shall be final and binding, and if they cannot agree on such selection the then President of the Bar Association of the City of New York shall appoint such third appraiser.

    In the event of the voluntary withdrawal from the Partnership by the General Partner or the voluntary dissolution or liquidation of the General Partner, then, upon the election, if any, by the Limited Partners to continue the business of the Partnership and to appoint a Successor General Partner, the interest in the Partnership of the voluntarily withdrawing, dissolving or liquidating General Partner shall be valued at One Dollar ($1).

                                  ARTICLE VIII

                         Rights of the Limited Partners

    8.1 Limitations on Limited Partners. No Limited Partner shall take part in the management of the business of the Partnership, transact any business for the Partnership, or have the power to sign for or to bind the Partnership to any agreement or document, said powers being vested solely and exclusively in the General Partner; provided, however, the Limited Partners shall have the rights specifically provided for herein.

    8.2 Liability of Limited Partners. So long as the Limited Partners do not exceed the scope of Section 8.1 hereof, no Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond (i) the amount contributed by him to the capital of the Partnership as set forth in Schedule A annexed hereto, (ii) his share of undistributed profits and (iii) except as otherwise set forth below. To the extent required by applicable law, a Limited Partner will be liable to the Partnership and to its creditors for and to the extent of any Distribution made to such Limited Partner if, after such Distribution, the remaining assets of the Partnership are insufficient to pay its then outstanding liabilities, exclusive of liabilities to Limited Partners on account of their contributions and liabilities to the General Partner. Additionally, to the extent that a Distribution to a Limited Partner constitutes a return of all or a portion of such Limited Partner's Capital Contribution, even though such Distribution was rightfully made, such Limited Partner will be liable to the Partnership for any sum, not in excess of such return of capital, together with interest thereon, as may be required by law, necessary to discharge the Partnership's liabilities to creditors who extended credit or whose claims arose prior to such return of capital.

    8.3 Voting Rights of Limited Partners. Whenever the Limited Partners are entitled, pursuant to this Section 8.3, to vote on any particular matter, each Limited Partner shall be entitled to cast as many votes as the number of Interests he holds. For purposes of determining the number of votes which he is entitled to cast, a Limited Partner shall be deemed to be the holder of only those Interests shown on Schedule A, as amended by the last filed Certificate of Limited Partnership.

    Limited Partners shall have the right to vote only upon the following matters and Limited Partners voting a majority in interest may, without the concurrence of the General Partner, cause:

        (a) The removal of the General Partner and the election of a replacement therefor;

        (b) The termination and dissolution of the Partnership;

        (c) The amendment of this Agreement; provided, however, any amendment so adopted by majority in interest of the Limited Partners changing
            (y) the proportionate interest of any Partner's participation in the allocation of profits or losses or Distributions by the Partnership of Net Cash Flow from Operations or Net Property Disposition Proceeds, or (z) the powers, rights and duties of the General Partner, will require the consent of each Partner affected thereby; provided, further, any amendment of this Section 8.3(c) will require the consent of all the Partners;

        (d) The sale of all or substantially all of the assets of the Partnership in a single sale (subject to any contractual obligation of the Partnership then in effect); and

        (e) The disapproval of any sale of all or substantially all of the assets of the Partnership in a single sale.

    The rights of the Limited Partners described in subparagraphs (a), (b), (d) and (e) of this Section 8.3 will be ineffective until such time as (a) either
(i) a court of competent jurisdiction shall have determined in an action for declaratory judgment or similar relief sought on behalf of the Limited Partners, that neither the grant nor the exercise of such provisions will result in the loss of any Limited Partner's limited liability, or (ii) counsel to the Partnership shall have delivered to the Partnership an opinion to the same effect, and (b) either (i) a favorable ruling shall have been received by the Partnership from the Internal Revenue Service that neither the grant nor the exercise of such provisions will adversely affect the classification of the

Partnership as a partnership for federal income tax purposes, or (ii) such counsel shall have delivered to the Partnership an opinion to the same effect.

    8.4 Treatment of the General Partner as a Limited Partner. In the event that the General Partner shall own any Interests, the General Partner shall in all respects be treated as a Limited Partner with respect to such Interests.

                                   ARTICLE IX

                Transferability of a Limited Partner's Interest

    9.1 Restrictions on Transfer or Assignment of Interests. (a) No Limited Partner may sell, assign, transfer, encumber or otherwise dispose of all or any portion of its beneficial interest in the right to receive Distributions and allocations of profit and loss in Interests without giving written notice of the sale, assignment, transfer, encumbrance or disposition to the General Partner. No sale, assignment, transfer, encumbrance or disposition shall be effective against the Partnership or the General Partner until the first day of the calendar quarter next succeeding the quarter in which the General Partner receives the written notice described below and a duly executed written instrument of assignment. Any sale, assignment, transfer, encumbrance or disposition by an assignee of Interests of its beneficial interest in the right to receive Distributions and allocations of profit and loss in Interests shall not be effective against the Partnership or the General Partner until the first day of the calendar quarter next succeeding the quarter in which the General Partner receives the written notice described below and a duly executed written instrument of assignment. If a sale, assignment, transfer, encumbrance or disposition occurs by reason of the death of a Limited Partner or assignee such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this Section 9.1 shall specify the name and residence address of the assignee and the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment, and shall be signed by both the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. The Partnership shall recognize the assignee as the holder of the beneficial interest in the Distributions from the Partnership and the allocation of profits and losses of the Partnership so assigned (but not as a Substituted Limited Partner except pursuant to the provisions of Section 9.2 hereof), provided, such assignment is made in accordance with the provisions of this Article IX.

      (b) No transfer, assignment or other disposition of a beneficial interest in the right to receive Distributions and allocations of profit and loss in any Interest or any fraction thereof may be made (1) if the General Partner or counsel to the Partnership shall be of the opinion that such transfer, assignment or other disposition of such Interest:

        (i) would be in violation of any applicable state securities or "Blue Sky" laws or any investor suitability standards established by the Partnership;

       (ii) would result in the Partnership being classified other than as a partnership for federal income tax purposes; or

      (iii) would result in the termination of the Partnership pursuant to the provisions of Section 708 of the Code; and

    (2) unless all of the following conditions are satisfied: (i) the Interests being assigned by the assignor shall consist of at least five (5) Interests (in the case of an IRA, two (2) Interests or such higher number of Interests as may be required by applicable state law) and if the assignor shall assign less than all of his Interests, such assignor shall retain at least five
(5) Interests (in the case of an IRA, two (2) Interests or such higher number of Interests as may be required by applicable state law); (ii) the assignor and assignee shall execute and acknowledge such other instruments as the General Partner reasonably deems necessary or desirable to effect such assignment including, but not limited to, evidence of the assignee's compliance with suitability standards imposed by the Partnership and applicable "Blue Sky" laws; and (iii) the Partnership shall have received from the assignor or assignee a transfer fee to cover all reasonable expenses of the transfer, including, without limitation, all legal expenses, not to exceed Two Hundred Dollars ($200) per transaction, but such transfer may be waived by the General Partner, in its sole discretion.

    9.2 Substituted Limited Partners. In addition to the restrictions on sales, assignments, transfers, encumbrances and other dispositions of a beneficial interest in the right to receive Distributions and allocations of profit and loss in Interests, as set forth in Section 9.1 hereof, no assignee, transferee, donee, legatee, distributee, or other recipient of a beneficial interest in the right to receive Distributions and allocations of profit and loss in an Interest (collectively referred to for the purposes of this Article IX as the "recipient") shall be admitted to the Partnership as a Substituted Limited Partner unless all of the following conditions are satisfied:

        (a) A duly executed written instrument of assignment setting forth the intention of the Limited Partner seeking to sell, assign, transfer, encumber or otherwise dispose of all or a portion of his Interests (collectively referred to for the purposes of this Article IX as the "assignor") that the recipient shall become a Substituted Limited Partner in his place, which is in form and substance satisfactory to the General Partner, shall have been filed with the General Partner;

        (b) The Interests being acquired by the recipient shall consist of at least five (5) Interests in the case of an IRA, two (2) Interests or such higher number of Interests as may be required by applicable state law) and, if the assignor shall retain any Interests, such assignor shall retain at least five (5) Interests (in the case of an IRA, two (2) Interests or such higher number of Interests as may be required by applicable state law);

        (c) The assignor and recipient shall execute and acknowledge such other instruments as the General Partner reasonably deems necessary or desirable to effect such assignment and admission, including, but not limited to, evidence of the recipient's compliance with suitability standards imposed by the Partnership and any applicable "Blue Sky" laws, the written acceptance and adoption by the recipient of the provisions of this Agreement and his execution, acknowledgement and delivery to the General Partner of a special power of attorney, the form and content of which are more fully described in Article XVI hereof;

        (d) The Partnership shall have received from the assignor or recipient a transfer fee to cover all reasonable expenses of the transfer, including, without limitation, all legal expenses and all expenses related to the amendment of the Certificate of Limited Partnership, not to exceed Two Hundred Dollars ($200) per transaction, but such transfer fee may be waived by the General Partner, in its sole discretion; and

        (e) The General Partner has consented in writing to the recipient becoming a Substituted Limited Partner, which consent the General Partner may grant or withhold in its sole discretion.

    9.3 Recognition of Assignment or Transfer. (a) Any sale, assignment, transfer, encumbrance or other disposition of an Interest in contravention of any of the provisions of this Article IX shall be void and ineffective, shall be of no force and shall not be binding upon or recognized by the Partnership.

        (b) A recipient of a beneficial interest in the Distributions from the Partnership and the allocation of profits and losses pursuant to Section 9.1(a) hereof, who is not admitted as a Substituted Limited Partner, shall have no right to require any information or account of the Partnership's transactions or to inspect the Partnership's books, he shall only be entitled to receive Distributions from the Partnership and the share of income, gain, loss, deduction and credit attributable to the beneficial interest in the Interests acquired by reason of such sale, assignment, transfer, encumbrance or other disposition from the first day of the month following the month in which the written assignment instrument, executed by the assignor and in form and substance reasonably satisfactory to the General Partner, and other documents reasonably deemed necessary or appropriate by the General Partner (as, for example, evidence that the recipient meets the Partnership's investor suitability standards and evidence of compliance with standards imposed by applicable state securities or "Blue Sky" laws) shall have been received by the Partnership.

        (c) Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the assignor of such Interests as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, loss, deduction or credit or for Distributions to the assignor until the first day of the calendar quarter following the calendar quarter in which the Partnership shall have received the written assignment instrument executed by the assignor in form and substance reasonably satisfactory to the General Partner and other documents reasonably deemed necessary or appropriate by the General Partner.

    9.4 Treatment of a Substituted Limited Partner as a Limited Partner. Within a reasonable period of time after the date when the General Partner shall have consented to the substitution of a recipient as a Substituted Limited Partner, and the assignor and recipient shall have satisfied all of the conditions of Section 9.2 hereof, the General Partner shall amend the Certificate of Limited Partnership to admit the recipient as a Substituted Limited Partner. The admission of any person as a Substituted Limited Partner shall become effective upon the first day of the first month following the satisfaction of all of the conditions set forth in Section 9.2 hereof. Any person admitted to the Partnership as a Substituted Limited Partner shall be subject to all of the provisions of this Agreement as if an original party hereto.

    9.5 Withdrawal, Bankruptcy or Incapacity of a Limited Partner. (a) No Limited Partner at any time shall withdraw from the Partnership. However, such restriction shall not prevent the substitution of a Limited Partner in the place and stead of another Limited Partner if the applicable terms and conditions of Section 9.2 hereof are complied with.

        (b) In the event of Bankruptcy or Incapacity of a Limited Partner (the "Withdrawing Limited Partner"), the legal representative of the Withdrawing Limited Partner shall have such power as the Withdrawing Limited Partner possessed to constitute a successor as an assignee of his Interests in the Partnership and to join with such assignee in making application to substitute such assignee as a Limited Partner. Such legal representative shall succeed to the rights of the Withdrawing Limited Partner to receive Distributions from the Partnership and allocations of income, gain, deduction and credit; provided, however, such legal representative shall not have the right to become a Substituted Limited Partner in the place of the Withdrawing Limited Partner unless the conditions of Section 9.2 hereof (other than the requirement that the assignor execute and acknowledge instruments) are first satisfied.

                                   ARTICLE X

                                Indemnification

    10.1 Indemnification of the General Partner. Neither the General Partner nor any officer, director, employee, agent, Affiliate or assignee of the General Partner shall be liable to the Partnership or the Limited Partners for any loss or damage incurred by reason of any act performed or omitted in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute fraud, negligence, misconduct or breach of fiduciary duty of the General Partner. The Partnership, its receiver or its trustee shall indemnify, save harmless and pay all judgments and claims against the General Partner, its officers, directors, employees, agents, Affiliates and assigns from any liability, loss or damage incurred by them or by the Partnership by reason of any act performed or omitted to be performed by them in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, including costs and attorneys' fees (which attorneys' fees may be paid as incurred), and any amounts expended in the settlement of any claims of liability, loss or damage, provided that such course of conduct is not adjudicated by a court of competent jurisdiction to have constituted fraud, negligence or breach of fiduciary duty by the General Partner, and provided, further, that any such indemnification shall be recoverable only from the assets of the Partnership and not from the assets of the Limited Partners or the General Partner.

    The Partnership shall not pay for any insurance covering liability of the General Partner or officers, directors, employees, agents, Affiliates and assigns of the General Partner for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty insurance, as would be customary for any person owning comparable property and engaged in a similar business or from naming the General Partner or any Affiliate of the General Partner or both as additional insured parties on policies obtained for the benefit of the Partnership to the extent that there is no additional cost to the Partnership.

   Nothing contained herein shall constitute a waiver by any Limited Partner of any right which he may have against any party under federal or state securities laws.

    10.2 Limited Indemnification from Violations of the Securities Laws. Notwithstanding the foregoing Section 10.1, neither the General Partner nor any officer, director, employee, agent, Affiliate or assign of the General Partner or of the Partnership shall be indemnified from any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that federal and state securities laws were violated unless (i) the General Partner or other person or entity seeking indemnification is successful in defending such action and such indemnification is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law or (ii) in case of a settlement, both the settlement and the indemnification are so approved.

    10.3 Indemnification of Limited Partners. The Partnership will indemnify, to the extent of Partnership assets, each Limited Partner against any claim of liability asserted against a Limited Partner solely because he is a Limited Partner in the Partnership.

                                   ARTICLE XI

                          Dissolution and Termination

    11.1 Events of Dissolution. The Partnership shall be dissolved and its business wound up upon the earliest to occur of:

        (a) December 31, 1982, if subscriptions for seven thousand five hundred (7,500) Interests have not been accepted on or before the applicable date;

        (b) The date of the sale or other disposition of all or substantially all of the assets of the Partnership, unless the Partnership shall acquire a mortgage on a Partnership property as part of the consideration for such sale, in which case the Partnership shall be dissolved following the sale by it or the termination of its entire interest in such mortgage;

        (c) The date of the removal, Incapacity or Bankruptcy of the General Partner, unless a majority in interest of the Limited Partners elect within ninety (90) days of the date of such removal, Incapacity or Bankruptcy to continue the business of the Partnership and appoint a Successor General Partner pursuant to the provisions of Article VII hereof;

        (d) The date on which Limited Partners holding a majority in interest vote in favor of the dissolution and liquidation of the Partnership pursuant to the provisions of Article VIII hereof; or

        (e) December 31, 2022.

     The dissolution of the Partnership shall not release or relieve any of the parties hereto of their contractual obligations under this Agreement.

    11.2 Payment of Partnership Funds Upon Liquidation. (a) Upon dissolution of the Partnership and the failure to continue the business of the Partnership in accordance with the provisions hereof, the General Partner, or its successor, forthwith shall proceed to sell or otherwise liquidate the assets of the Partnership.

    (b) After payment of all of the debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner or its successor reasonably deems necessary, Distributions in liquidation of the Partnership shall be made to the Partners in the same manner that Net Cash Flow from Operations and Net Property Disposition Proceeds, respectively, are distributed, as provided in Sections 5.1 and 5.2 hereof, as appropriate when consideration is given to the sources of the funds distributed in the liquidation.

    (c) For the purposes of this Section 11.2, Net Cash Flow from Operations shall be distributed and the appropriate adjustments to Partners' capital accounts shall be made prior to the distribution of Net Property Disposition Proceeds.

    (d) No Partner shall be entitled to demand and receive property other than cash in return for his Capital Contribution and each Partner hereby waives all rights to partition of the property of the Partnership.

    11.3 Effectuation of Liquidation. Upon completion of the liquidation of the Partnership, the Partnership shall terminate and the General Partner or its successor shall have the authority to execute and record a certificate of cancellation of the Partnership, as well as any and all documents required to effectuate the dissolution, liquidation and termination of the Partnership.

                                  ARTICLE XII

                                    Notices

    12.1 Notices. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, and shall be deemed to have been given on the earlier to occur of the date of actual delivery and receipt thereof by the addressee or, if mailed, the date when deposited in an official depository of the United States post office, postage prepaid, addressed to the person or persons to whom such notice is to be given as follows (or at such other address as shall be stated in a notice similarly given at least five (5) days prior to the giving of such notice):

        (a) If to Shearson/BK Properties, Inc., such notice shall be given at Two World Trade Center, 105th Floor, New York, New York 10048; and

        (b) If to a Limited Partner, such notice shall be given at the address shown on Schedule A hereto, as amended.

                                  ARTICLE XIII

                       Accounting Reports and Statements

    13.1 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each year.

    13.2 Records of Partnership Transactions. The General Partner shall keep, or cause to be kept, full and accurate records of all transactions of the Partnership.

    13.3 Access to Partnership Records. Limited Partners and their designated representatives shall be permitted access to all records of the Partnership at the principal office of the Partnership during reasonable business hours and shall have the right to make copies thereof. Upon written request, after payment of the reasonable expense of duplication, a Limited Partner shall be provided with a copy of the Certificate or Certificates of Limited Partnership containing the most recent listing of Partners' names, addresses and Capital Contributions.

    13.4 Preparation of Tax Returns; Tax Audits. (a) Within seventy-five (75) days after the end of each fiscal year of the Partnership, the General Partner shall prepare, or cause to be prepared, all federal, state and local partnership returns of income for the Partnership; and, in connection therewith, shall, in its sole discretion, make any available or necessary tax elections. Within such seventy-five (75) day period, the Partnership will furnish to each person who was a Limited Partner at any time during the preceding fiscal year all information required to be set forth in such Partner's individual federal income tax return.

    (b) In the event of an income tax audit of any federal, state or local Partnership tax return, to the extent the Partnership is treated as an entity for purposes of the audit, including administrative settlement and judicial review, the General Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership; and all expenses incurred in connection therewith shall be an expense of the Partnership.

    13.5 Reports on Partnership's Business. Within sixty (60) days after the close of each quarter other than the last quarter of the fiscal year, commencing with the first full quarter after the Initial Closing Date, the General Partner shall furnish to each person who was a Limited Partner at any time during the quarter then ended a report setting forth details with respect to the progress of the Partnership's business and unaudited financial statements and other relevant information regarding the Partnership and its activities during the quarter including a statement of any transactions by the Partnership with the General Partner or its Affiliates and of fees, commissions, compensation, reimbursements and other benefits paid or accrued to the General Partner or its Affiliates for such quarter, showing the amount paid or accrued to each recipient and the services performed, and including a statement setting forth in detail the source of any Distributions paid to the Limited Partners for or during the quarter, including the amount of Distributions made from reserves, from funds generated through operations or the sale or other disposition of Partnership properties or assets.

    13.6 Availability of Reports on Form 10-Q. The Partnership shall also furnish to the Limited Partners, within forty-five (45) days of the end of each quarter, the quarterly report on Form 10- Q filed by the Partnership with the Securities and Exchange Commission (or a quarterly report containing at least as much information as the Form 10-Q).

    13.7 Availability of Annual Reports. Within ninety (90) days after the end of each fiscal year, the General Partner shall furnish to each person who was a Limited Partner at any time during the fiscal year then ended an annual report, which shall include (a) financial statements of the Partnership, including a balance sheet, income statement and a statement of sources and applications of funds, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of a certified or independent public accountant, and, additionally, a cash flow statement which need not be prepared in accordance with generally accepted accounting principles or reported on, (b) a report of the activities of the Partnership during such fiscal year, (c) a statement of any transactions between the Partnership and the General Partner or its Affiliates, (d) a statement of fees, commissions, compensation, reimbursements and other benefits paid or accrued to the General Partner or its Affiliates for the last quarter and for such year showing the amount paid or accrued to each recipient and the services performed, (e) a statement setting forth in detail the source of any Distributions paid to the Limited Partners for or during the last quarter and such fiscal year, including the amount of Distributions made from reserves, from funds generated through operations or from funds derived from the sale or other disposition of Partnership properties or assets, (f) a report of the activities of the Partnership during such fiscal year, and (g) a reconciliation between the annual report and the information furnished to the Limited Partners for their federal income tax returns.

    13.8 Reports of Property Acquisitions. Until the net proceeds from the sale of Interests have been invested in real properties or returned to the Limited Partners pursuant to Section 3.7 hereof, the General Partner shall send to all Limited Partners, at least quarterly, a special report of all property acquisitions within the prior quarter, which report shall describe each property so acquired and the geographic area in which such property is located. This special report shall include an itemization of all monies paid to officers, directors or Affiliates of the General Partner in connection with the purchase, a statement of the actual purchase price, including terms of the purchase, a statement of the total amount of cash expended by the Partnership to acquire each property, and a statement regarding the amount of proceeds in the Partnership which remain unexpended or uncommitted. The unexpended or uncommitted amounts shall be stated in terms of both dollar amount and percentage of the total amount of the net offering proceeds of the Partnership.

    13.9 Annual Appraisal. Within 120 days following the end of each fiscal year of the Partnership, an estimate will be made by an independent appraiser of the current market value of the Partnership's portfolio of properties in the aggregate.

                                  ARTICLE XIV

                      Amendments to Partnership Agreement

    14.1 Amendments to Partnership Agreement. This Agreement may be amended at any time and from time to time in the manner provided in Section 8.3 hereof. Notwithstanding anything to the contrary in Section 8.3, in the event Treasury regulations under the 1982 Act are promulgated or the withholding provisions of the 1982 Act are amended to provide that interest payable to the Partnership is not subject to withholding tax, the General Partner is hereby authorized in its discretion to amend this Agreement without the vote or concurrence of any of the Limited Partners to provide for the making of such distributions and allocations which will, to the extent practicable, treat the amounts withheld with respect to the income allocable to the Taxable Limited Partners (as defined below) as a cash distribution to them and to distribute to the Tax-Exempt Limited Partners (as defined below) an amount equal to the product of the withholding tax rate and their proportionate share of interest income, and in the discretion of the General Partner, to make such other amendments to this Agreement so as to fairly give effect to such regulations or amendment to the 1982 Act. Notwithstanding anything to the contrary in Section 8.3, in the event Treasury regulations under the 1982 Act are promulgated or the withholding provisions of the 1982 Act are amended to provide that while interest payable to the Partnership is subject to withholding tax, an amount equal to the distributive share of such income allocable to the Tax-Exempt Limited Partners (as defined below) is exempt from withholding tax, the General Partner is hereby authorized in its discretion to amend this Agreement, without the concurrence or vote of any of the Limited Partners, to provide for the following allocations and distributions. Each Limited Partner will be treated as having been allocated an amount equal to his allocable share of the entire amount of interest earned by the Partnership including the amount of taxes withheld by the payor of such interest to the Partnership. The tax withheld will be allocated to the capital accounts of the Taxable Limited Partners (as defined below) and will be treated as a distribution to those Partners. In addition, the General Partner, may, in its discretion, make such other amendments to this Agreement so as to fairly give effect to such regulations or amendment to the 1982 Act. "Tax-Exempt Limited Partners" shall mean Limited Partners which are not subject to Federal income tax or which are exempt from the withholding requirements of the 1982 Act. "Taxable Limited Partners" shall mean Limited Partners which are not Tax-Exempt Limited Partners. If amended, the General Partner shall file, or cause to be filed, an amendment of the Certificate of Limited Partnership with the appropriate authorities, in the event that the General Partner determines the filing of such amendment to be necessary or appropriate.

                                   ARTICLE XV

                            Meetings of the Partners

    15.1 Meetings. Meetings of the Limited Partners, for any purpose, may be called by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by Limited Partners holding ten percent (10%) or more of the Interests then outstanding. Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted. Such meeting shall be held at the principal office of the Partnership, or at such other place as may be designated by the General Partner. Notice of any such meeting shall be delivered to all Partners in the manner prescribed in
Article XII within ten (10) days after receipt of such request and no fewer than fifteen (15) days nor more than sixty (60) days before the date of such meeting. The notice shall state the place, date, hour and purpose or purposes of the meeting. At each meeting of the Limited Partners, the Limited Partners present or represented by proxy shall adopt such rules for the conduct of such meeting as they shall deem appropriate. A list of the names and addresses of all Limited Partners (and the number of Interests held by each Limited Partner) shall be maintained as part of the books and records of the Partnership.

    15.2 Proxy. Each Limited Partner may authorize any person or persons to act for him by proxy in all matters in which a Limited Partner is entitled to participate. Every proxy must be signed by the Limited Partner or his attorney-in-fact (other than the General Partner). No proxy shall be valid after the expiration of six (6) months from the date thereof. Every proxy shall be revocable by the Limited Partner executing it.

                                  ARTICLE XVI

                           Special Power of Attorney

    16.1 Special Power of Attorney. Each Limited Partner, by his execution hereof, hereby irrevocably makes, constitutes and appoints the General Partner, with full power of substitution, his true and lawful attorney-in-fact, for him and in his name, place and stead and for his use and benefit, to make, execute, sign, acknowledge, swear to, deliver, record and file any document or instrument which may be considered necessary or desirable by the General Partner to carry out fully the provisions of this Agreement including, without limitation, the following.

        (a) Any amendment to this Agreement or the Certificate of Limited Partnership (including any certificate or other instrument necessary to evidence the amendment or modification of this Agreement), any separate certificate of limited partnership or amendment thereof, any certificate of doing business under an assumed name, and any other certificate, instrument or document which may be required to be filed, or which the General Partner, in its sole discretion, deems advisable to file, under the laws of any state or the regulations of any governmental agency, as well as any amendments to the foregoing; and

        (b) Any certificate or other instrument which may be required or appropriate to effect the continuation of the Partnership, to approve the choice of and to admit any additional or Substituted Limited Partner, to dissolve and liquidate the Partnership, to reflect the return to the Limited Partners of all or part of their respective Capital Contributions or to effect any reduction in the Partnership's capital by reason of Distributions to the Partners.

    16.2 Scope of Power of Attorney. The foregoing special power of attorney granted by each Limited Partner shall be one which:

        (a) is a special power of attorney coupled with an interest, is irrevocable and shall survive the Bankruptcy or Incapacity of the granting Limited Partner;

        (b) may be exercised by the General Partner or by any officer or director thereof, acting alone, for each Limited Partner, by a facsimile signature or by executing any instrument with a single signature as attorney-in-fact for all Limited Partners; and

        (c) shall survive the delivery of any transfer or assignment by a Limited Partner, as permitted pursuant to this Agreement, of the whole or any portion of his Interests, except that where the assignee or transferee of the Interests has been approved by the General Partner for admission to the Partnership as a Substituted Limited Partner, this special power of attorney shall survive the delivery of such assignment or transfer for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution.

      In the event of the designation of a Successor General Partner, each Limited Partner hereby irrevocably makes, constitutes, and appoints the Successor General Partner his true and lawful attorney-in-fact with full powers as set forth in Section 16.1 hereof and this Section 16.2.

                                  ARTICLE XVII

                                 Miscellaneous

    17.1 Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

    17.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    17.3 Counterpart Signature. This Agreement may be executed in several counterparts, all of which so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

    17.4 Separability of Provisions. In the event that any sentence, paragraph, provision, section or article of this Agreement is declared by a court of competent jurisdiction to be void, such sentence, paragraph, provision, section or article shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

    17.5 Headings. Titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions shall not be construed to define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

    17.6 Gender and Number. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

    17.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

    17.8 Section 48(q)(4) Election. Limited Partners which are corporations hereby authorize the General Partner in its discretion to elect on their behalf under Section 48(q)(4) of the Code, and to execute, acknowledge and file on their behalf all such documents as may be necessary or desirable in that connection.

    17.9 Acquisition Schedule; Suitability Reports. (a) Within thirty (30) days after completion of the last acquisition of properties by the Partnership, the General Partner shall forward to the Commissioner of Corporations of the State of California a schedule, verified under penalty of perjury, reflecting (i) each acquisition made; (ii) the purchase price paid; (iii) the aggregate of all Acquisition Fees paid on each transaction; and (iv) a computation showing compliance with Rule 260.140.113.3 of the Department of Corporations of the State of California. (b) The General Partner shall maintain records confirming that Limited Partners resident in the State of California have either (i) a net worth (exclusive of home, home furnishings and personal automobiles) of at least $75,000 and an annual gross income (without regard to investment in the Partnership) during the current tax year of at least $75,000 or (ii) a net worth (as computed above) of not less than $300,000.

    In Witness Whereof, the parties hereto have executed this Agreement of Limited Partnership as of the day and year first above written.


                                  General Partner:
                                  Shearson/BK Properties, Inc.

                                  By  /s/ A. George Kallop
                                          A. George Kallop,
                                          President


                                  Initial Limited Partner

                                  By  /s/ William M. Kahn
                                          William M. Kahn

                                   SCHEDULE A

                                                         Capital
    General Partner:                                   Contribution

    Shearson/BK Properties, Inc.......................... $1,000
	Two World Trade Center
	105th Floor
	New York, New York  10048

    Initial Limited Partner:
    William M. Kahn...................................... $1,000
	345 East 57th Street
	New York, New York 10022

                                   APPENDIX B

            Properties Acquired by Burger King Limited Partnership I

              Burger King Limited Partnership II Will Not Have Any
                      Interest in the Following Properties


                                                              Site Improvements
                        Seating    Acquisition    Annual      and Construction
Locations               Capacity     Cost (1)   Rentals (2)     Costs (3)(4)

Decatur, Alabama.......     86        $135,000       N/A           $290,000(5)
Tuscon, Arizona........     60           N/A      $19,000 1/5      $247,297(4)
                                                  $24,960 6/10

Springdale, Arkansas...     60        $183,000       N/A           $276,000
Sunnyvale, California..     86           N/A      $37,785 1/5      $329,000
                                                  $47,231 6/10

Danbury, Connecticut...     86        $295,000       N/A           $370,000
Lakeland, Florida......     86        $237,500       N/A           $583,989

Mission, Kansas........     60        $160,000       N/A           $206,000
Wichita, Kansas........     60        $186,500       N/A           $427,077(4)
Falmouth, Massachusetts.    86        $155,000       N/A           $527,191(4)
Greenbelt, Maryland.....    86           N/A      $27,000 1/5      $337,624(4)
                                                  $32,400 6/10

Framingham, Massachusetts   86           N/A      $25,190 1/5      $327,000
                                                  $30,228 6/10

Salem, Massachusetts....    86        $215,000       N/A           $396,000
Pearl, Mississippi......    60        $175,000       N/A           $259,000
Grand Island, Nebraska..    60        $120,000       N/A           $246,000(5)
Carlsbad, New Mexico....    60        $165,000       N/A           $253,000(5)
Guilderland, New York...    86        $300,000       N/A           $357,000(5)
Statesville, North Carolina 86        $200,000       N/A           $268,000(5)
Washington, North Carolina  60        $ 87,500       N/A           $318,500
Fairfield, Ohio.........    60        $150,000       N/A           $293,000(5)
Greenville, South Carolina  60        $118,086       N/A           $255,000
Big Spring, Texas.......    60        $ 50,000       N/A           $294,000
Madison Heights, Virginia   60        $175,000       N/A           $273,000
Pasco, Washington.......    60        $181,788       N/A           $289,000
West Allis, Wisconsin...    86        $250,000       N/A           $365,000
Mount Pleasant, Wisconsin   60        $160,000       N/A           $290,000

   (1) Applies only to sites purchased by Burger King Limited Partnership I.

   (2) Applies only to sites subleased by Burger King Limited Partnership I. Figures appearing after the dollar amounts indicate the years in which such annual rentals are applicable. For example, "$33,0001/5" means "$33,000 in each of years one to five of the sublease term".

   (3) Applies to all sites purchased or subleased by Burger King Limited Partnership I.

   (4) Estimated.

   (5) Estimated Final Costs